UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
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ESCO TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

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ESCO Technologies Inc. 9900A Clayton Road St. Louis, MO 63124 Vic Richey Chairman, Chief Executive Officer and President

December 14, 2022

Dear Fellow Shareholders,

I am pleased to invite you to attend our 2023 Annual Meeting of Shareholders of ESCO Technologies Inc., to be held on Friday, February 3, 2023 at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, California 91361, at 8:00 a.m. Pacific Time.

The accompanying Notice of Annual Meeting and Proxy Statement describe the items of business that will be discussed and voted on at the Meeting. We value your input and encourage you to review this material as well as our Annual Report for fiscal 2022 and to vote your shares of common stock. You have a choice of voting online, by telephone, by returning the enclosed proxy card by mail, or at the Meeting.

Fiscal 2022 was a remarkable year for ESCO as we successfully navigated a challenging economic environment to deliver 30 percent growth in net earnings and record revenue, orders, and year-end backlog. Our team of dedicated employees worked diligently throughout the year to manage persistent supply chain disruptions, inflationary pressures, and labor shortages. Through teamwork and persistence, we found ways to support our customers and deliver record operation results.

The hard work we have done during this challenging time has us well-positioned to drive profitable growth moving forward, and we are excited about the opportunities ahead as we strive to deliver innovative solutions to the industries we serve. We appreciate your investment in ESCO and remain committed to effectively managing the company to deliver long-term shareholder value.

On behalf of the Board of Directors and all of us at ESCO, thank you for your ongoing support.

Sincerely,

Vic Richey

Chairman, Chief Executive Officer and President

Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Notice of Annual Meeting of Shareholders

St. Louis, Missouri

December 14, 2022

To the Shareholders of ESCO Technologies Inc.:

The 2023 Annual Meeting of the shareholders of ESCO Technologies Inc. will be held on Friday, February 3, 2023 at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, California 91361, beginning at 8:00 a.m. Pacific Time, for the following purposes:

1.	To elect Patrick M. Dewar, Vinod M. Khilnani and Robert J. Phillippy as directors of the Company to serve for three-year terms expiring in 2026;

2.	To approve an extension and certain amendments of the Company’s 2018 Omnibus Incentive Plan;

3.	Say on Pay – An advisory vote to approve the compensation of the Company’s executive officers;

4.	Say on Pay Frequency – An advisory vote on the frequency of the advisory votes on executive compensation; and

5.	To ratify the appointment of the Company’s independent registered public accounting firm for the 2023 fiscal year.

Your Board of Directors recommends that you vote:
●	FOR all three nominees for director,
●	FOR Proposals 2, 3 and 5, and
●	On Proposal 4, to hold the advisory vote on executive compensation every 1 YEAR.

Shareholders of record at the close of business on November 28, 2022 are entitled to vote at the Meeting.

Information about each of the above Proposals, as well as instructions for voting and additional relevant information concerning the Company, are set forth in the accompanying Proxy Statement and in the “Important Notice Regarding the Availability of Proxy Materials” sent to all shareholders entitled to vote at the Meeting beginning on or about December 14, 2022.

By Order Of The Board Of Directors,

David M. Schatz

Senior Vice President, General Counsel and Secretary

This Notice, the Proxy Statement attached to this Notice and our Annual Report to Shareholders for the fiscal year ended September 30, 2022 are available electronically at www.envisionreports.com/ESE and on our website at www.escotechnologies.com.

Even if you plan to attend the Meeting in person, PLEASE VOTE:

●	Electronically via the Internet at www.investorvote.com/ESE; or
●	By telephone within the United States, U.S. territories or Canada at 1 800 652 VOTE (8683); or
●	If you requested paper or e-mail copies of the proxy materials, please complete, sign, date and return the proxy card.

Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Proxy Statement Table of Contents

1	Proxy Statement Summary
1	Meeting Information
2	Nominees for Director
2	Director Diversity and Tenure
2	Company Overview and Business Highlights
3	Governance Highlights
4	Executive Compensation Highlights

5	Voting
5	How to Vote
5	Required Vote

7	Proposal 1: Election of Directors
7	Nominees for Terms Ending in 2026
9	Directors Continuing in Office
11	Board of Directors
12	Diversity and Tenure
13	Committees
16	Corporate Governance Information
18	Director Compensation

21	Proposal 2: Extension and Amendments of the Company’s 2018 Omnibus Incentive Plan
21	Description of Proposed Extension and Amendments
22	Summary of the Omnibus Plan
29	Other Equity Compensation Plan Information

30	Proposal 3: Say on Pay – Advisory Vote to Approve Executive Compensation
30	Summary of Executive Compensation Program
31	Compensation Committee Report
31	Compensation Discussion and Analysis
44	2022 Summary Compensation Table
46	2022 Grants of Plan-Based Awards
47	Outstanding Equity Awards at Fiscal 2022 Year-End
48	2022 Option Exercises and Stock Vested
49	Pension Benefits Through 2022
49	Employment Agreements
50	Potential Payments Upon Termination or Change in Control
54	Pay Ratio Disclosure
55	Proposal 4: Say on Pay Frequency – Advisory Vote on Frequency of Advisory Votes on Executive Compensation

56	Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm
56	Pre-Approval of Audit and Permitted Non-Audit Services
56	Auditor Fees and Services
57	Change in Independent Registered Public Accounting Firm for 2022
58	Audit and Finance Committee Report

59	Other Information
59	Securities Ownership of Directors and Executive Officers
59	Securities Ownership of Certain Beneficial Owners
60	Shareholder Proposals
61	Forward-Looking Statements

62	Appendix A
62	2018 Omnibus Incentive Plan, Marked to Show Amendments Proposed for Shareholder Approval

75	Appendix B
75	Participants in the 2020 Mercer Benchmark Database/Total Remuneration Survey

Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Proxy Statement Summary

This Proxy Statement relates to the 2023 Annual Meeting of the shareholders of ESCO Technologies Inc., sometimes referred to herein as the Company, we, our or us. Our stock is listed on the New York Stock Exchange (NYSE), where our ticker symbol is “ESE”.

This Proxy Statement is provided pursuant to the rules of the Securities and Exchange Commission (SEC) in connection with our Management’s solicitation of votes for the Meeting.

This Summary highlights certain information relating to the Meeting and the items to be voted on at the Meeting. For additional information, including important business, compensation and corporate governance matters, please refer to the following sections of this Proxy Statement and to our 2022 Annual Report on Form 10-K. Unless otherwise noted, all references to 2022 in this Proxy Statement refer to our fiscal year ended September 30, 2022.

MEETING INFORMATION

Date and Time	Location	Record Date	Voting
Friday, February 3, 2023, at 8:00 a.m. Pacific Time	Westlake Village Inn 31943 Agoura Road Westlake Village, California 91361	Close of business on November 28, 2022	Shareholders of record as of the record date are entitled to vote. Each share of common stock is entitled to one vote on each of the director nominees and one vote on all other matters to be considered at the Meeting.

How to Vote:

Via the Internet	By Telephone	By Mail	At the Meeting

www.investorvote.com/ESE	1-800-652-VOTE (8563) in the U.S. or Canada	Follow the instructions on the proxy card	Attend the Meeting in person and vote by ballot

PROPOSALS AND BOARD RECOMMENDATIONS

Proposal	See Page	Required Vote (See “Voting” On Page 5)	Board’s Voting Recommendation
1. Election of Directors	7	To be elected, a nominee must receive a majority of the votes cast	FOR each director nominee
2. Extension and Amendments of the Company’s 2018 Omnibus Incentive Plan	21	To be approved, this proposal must receive a majority of the votes cast	FOR
3. Say on Pay – Advisory Vote to Approve Executive Compensation	30	To be approved, this proposal must receive a majority of the votes cast	FOR
4. Say on Pay Frequency – Advisory Vote on Frequency of Advisory Votes on Executive Compensation	55	The frequency which receives the most votes in favor will be considered approved	1 YEAR
5. Ratification of Appointment of Independent Registered Public Accounting Firm	56	To be approved, this proposal must receive a majority of the votes cast	FOR

1	Proxy Statement Summary	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Management is not aware of any other matters that will be presented at the Meeting. However, if any other proposal is properly presented for a vote at the Meeting, other than the election of directors and the other proposals described in this Proxy Statement, the proxy holders will vote on it in their own discretion.

NOMINEES FOR DIRECTOR

The following table provides summary information about our director nominees:

Nominee	Primary Occupation	Independent	Board Committees	Key Attributes/Qualifications
Patrick M. Dewar	Chief Executive of The Trenton Group, LLC	Yes	Audit, Compensation	Extensive strategic and operational experience in the aerospace & defense markets
Vinod M. Khilnani	Retired former Chairman & CEO of CTS Corporation	Yes	Audit, Compensation (Chair)	Management experience and business knowledge of operational, financial & corporate governance issues, plus extensive international experience with global operations
Robert J. Phillippy	Executive consultant to technology companies	Yes	Audit (Chair), Governance	Extensive experience in mergers & acquisitions, new product innovation & international business development

DIRECTOR DIVERSITY AND TENURE

Diversity is one of the factors that our Governance Committee considers in identifying the pool of director search candidates. The Board appreciates the benefits diversity brings and strives to assemble a Board with not only a variety of business and professional backgrounds, but also diversity in areas such as race, ethnicity and gender.

COMPANY OVERVIEW AND BUSINESS HIGHLIGHTS

We are:

●	A global provider of highly engineered filtration and fluid control products and integrated propulsion systems for the aviation, navy, space and process markets worldwide, as well as composite-based products and solutions for navy, defense and industrial customers;

2	Proxy Statement Summary	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

●	An industry leader in radio frequency shielding and electromagnetic compatibility test products; and

●	A provider of diagnostic instruments, software and services for the benefit of industrial power users and the electric utility and renewable energy industries.

●	We conduct our business through a number of wholly-owned direct and indirect subsidiaries. Our business is focused on generating predictable and profitable long-term growth through continued innovation and expansion of our product offerings across each of our business segments. Our corporate strategy is centered on a multi-segment approach designed to enhance the strength and sustainability of sales and earnings growth by providing lower risk through diversification.

In fiscal 2022 we achieved record-breaking financial results despite the overall challenging economic environment. Our broad order strength drove organic growth across our three business segments. Our teams worked diligently throughout the year to offset inflation, supply chain issues, and labor shortages to deliver meaningfully profitable growth. With a solid balance sheet and substantial liquidity, we continue to be well-positioned to fund investments to drive growth and shareholder value creation.

The following are only selected measures of Company performance. For complete financial information, please see the audited financial statements included in our 2022 Annual Report to Shareholders.

Net Sales	Net Earnings	Diluted Earnings Per Share
$858M	$82.3M	$3.16
Record Sales +20% over prior year	Record Earnings +30% over prior year	+31% over prior year

Entered Orders	Net Cash Provided by Operating Activities	Leverage Ratio
$961M	$135M	0.78X
Record Orders & Ending Backlog +21% over prior year	Free Cash Flow Conversion of 108%	$589M of liquidity at year end

GOVERNANCE HIGHLIGHTS

All directors other than the CEO are independent

Competitive share ownership guidelines for directors and executive officers

All committee chairs are independent

Executive compensation driven by pay for performance

Each director attended at least 75% of Board and committee meetings

Annual shareholder vote on executive compensation

Independent directors hold executive sessions during each Board meeting

Executive officers and directors may not hedge or pledge company shares
Board conducts self-assessments annually

Independent directors review CEO performance annually

The full Board exercises oversight responsibility for material risks, and delegates oversight of other risks to the appropriate committees

Average tenure of independent directors is 9 years

Three of our eight directors are diverse in gender and/or ethnicity

Median age of independent directors is 63 years

Robust clawback policy for executive compensation plans

3	Proxy Statement Summary	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

EXECUTIVE COMPENSATION HIGHLIGHTS

Our compensation objective is to develop and maintain an industry-competitive compensation program that attracts, retains, motivates and rewards our executive officers and other senior officers and key executives. The compensation program is designed to emphasize performance-based compensation in alignment with our business strategy.

Our compensation programs are designed to maximize shareholder value by allocating a significant portion of executive compensation to performance-based pay that is dependent on the achievement of our performance goals. Our annual cash incentive program and equity-based Performance Share Unit awards (PSUs) utilize a variety of key strategic and financial performance metrics and are designed to reward positive financial performance and limit unnecessary risk taking. Stock ownership guidelines align the interests of executives and shareholders by ensuring that executives bear the economic risk of share ownership.

For 2022, our Human Resources and Compensation Committee continued the use of historic performance metrics, “Adjusted EPS” and “Cash Flow,” to determine cash incentive plan compensation earned during fiscal 2022 and thereby incent the participants and align cash incentive compensation with business objectives. These metrics are non-GAAP measures; for a detailed description and a reconciliation to the nearest GAAP measures, see 2022 Cash Incentive Metrics in the Compensation Discussion and Analysis section.

Below are the 2021 and 2022 performance results of these metrics:

In 2022, we added PSUs to our long-term equity incentive (LTI) program in addition to the Restricted Share Units (RSUs) which were added to the program in 2021. If earned by achievement of the performance targets, PSUs are distributed in shares after a three-year performance period.

The following tables summarize the 2022 pay mix for the CEO and the other named executive officers, with 77% of the CEO’s target direct compensation at risk and 59% of the average of the other named executive officers’ target direct compensation at risk. Target direct compensation is defined as the sum of the executive officer’s base salary, annual cash incentive award, and annual long term incentive awards, in each case calculated at the target level approved by the Committee.

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Voting

Whether or not you expect to be present in person at the Meeting, please vote in advance using one of the voting methods described in the Important Notice Regarding the Availability of Proxy Materials sent to the shareholders on or about December 14, 2022, which contained instructions on how to access the proxy materials and vote electronically via the Internet, by telephone, by mail, or in person. That Notice also contained instructions on how to request a paper or e-mail copy of the proxy materials, including the Company’s 2022 Annual Report to Shareholders, this Proxy Statement, and a proxy card. The 2022 Annual Report to Shareholders and this Proxy Statement are also available for review on the Company’s website, www.escotechnologies.com.

●	You may vote on each proposal, by proxy or by voting in person or via the Internet or by telephone, in which case your shares will be voted in accordance with your choices.

●	You may abstain from voting on any one or more proposals, or withhold authority to vote for any one or more directors, which will have the effect described under Required Vote below.

●	You may return a properly executed proxy form without indicating your preferences, in which case the proxies will vote the shares according to the Board’s recommendations.

You will have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company, or by duly executing and delivering a proxy bearing a later date, or by attending the Meeting and casting a contrary vote in person.

HOW TO VOTE

Via the Internet	By Telephone	By Mail	At the Meeting

www.investorvote.com/ESE	1-800-652-VOTE (8563) in the U.S. or Canada	Follow the instructions on the proxy card	Attend the Meeting in person and vote by ballot

REQUIRED VOTE

At the Meeting, shareholders will be entitled to cast one vote for each share held by them of record on the record date. There is no cumulative voting with respect to the election of directors. The Company has no non-voting shares.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the matter in question will be required to elect directors, to approve each of the individual proposals described in this Proxy Statement (other than the advisory vote on the frequency of Say-on-Pay votes, with respect to which a plurality will be considered to represent the recommendation of the shareholders), and to act on any other matters properly brought before the Meeting.

The Company’s Corporate Governance Guidelines provide that an incumbent director who fails to obtain a majority vote must promptly offer his or her resignation to the Chairman, and the remaining directors shall meet to consider whether it is in the best interests of the Company to accept the resignation or to permit the incumbent to remain on the Board for such period of time as the Board may determine or until a successor is elected and qualified.

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Shares represented by proxies which are marked “Withhold” authority to vote for the election of one or more of the nominees for election as directors, marked “Abstain” on any one or more of the other individual proposals described in this Proxy Statement, or marked to deny discretionary authority on any other matters brought before the Meeting will be counted for the purpose of determining the number of shares represented by proxy at the Meeting; but other than with respect to the advisory vote on the frequency of Say-on-Pay votes, proxies so marked will have the same effect as if the shares were voted against such nominee or nominees, such proposals, or such other matters.

Under the Rules of the NYSE, the proposal to approve the appointment of independent registered public accountants is considered a “discretionary” item, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting. In contrast, the election of directors and the other items on the Meeting agenda are “non-discretionary” items, which means that brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will, if the underlying shares are otherwise represented at the Meeting, be considered to be present for purposes of determining a quorum, but will be treated as not entitled to vote on such non-discretionary or matters; they will therefore not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the votes for directors or the other matters to be considered at the Meeting.

If your shares are held by a broker, it is important that you provide voting instructions to your broker so that your votes will be counted.

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Proposal 1: Election of Directors

The Board of Directors recommends a vote FOR all nominees.

The Board is divided into three classes, with the terms of office of each class ending in successive years. The terms of directors Patrick M. Dewar, Vinod M. Khilnani and Robert J. Phillippy will expire at the Meeting, and the Board has nominated each of them to serve for an additional three-year term expiring at the 2026 Annual Meeting.

If elected, the nominees would serve until the expiration of their terms and until their successors have been elected and qualified. Proxies cannot be voted for more than three nominees. Should any one or more of the nominees become unable or unwilling to serve (which is not expected), the proxies unless marked to the contrary will be voted for such other person or persons as the Board may recommend.

NOMINEES FOR TERMS ENDING IN 2026

» Age: 62 » Director since 2017 » Board Committees: Audit, Compensation » Qualifies as an audit committee financial expert under SEC rules

Patrick M. Dewar

Mr. Dewar’s extensive strategic and operational experience in the aerospace and defense markets makes him well-qualified to assist in guiding Company strategy at the highest levels.

Principal Occupation and Business Experience

2016–present: Chief Executive of The Trenton Group, LLC (investment and strategy consulting firm focused on security, aerospace and defense technology companies)
2013–2016: Executive Vice President of Lockheed Martin International and Chairman of Lockheed Martin Global, Inc.

2010–2013: Senior Vice President, Strategy and Business Development for Lockheed Martin Corporation

Prior to 2010: Held various positions with Lockheed Martin and GE Aerospace

Other Public Company Directorships Within Past Five Years

2018–present: Butler America Aerospace, LLC, a subsidiary of HCL Technologies Ltd. (provider of engineering, design IT and support services primarily to US aerospace and defense markets)

Other Experience and Education

M.S. in Electrical Engineering, Drexel University; B.S. in Engineering, Swarthmore College. Member of the Council on Foreign Relations; senior adviser to numerous investment firms on aerospace and defense matters

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» Age: 70 » Director since 2014 » Board committees: Audit, Compensation (Chair) » Qualifies as an audit committee financial expert under SEC rules

Vinod M. Khilnani

As a former public company executive, Mr. Khilnani brings to the Board of Directors a wealth of management experience and business knowledge regarding operational, financial and corporate governance issues, as well as extensive international experience with global operations.

Principal Occupation and Business Experience

2013: Executive Chairman of the Board of Directors of CTS Corporation (designer, manufacturer and seller of electronic components and sensors)

2009–2013: Chairman and Chief Executive Officer of CTS

2007–2009: President and Chief Executive Officer of CTS
2001–2007: Senior VP and CFO of CTS

Other Public Company Directorships Within Past Five Years

2009–present: Materion Corporation (manufacturer of highly engineered advanced materials, performance alloys and composites, and precision coatings for global markets)

2013–present: 1st Source Corporation (bank holding company)

2014–2021: Gibraltar Industries (manufacturer and distributor of products for the building markets)

Other Experience and Education

M.B.A. from the University of New York at Albany; B.A. in Business Administration from Delhi University

» Age: 62 » Director since 2014 » Board Committees: Audit (Chair), Governance » Qualifies as an audit committee financial expert under SEC rules

Robert J. Phillippy

Along with his experience as chief executive officer of a publicly held technology company, Mr. Phillippy brings to the Board of Directors extensive experience in mergers and acquisitions as well as in new product innovation and international business development.

Principal Occupation and Business Experience

2016–present: Executive consultant to technology companies on a range of strategic, operational and organizational issues

2007–2016: President, Chief Executive Officer and a director of Newport Corporation (developer, manufacturer and supplier of lasers, optics and photonics technologies, products and systems for scientific research, microelectronics, defense and security, life and health sciences and industrial markets worldwide)

2004–2007: President and Chief Operating Officer of Newport Corporation
1996–2004: Held various executive management positions with Newport Corporation

1984–1996: Held various sales and marketing management positions at Square D Company (now Schneider Electric) (electrical equipment manufacturer)

Other Public Company Directorships Within Past Five Years

2018–present: Materion Corporation (manufacturer of highly engineered advanced materials, performance alloys and composites, and precision coatings for global markets)
2018–present: Kimball Electronics (manufacturing solutions provider of durable electronics and other products for a variety of industries globally)

2016–2018: MKS Instruments (provider of technology solutions for semiconductor manufacturing, advanced electronics and specialty industrial applications

Other Experience and Education

M.B.A. from Northwestern University’s Kellogg School of Management; B.S. in Electrical Engineering from the University of Texas at Austin

8	Proposal 1	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

DIRECTORS CONTINUING IN OFFICE

» Age: 63 » Director since 2022 » Term expires 2025 » Board Committees: Governance

Janice L. Hess

Ms. Hess’s four decades of operational, financial and leadership experience, commitment to continuous improvement, and demonstrated performance in growing traditional, adjacent and emerging markets similar to those served by the Company, make her well-qualified to assist the Board in guiding Company strategy at the highest levels.

Principal Occupation and Business Experience

2014–2022: President, Engineered Systems Segment of Teledyne Technologies Incorporated (diversified multinational company providing enabling technologies for industrial growth markets requiring advanced technology and high reliability; the Engineered Systems Segment provides innovative systems engineering and integration and advanced technology development, and is a U.S. Government contractor serving defense, space, energy and maritime markets)

2000–2014: Held a number of other positions with Teledyne, including Executive Vice President and Chief Financial Officer of Engineered Systems

1984–2000: Held positions of increasing responsibility with Intergraph Corporation (now Hexagon AB), including Vice President, Finance and Administration and Chief Financial Officer, Computer Systems

Other Experience and Education

B.S.B.A. from Auburn University; staff accountant with PricewaterhouseCoopers LLP from 1981 to 1983; former Certified Public Accountant

» Age: 74 » Director since 2014 » Term expires 2025 » Board Committees: Governance (Chair)

Leon J. Olivier

Mr. Olivier’s broad utilities industry experience in all aspects of strategy and operations, including conventional and nuclear generation, renewable energy development (hydro, wind and solar), electric and gas transmission, distribution and development, and Smart Grid strategy and design, and including his extensive experience in senior leadership and management roles, makes him well qualified to serve on the Board of Directors and to assist in guiding strategy at the highest levels.

Principal Occupation and Business Experience

2014–2020: Executive Vice President, Enterprise Energy Strategy and Business Development, of Eversource Energy (formerly Northeast Utilities) (public utility holding company engaged in generation, transmission and distribution of electricity and distribution of natural gas to customers in Connecticut, Massachusetts and New Hampshire)
2007–2014: Executive Vice President and Chief Operating Officer of Eversource Energy

Other Experience and Education

M.B.A. from Northeastern University; served in the U.S. Navy submarine service; former director of Essex Financial Services, Essex, CT

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» Age: 65 » Director since 2002 » Term expires 2024 » Board Committees: Executive

Victor L. Richey

Mr. Richey’s current position as Chairman and Chief Executive Officer as well as his previous positions of ever-increasing responsibilities with the Company during his many years of service make him uniquely qualified to provide the Board of Directors with valuable insights and perspectives concerning all areas of the Company’s business.

Principal Occupation and Business Experience

2003–Present: Chairman, President (since 2006) and Chief Executive Officer of the Company

1990–2003: Held various positions of increasing responsibility with the Company, including Vice President of Sales and Marketing for a former division, Vice President of Administration, Vice President responsible for Communications and Test segments, and Chief Operating Officer

1986–1990: Held a variety of positions with Emerson Electric Co. (international technology and engineering company) in its Electronics and Space Division (predecessor to the Company)

Other Public Company Directorships Within Past Five Years

2010–present: Nordson Corporation (leading manufacturer of precision dispensing equipment for applying industrial liquid and powder coatings, adhesives and sealants to consumer and industrial products during manufacturing operations)

Other Experience and Education

B.A. from Western Kentucky University; M.B.A. from Washington University in St. Louis; served in U.S. Army as a Military Intelligence Officer

» Age: 79 » Director since 1999 » Term expires 2024 » Board Committees: Executive, Audit, Compensation » Lead Director of the Company » Qualifies as an audit committee financial expert under SEC rules

James M. Stolze

Mr. Stolze’s experience in the accounting profession as well as in corporate finance and treasury matters and domestic and foreign manufacturing enables him to provide valuable advice and direction to the Company, and as Lead Director he adds significant value to the Company’s goals of maintaining a strong balance sheet and accurately and transparently fulfilling its financial reporting obligations.

Principal Occupation and Business Experience

2004–2009: Vice President and Chief Financial Officer of Stereotaxis, Inc. (manufacturer of medical instruments)

1995–2003: Executive Vice President and Chief Financial Officer of MEMC Electronic Materials Inc. (later SunEdison Inc.)

Other Experience and Education

B.S. in Mechanical Engineering from the University of Notre Dame; M.B.A. from the University of Michigan; licensed Certified Public Accountant; member of the Board of Trustees of Maryville University, St. Louis; former member of the Board of Directors of ISTO Technologies, Inc. (an orthobiologics company).

10	Proposal 1	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

» Age: 60 » Director since 2019 » Term expires 2025 » Board Committees: Compensation, Governance

Gloria L. Valdez

Ms. Valdez’s extensive strategic and operational experience in the defense markets as well as her management and financial expertise allow her to provide valuable assistance to the Board in guiding the Company’s strategy at the highest levels.

Principal Occupation and Business Experience

2021–Present: Member of the Naval Shipbuilding Expert Advisory Panel providing advice to the Commonwealth of Australia on its National Naval Shipbuilding Enterprise

2015–2018: Deputy Assistant Secretary of the Navy within the Office of the Assistant Secretary of the Navy (ASN) for Research, Development and Acquisition (executive oversight of all naval shipbuilding programs, major ship conversions, and maintenance, modernization and disposal of in-service ships)

1986–2015: Served in a number of other civilian positions within the Navy Department including as Executive Director for the Program Executive Office for submarines (responsible for civilian management, design, acquisition and construction for submarine platform and undersea systems), Director of the Investment and Development division within the Office of the ASN for Financial Management and Comptroller, and Director for Naval and Commercial Construction in the Office of the ASN for Ship Programs; also served as Budget Director for U.S. Immigration and Customs Enforcement within the Department of Homeland Security.

Other Experience and Education

M.S. in management from Florida Institute of Technology; B.S. in Mechanical Engineering from the University of New Mexico; recipient of the Department of the Navy’s Distinguished, Superior and Meritorious Civilian Service Awards; recipient in 2014 of the Pioneer award from Great Minds in STEM; sponsor of the Virginia Class submarine USS Vermont (SSN 792) commissioned in 2020.

BOARD OF DIRECTORS

Responsibilities

The Company’s Board of Directors is ultimately responsible for the conduct of the business of the Company in accordance with ethical and honorable business practices and applicable laws, to justify the confidence that the shareholders have placed in the Company by their investment in its shares. Among the Board’s core responsibilities are to:

●	Oversee the conduct of the Company’s business in order to evaluate whether the business is being properly managed

●	Review and, where appropriate, approve the Company’s major strategic and financial plans and goals, and evaluate results compared to those plans and goals

●	Oversee the Company’s global risk management framework

●	Review and approve significant indebtedness, significant capital allocations including dividends and stock repurchase plans, and significant transactions not arising in the ordinary course of business

●	Review management’s determinations of major issues in respect of the auditing and accounting principles and practices used in the preparation of the Company’s financial statements; review and approve the Company’s financial controls and reporting systems; and review and approve the Company’s financial statements and financial reporting

●	Select individuals for election to the Board and evaluate the performance of the Board and Board committees

●	Select, evaluate and compensate the CEO and monitor the same decisions with respect to other executive officers; approve and evaluate compensation plans for senior management in conjunction with the Compensation Committee

●	Oversee the conduct of the Company’s Environmental, Social and Governance (ESG) program including annually reviewing the Governance Committee’s ESG program assessment

11	Proposal 1	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Composition

The Board is currently comprised of eight directors divided into three classes, with the terms of office of each class ending in successive years. Former non-management director Larry W. Solley retired in February 2022 and Ms. Hess was elected to the Board in May 2022. There have been no other changes in the composition of the Board since the beginning of fiscal 2022. As previously announced, in view of Mr. Richey’s upcoming retirement as Chief Executive Officer and President on December 31, 2022, the Board has resolved to increase the size of the Board from eight to nine members effective January 1, 2023, and to elect Bryan H. Sayler, the Company’s incoming Chief Executive Officer and President, as a director to fill the position thereby created, to serve for an initial term expiring at the 2024 Annual Meeting. Following his retirement as an executive officer, Mr. Richey will continue as a director during a transition period, with the title of Executive Chairman of the Board.

Independence

Mr. Richey is the only Board member who is a member of the Company’s management. The Board of Directors has affirmatively determined that none of the other seven, non-management directors has any material relationship with the Company other than in his or her capacity as a director and shareholder, and that therefore all of these directors are, and at all times during their service in fiscal 2022 were, independent as defined under the Company’s Corporate Governance Guidelines and the listing standards of the NYSE. In addition, Mr. Solley was affirmatively determined to be independent during his service prior to his retirement.

Meetings

The Board of Directors held four meetings during fiscal 2022. All of the directors attended, either in person or by conference call, at least 75% of the meetings of the Board and of each of the committees on which they served which were held during their periods of service. The Company’s policy requires that all directors attend the Annual Meeting of Shareholders, except for absences due to causes beyond the reasonable control of the director. All of the directors attended, either in person or by conference call, the 2022 Annual Meeting held at the offices of the Company’s subsidiary VACCO Industries in El Monte, California.

DIVERSITY AND TENURE

Diversity is one of the factors that the Governance Committee considers in identifying the pool of director search candidates. The Board appreciates the benefits diversity brings and strives to assemble a Board with not only a variety of business and professional backgrounds, but also diversity in areas such as race, ethnicity and gender. In 2022, our Board welcomed Ms. Hess as a director and appointed her to the Governance Committee. Ms. Hess recently retired from her position as President of the Engineered Systems Segment (ESS) and Teledyne Brown Engineering of Teledyne Technologies Incorporated (NYSE:TDY), a diversified multinational company serving energy, space, maritime, and defense markets. She previously served in several positions of increasing financial, operational, and executive responsibility with Teledyne from 2000 to 2014, including as ESS’s Executive Vice President and Chief Financial Officer.

12	Proposal 1	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

COMMITTEES

The members of the Board of Directors are appointed to various committees. The standing committees of the Board are the Executive Committee, the Audit and Finance Committee (Audit Committee), the Nominating and Corporate Governance Committee (Governance Committee), and the Human Resources and Compensation Committee (Compensation Committee). Until his retirement in February 2022, Mr. Solley was Chair of the Governance Committee and a member of the Compensation Committee.

Each Committee operates under a written charter adopted by the Board of Directors. The charters are posted on the Company’s website, www.escotechnologies.com, under the Investor Center/Committees & Charters tab, and a copy of each Committee’s charter is available in print to any shareholder who requests it.

Executive Committee

CURRENT MEMBERS Richey Stolze 1 meeting in fiscal 2022	●	May exercise the powers of the Board between Board meetings, subject to limitations specified in the committee charter
	●	May not:
		●	Declare dividends
		●	Amend the Bylaws
		●	Approve, propose or recommend for approval any action requiring approval by the shareholders
		●	Elect directors or fill vacancies on the Board
		●	Change the membership or composition of committees

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities for the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the qualifications, independence and performance of the Company’s independent public accounting firm (the Accounting Firm); and the performance of the Company’s internal audit function.

CURRENT MEMBERS Phillippy (Chair) Dewar Khilnani Stolze 4 meetings in fiscal 2022	●	Appoints, retains and oversees the Accounting Firm and its performance of the annual audit
	●	Annually evaluates the qualifications, independence and performance of the Accounting Firm
	●	Reviews the scope of the Accounting Firm’s work and approves its annual audit fees and any non-audit service fees
	●	Reviews the Company’s internal controls with the Accounting Firm and the internal audit executive, and reviews with the Accounting Firm any problems it may have encountered during the annual audit
	●	Discusses the Company’s Form 10-K and 10-Q reports with management and the Accounting Firm before filing; reviews and discusses earnings press releases
	●	Discusses major financial risk exposures with management
	●	Reviews management’s assessment and oversight of information security, cybersecurity and IT risks, breaches (if any), and any preventive or remedial actions taken on a quarterly basis
	●	Reviews the annual internal audit plan and associated resource allocation
	●	Retains the outside firm overseeing the Company’s internal audit function and evaluates its performance and the results of the annual internal audit
	●	Reviews the Company’s reports to shareholders with management and the Accounting Firm and receives certain assurances from management
	●	Issues the Committee Report required to be included in this Proxy Statement pursuant to the regulations of the SEC (see Audit-and Finance Committee Report on page 58)

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The Board of Directors has determined that all members of the Committee are financially literate and have accounting or related financial management expertise, as those terms are defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the NYSE, and are “audit committee financial experts” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K.

Governance Committee

The Governance Committee assists the Board in fulfilling its Corporate Governance responsibilities.

CURRENT MEMBERS Olivier (Chair) Hess Phillippy Valdez 4 meetings in fiscal 2022	●	Identifies individuals qualified to become Board members and recommends them for election to the Board at the Annual Meeting of shareholders or for appointment to fill vacancies occurring between Annual Meetings (see Director Candidates and Nominations below)
	●	Reviews the size of the Board and recommends any appropriate changes to the Board
	●	Reviews the composition of Board committees and recommends any appropriate changes to the Board
	●	Develops and recommends to the Board effective corporate governance guidelines
	●	Reviews the Company’s corporate governance and compliance programs
	●	Assists the Board in its oversight of the Company’s ESG program and annually provides an assessment of the program for the Board
	●	Oversees the Company’s ethics programs
	●	Reviews any conflicts of interest involving Related Persons, and oversees and administers the Company’s policy on Related Person transactions
	●	Leads the Board in its annual review of the Board’s performance

Director Candidates and Nominations

To be considered for nomination to the Board, candidates must be persons of the highest integrity, have extensive and varied business experience and have demonstrated their ability to interact effectively with associates and peers. They preferably will also have experience and expertise in business areas related to the Company and its technologies, industries and customers. In addition, the Committee will seek out candidates with the ability to interact constructively with the existing Board membership, in order to enable the Board to act in the long-term interests of the Company’s shareholders. While the Committee has not established specific minimum qualifications for candidates, it may establish specific membership criteria as appropriate from time to time if the Board determines there is a need for specific skills and industry experience.

Although the Committee does not have a formal policy on diversity, it seeks the most qualified candidates without regard to race, color, national origin, gender, religion, disability or sexual orientation. However, the Committee appreciates the benefits that diversity, including gender diversity, brings to a board of directors, and both the Committee and the full Board are committed to requiring the inclusion of women and underrepresented minorities in the initial pool of director search candidates.

The Committee may identify new candidates for nomination based on recommendations from Company management, employees, non-management directors, shareholders and other third parties. It also has the authority to engage third party search firms to identify candidates, and it has done so from time to time. Consideration of a new candidate typically involves the Committee’s review of information pertaining to such candidate and a series of internal discussions, and may proceed to interviews with the candidate. New candidates are evaluated based on the above-described criteria in light of the specific needs of the Board and the Company at the time. Incumbent directors whose terms are set to expire are evaluated based on the above-described criteria, as well as a review of their overall past performance on the Board of Directors.

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The Committee will consider director candidates recommended by shareholders, and will evaluate such individuals in the same manner as other candidates proposed to the Committee. All candidates must meet the legal, regulatory and exchange requirements applicable to members of the Board of Directors. Shareholders who wish to recommend individuals for consideration as director candidates for the 2024 Annual Meeting of Shareholders should notify the Committee no later than August 31, 2023 in order to allow time for their recommendations to be considered by the Committee. Submissions are to be addressed to the Nominating and Corporate Governance Committee, c/o David M. Schatz, Corporate Secretary, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, which submissions will then be forwarded to the Committee. The Committee is not obligated to nominate any such individual for election.

Compensation Committee

The Compensation Committee’s basic responsibility is to assure that the Company’s directors, key executives and other senior officers are compensated in a manner consistent with and in furtherance of Company strategy, competitive practices, and the requirements of the appropriate regulatory bodies.

CURRENT MEMBERS Khilnani (Chair) Dewar Stolze Valdez 4 meetings in fiscal 2022	●	Reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer; evaluates the Chief Executive Officer’s performance in light of these goals and objectives, and determines the Chief Executive Officer’s compensation based upon the evaluation in conjunction with the full Board
	●	Approves and evaluates the compensation plans for senior management
	●	Reviews, approves and evaluates incentive compensation plans, equity-based plans and other compensation plans, to ensure that they provide compensation and incentives consistent with the strategy of the Company and competitive practice
	●	Reviews and approves the compensation of the Company’s non-management directors in conjunction with the full Board
	●	Reviews, approves and evaluates benefit programs which exceed the inherent prerogatives of management, including material new programs and material changes to existing programs
	●	Reviews the performance and development of, and succession planning for, Company senior management
	●	Oversees the Company’s Charitable Contributions Program
	●	Reviews and discusses with management the Company’s annual Compensation Discussion and Analysis, and recommends its inclusion in the Company’s annual proxy statement and the Company’s Form 10-K filed with the SEC (see Compensation Committee Report on page 31)

Compensation Committee Interlocks and Insider Participation

During fiscal 2022, none of the members of the Compensation Committee (named under “Committees” above) (i) was an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had any other relationship requiring disclosure under any paragraph of Item 404 or under Item 407(e)(4) of SEC Regulation S-K. In addition, during fiscal 2022, none of the Company’s executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee.

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CORPORATE GOVERNANCE INFORMATION

Governance Policies and Management Oversight

The Board of Directors has adopted Corporate Governance Guidelines to guide its actions, as well as a Code of Business Conduct and Ethics applicable to all of the Company’s directors, officers and employees. Additionally, the Board has adopted a Code of Ethics for Senior Financial Officers applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and persons performing similar duties. These documents are posted on the Company’s web site, www.escotechnologies.com, under the Investor Center/ Governance Documents tab, and a copy of any of these documents is also available in print to any shareholder who requests it.

As permitted in the Corporate Governance Guidelines, the Board has determined that Mr. Richey will continue to hold the positions of both Chief Executive Officer and Chairman of the Board of Directors until his retirement as an executive officer on December 31, 2022, and that thereafter he will continue to serve as Executive Chairman of the Board for a mutually agreed upon transition period. The Board believes that Mr. Richey has been a strong leader at both the Company and the Board levels, and believes that because he has had primary responsibility for managing the day-to-day operations of the Company he has also been well positioned to provide Board leadership that is aligned with shareholder interests and the needs of the Company. Furthermore, the Board believes that having Mr. Richey serve as both Chairman of the Board and Chief Executive Officer has enabled the Company to speak with one voice, and has reduced the chance of confusion about leadership roles and responsibilities.

At the same time, the Board remains very cognizant of its oversight responsibilities, and has had in place structural safeguards to preserve the Board’s independent oversight of management. In view of Mr. Richey’s dual role as Chief Executive Officer and Chairman, and in accordance with the Corporate Governance Guidelines, the Board appointed Mr. Stolze as Lead Director, to chair all meetings of the independent directors, which normally occur in conjunction with each Board meeting; to provide regular input to the Chairman regarding the content of the agendas for meetings of the Board; to advise the Chairman of the quality, quantity and timeliness of the information required by the Board to effectively and responsibly perform its oversight duties; and to act as liaison between the Board and the Chairman on sensitive issues.

The Board believes that these safeguards have been effective in preserving the Board’s independent oversight of management. However, in view of Mr. Richey’s upcoming retirement as Chief Executive Officer and President, the Board has determined that although Mr. Richey and Mr. Stolze will continue to serve as Executive Chairman of the Board and Lead Director, respectively, during the transition period after Mr. Richey’s retirement, from and after the end of the transition period a new Board Chair will be elected solely from among the independent directors and the position of Lead Director will be eliminated.

The Board’s Role in Risk Oversight

The Company’s management is responsible for managing the Company’s risks on a day-to-day basis, and has adopted an ongoing enterprise risk management process that it uses to identify and assess Company risks. Management has identified risks in four general areas: Financial and Reporting; Legal and Compliance; Operational; and Strategic. Periodically, management advises the Board and the appropriate Board committee of the risks identified; management’s assessment of those risks at the business unit and corporate levels; its plans for the management of these identified risks or the mitigation of their effects; and the results of the implementation of those plans.

While the Board as a whole has responsibility for and is involved in the oversight of management’s risk management processes, plans and controls, some of the identified risks are given further review by the Board committee most closely associated with the identified risks. For example, the Audit Committee provides additional review of the risks in the areas of accounting and auditing, liquidity, credit, tax, information security and cybersecurity. Similarly, the Compensation Committee provides additional review of risks in the area of compensation and benefits and human resource planning. The Governance Committee devotes additional time to the review of risks associated with corporate governance, ethics, legal and ESG issues.

The Board’s current leadership structure combines the positions of Chairman of the Board and Chief Executive Officer but includes the additional position of Lead Director, enabling the Chief Executive Officer to ensure that the directors receive the information necessary to discharge their oversight role responsibly, while ensuring that the independent directors maintain independence in their oversight role. However, after a transitional period following Mr. Richey’s retirement as Chief Executive Officer, the Board Chair will be selected solely from among the non-management directors and the position of Lead Director will be eliminated.

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Cybersecurity

Global information technology security threats and targeted computer crime are increasing in frequency and sophistication. As these risks increase, we have enhanced our use of technologies and internal controls to protect our systems, networks and data. ESCO’s cybersecurity program includes employee training and testing, information security policies and procedures, third-party monitoring of our networks and systems, and maintenance of backup and other protective systems. Governmental authorities, including the United States government, have increasingly focused on cybersecurity requirements for government contractors. Our subsidiaries that serve in these capacities are increasingly focused on cybersecurity as they seek to comply with the US Department of Defense Cybersecurity Maturity Model Certification program and related governmental mandates.

Our Board’s Audit Committee annually reviews the major financial risk exposures including cybersecurity and policies or controls management has implemented to manage and mitigate risks. On a quarterly basis, the Committee reviews management’s assessment and oversight of cybersecurity and information technologies risks and any required remediation actions.

Succession Planning

The Compensation Committee of the Board conducts an annual review of the Company’s long-term succession plan for the CEO. Having this succession plan in place enabled the Board to name Mr. Sayler as Mr. Richey’s successor promptly after Mr. Richey notified the Board of his decision to retire. Additionally, the Board has in place an emergency succession plan for the CEO in order to minimize the uncertainty associated with an emergency succession event.

Independence and Related Person Determinations

All of the Company’s directors except Mr. Richey and (beginning January 1, 2023) Mr. Sayler are and will be independent of Company management. Additionally, all of the members of the Audit Committee, the Compensation Committee and the Governance Committee are independent as defined by the New York Stock Exchange and set forth in the Company’s Corporate Governance Guidelines.

The Company has implemented a written policy not only to ensure that all non-management directors meet the independence standards defined under the Company’s Corporate Governance Guidelines and the listing standards of the NYSE but to ensure that all Company transactions in which a “Related Person” has or will have a direct or indirect interest will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. “Related Persons” include the Company’s directors, director nominees and executive officers, holders of 5% or more of the Company’s stock, and the immediate family members of each. The policy contains procedures requiring Related Persons to notify the Company of any such transaction and for the Governance Committee to review the material facts of the proposed transaction and determine whether to approve or disapprove the transaction. The Committee will consider whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. If advance Committee approval is not feasible or is not obtained, the policy requires submission of the transaction to the Committee after the fact, and the Committee is empowered to approve, ratify, amend, rescind or terminate the transaction. In such event, the Committee will also request the General Counsel to evaluate the Company’s controls and procedures to ascertain whether any changes to the policy are recommended.

The Company has developed and implemented processes and controls to obtain information about Related Person transactions for the purpose of determining, based on the facts and circumstances, whether a Related Person has a direct or indirect material interest in the transaction. Pursuant to these processes and controls, all directors and executive officers must annually complete, sign and submit a Directors’ and Officers’ Questionnaire and a Conflict of Interest Questionnaire that are designed to identify Related Person transactions and both actual and potential conflicts of interest, and are required to update their responses in the event of any changes. Additionally, the holders of 5% or more of the Company’s shares (all of whom are institutional investors), are annually requested to respond to certain questions designed to identify direct or indirect material interests by such 5% or more shareholder in any transactions with the Company.

Based on its review and processes, the Company has determined that there has been no transaction since the beginning of the Company’s 2022 fiscal year, and there is no transaction currently proposed, in which the Company was or is to be a participant and in which any Related Person had or will have a direct or indirect material interest.

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Communications with Directors

Interested parties desiring to communicate concerns regarding the Company to the Lead Director or to the non-management Directors as a group may direct correspondence to: Mr. James M. Stolze, Lead Director, ESCO Technologies Board of Directors, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186. Alternatively, interested parties who wish to communicate with an individual director or any group of directors may write to such director(s) at ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, Attn: Secretary. All such letters will be forwarded promptly to the relevant director(s).

DIRECTOR COMPENSATION

The responsibilities and the substantial time commitment of a director at a public company require that the Company provide reasonable compensation to incentivize the directors’ performance and ensure their willingness to continue to serve. The Company strives to engage and retain well-qualified directors with significant experience at companies of similar size and complexity. To ensure this is achieved, the Company regularly reviews the compensation provided to its directors. The Company’s non-employee directors are compensated pursuant to the Sub-Plan for Compensation of Non-Employee Directors under the 2018 Omnibus Incentive Plan (Director Compensation Plan) based upon their respective levels of Board participation and responsibilities. The Compensation Committee obtains competitive market and peer data and periodically retains a compensation consultant to evaluate the competitiveness of its director compensation. The Committee approves the directors’ compensation, but any changes are ratified by the full Board. As employees of the Company, Mr. Richey does not receive, and following the commencement of his term as a director Mr. Sayler will not receive, compensation for service as a director.

Components of 2022 and 2023 Director Compensation

Cash Compensation[1]	2022	2023
Annual Retainer (all non-management directors)	$50,000	$50,000
Lead Director	$25,000	$25,000
Committee Chairs:
Audit	$7,000	$12,500
Compensation	$5,000	$10,000
Governance	$5,000	$8,000

Equity Compensation	2022	2023
Restricted Share Award (all non-management directors)[2]	$180,000	$180,000

1	In January 2022, in anticipation of his retirement, Mr. Solley received a partial year cash retainer of $13,750; and following her election as a director Ms. Hess received a $37,500 cash retainer for the remainder of calendar 2022.

2	Mr. Solley did not receive an equity award for 2022 due to his retirement.

The annual equity award consists of a number of RSUs equal to $180,000 divided by the NYSE closing price of the common stock on the award date, rounded to the nearest whole share and vesting one year after the award date. The equity award for calendar 2022 was made on January 3, 2022 and will vest on January 3, 2023. Based on the January 3, 2022 NYSE closing stock price of $88.66 it amounted to 2,030 RSUs per director. On May 27, 2022 following her election as a director, Ms. Hess received a partial year award for the remainder of calendar 2022 of $135,000 divided by the $66.01 NYSE closing price on that date, or 2,045 RSUs, which will vest on May 27, 2023.

During the vesting period, each director’s RSU account accrues an additional number of unvested RSUs equivalent to the quarterly dividends that would have been paid on a like number of shares of common stock, divided by the NYSE closing price on the dividend date; and on the vesting date the accrued RSUs vest and are converted into a whole number of shares of common stock plus cash equal to the value of any fractional shares, based on the NYSE closing price on the vesting date.

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Changes for 2023

The Compensation Committee reviewed the directors’ annual compensation program in August 2022, and based on its recommendations the Board approved changes in the committee chair fees and timing of the annual payments, in order to be more consistent with prevailing director compensation practices. Accordingly, beginning with calendar 2023:

●	The additional annual cash retainers for the chairs of the Audit, Compensation and Governance committees (which have not changed since 2012) will be increased as shown in the above table; and

●	All compensation for the non-management directors will be paid or awarded, as the case may be, on and as of the first NYSE trading day after each Annual Meeting of Shareholders.

Election to Defer Compensation

Directors may elect in advance to defer receipt of all of their cash compensation and/or all of their stock compensation. If deferral is elected, the deferred amounts are credited to the director’s deferred compensation account in common stock equivalents. If cash compensation is deferred, the number of common stock equivalents credited is equal to the amount deferred divided by the NYSE closing price of the common stock as of the date on which the deferral occurs (or if that is not a trading day, then the last preceding trading day). If stock compensation is deferred, the number of common stock equivalents credited is equal to the number of shares whose receipt is deferred. Common stock equivalents in the director’s deferred compensation account have no voting rights, but earn dividend equivalents on each dividend payment date equal to the dividends payable on a like number of shares of common stock; and the dividend equivalents earned are credited to the director’s deferred compensation account as additional common stock equivalents valued at the NYSE closing price on the dividend date. A director’s deferred compensation account becomes distributable when the director leaves the Board, or at such other date as may be specified by the director consistent with the terms of the Director Compensation Plan; distribution will be accelerated in certain circumstances, including a change in control of the Company. The account is distributable at the election of the director either in cash or in shares; however, any stock portion which has been deferred may only be distributed in shares. During fiscal 2022, Mr. Dewar, Ms. Hess, Mr. Olivier and Ms. Valdez deferred receipt of their cash compensation and stock compensation, as described in the footnotes to the Fiscal 2022 Compensation table below. In addition, Mr. Phillippy’s and Mr. Stolze’s stock compensation from certain prior years continued to be deferred pursuant to prior deferral elections which they had terminated as to future compensation.

Director Stock Ownership Guidelines

Directors are subject to stock ownership guidelines. Under these guidelines, within five years after their appointment to the Board each non-management director is expected to acquire and hold shares or common stock equivalents having a total cash value equal to at least five times the annual cash retainer. All directors currently exceed the ownership guidelines, except Ms. Hess, who was elected in February 2022 and is expected to meet the guidelines within the five-year period.

Extended Compensation Plan for Certain Directors

Under the Company’s Directors’ Extended Compensation Plan, a plan for non-management directors who began Board service prior to April 2001, Mr. Stolze is eligible to receive for life an annual benefit of $20,000 beginning after his service as a director ceases. In the event of his subsequent death, 50% of the benefit will be paid to his surviving spouse for life; if Mr. Stolze dies before retirement, 50% of the benefit, determined as if the director had retired on the date of death, will be paid to his surviving spouse in a lump sum. The plan permits Mr. Stolze to elect to receive the actuarial equivalent of the benefit in a single lump sum after retirement; and in compliance with section 409(a) of the Internal Revenue Code, Mr. Stolze has made this election. Mr. Solley was also a participant in the Directors’ Extended Compensation Plan until his retirement in February 2022, and on April 1, 2022 he received a lump sum payment of $205,393 in satisfaction of his benefit entitlement.

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Fiscal 2022 Compensation

The following table sets forth the compensation of the Company’s non-management directors for fiscal 2022. As an executive officer, Mr. Richey did not receive any additional compensation for his service as a director; his compensation is described under Proposal 3: Advisory Vote on Executive Compensation beginning on page 30.

Name	Fees Earned or Paid in Cash	Stock Awards[1]	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings[2]	All Other Compensation	Total
Patrick M. Dewar	$50,079[3]	$180,612	—	—	$n/a	—	$230,691
Janice L. Hess	$37,500[4]	$135,200	—	—	$n/a	—	$172,700
Vinod M. Khilnani	$55,079[5]	$180,612	—	—	$n/a	—	$235,691
Leon J. Olivier	$55,079[6]	$180,612	—	—	$n/a	—	$235,691
Robert J. Phillippy	$57,079[7]	$180,612	—	—	$n/a	—	$237,691
Larry W. Solley	$13,829[8]	—	—	—	0	—	$13,829
James M. Stolze	$82,079[9]	$180,612	—	—	0	—	$262,691
Gloria L. Valdez	$50,079[10]	$180,612	—	—	$n/a	—	$230,691

1	Dollar amounts represent the aggregate fair values of 2,030 RSUs awarded to Mr. Dewar, Mr. Khilnani, Mr. Olivier, Mr. Phillippy, Mr. Stolze and Ms. Valdez on January 3, 2022 and 2,045 RSUs awarded to Ms. Hess on May 27, 2022, based on the NYSE closing prices of the underlying common stock of $88.66 and $66.01 on those dates, respectively; plus the values of the dividend equivalents accrued on the respective directors’ RSUs held during 2022 as of the respective dividend dates. See Components of 2022 and 2023 Director Compensation above.

2	Represents the changes in actuarial present value of the participating directors’ accumulated benefits under the Directors’ Extended Compensation Plan, described above, during fiscal 2022. See Extended Compensation Plan for Certain Directors above. Following his retirement in February 2022, Mr. Solley received a lump-sum payment of $205,393 in satisfaction of his benefit entitlement. For fiscal 2022, overall pension values decreased for Mr. Solley and Mr. Stolze in the amounts of ($9,512) and ($40,467) respectively, partly due to the effect of changes in actuarial assumptions from the preceding year. The change in pension value for Mr. Stolze due to assumption changes was ($30,433). The change in pension value for Mr. Solley is the change from his September 30, 2021 present value to his actual payout as of April 1, 2022. Pursuant to SEC regulations, the amounts in the table do not include these decreases. The present value is based on a discount rate assumption of 5.45%, and the post-retirement mortality assumption is based on the Pri-2012 White Collar Healthy Retiree mortality table with projected mortality improvements from 2012 with scale MP-2021.

3	Represents cash retainer of $50,000 and $79 in exchange for vested fractional RSUs; however, Mr. Dewar elected to defer receipt of his cash compensation and to receive in lieu of cash approximately 567 RSUs having the same aggregate value on the issue date.

4	Represents cash retainer of $37,500; however, Ms. Hess elected to defer receipt of her cash compensation and to receive in lieu of cash approximately 568 RSUs having the same aggregate value on the issue date.

5	Represents cash retainer of $50,000, committee chair fee of $5,000, and $79 in exchange for vested fractional RSUs.

6	Represents cash retainer of $50,000, committee chair fee of $5,000, and $79 in exchange for vested fractional RSUs; however, Mr. Olivier elected to defer receipt of his cash compensation and to receive in lieu of cash a total of approximately 632 RSUs having the same aggregate value on their respective issue dates.

7	Represents cash retainer of $50,000, committee chair fee of $7,000, and $79 in exchange for vested fractional RSUs.

8	Represents partial year cash retainer of $12,500, partial year committee chair fee of $1,250, and $79 in exchange for vested fractional RSUs.

9	Represents cash retainer of $50,000, lead director cash retainer of $25,000, committee chair fee of $7,000, and $79 in exchange for vested fractional RSUs.

10	Represents cash retainer of $50,000 and $79 in exchange for vested fractional RSUs; however, Ms. Valdez elected to defer receipt of her cash compensation and to receive in lieu of cash approximately 567 RSUs having the same aggregate value on the issue date.

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Proposal 2: Extension and Amendments of the Company’s 2018 Omnibus Incentive Plan

The Board of Directors recommends a vote FOR this Proposal.

Our shareholders approved the Company’s 2018 Omnibus Incentive Plan (the “Omnibus Plan” or “Plan”) at the 2018 Annual Meeting. The Company believes that the Plan has successfully supported the Company’s efforts to attract, retain, motivate and reward employees and non-employee directors by means of appropriate incentives to achieve long-range goals. Equity-based incentives such as those awarded under the Plan also align the participants’ interests with those of the Company’s stockholders in growing the value of the Company’s equity and enhancing long-term shareholder returns.

Accordingly, for the reasons described below, the Company is seeking shareholder approval to amend the Plan and extend its term for an additional five years.

DESCRIPTION OF PROPOSED EXTENSION AND AMENDMENTS

Summary of Proposal

The Board recommends approval of the following amendments to the Plan, which are described below and specifically set forth in Appendix A:

●	Extending the term of the Plan for five years, until the 2028 Annual Meeting,

●	Increasing the total number of shares available under the Omnibus Plan by 550,000, from 977,878 to 1,527,878,

●	Removing the options-only use restriction on 100,000 of the current Plan shares, and

●	Adding or modifying provisions to clarify (and conform to current Company policies and practice) the treatment of share-based awards in the event of a Change of Control, the clawback of awards, the ability to accrue dividend equivalents on unvested awards, and minimum ownership requirements; and other technical, non-substantive amendments.

Extension of Plan Term

As part of our continuing incentive compensation program, and upon the consideration and recommendation of the Board of Directors, the Plan was submitted to and approved by our shareholders at the 2018 Annual Meeting. The Plan is currently scheduled to expire on February 2, 2023, the day before the 2023 Annual Meeting.

Because of the success of the Plan, the Board has deemed it advisable to extend the term of the Plan, and therefore recommends that the shareholders approve an extension of the term of the Plan for another five years, until the close of the 2028 Annual Meeting of Shareholders. If the extension is not approved, the Company will be unable to issue new incentive awards under the Plan after the date of the Annual Meeting, which would be very detrimental to the Company’s compensation program.

Increase in Number of Available Plan Shares

As originally adopted, the Omnibus Plan allows the issuance of share based awards issuable as or convertible into a maximum of 977,878 shares of Company common stock. As of November 30, 2022, awards representing a total of 488,990 shares had been granted under the Omnibus Plan, leaving 428,888 shares available for future “full value” (non-option) awards during the Omnibus Plan term. The Company expects that the additional 550,000 shares being requested will be sufficient to satisfy the Company’s needs for stock-based awards for the five-year extended term of the Plan, including a reserve for contingencies. The number of shares actually required will depend in part on the Company’s stock prices at the times of the various stock-based awards.

Accordingly, in order to accommodate the equity awards currently anticipated to be granted during the proposed five-year extension of the Omnibus Plan and allow for a cushion to cover unexpected circumstances, the Board recommends that the shareholders approve increasing the total number of shares authorized under the Omnibus Plan by 550,000 shares, from 977,878 to 1,527,878, and removing the current use restriction on an additional 100,000 currently-authorized shares, as described below.

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Elimination of Options-Only Use Restriction on Certain Previously-Authorized Plan Shares

The Plan currently provides that 100,000 of the currently-authorized Plan shares may be used only for stock options or other awards which require the participant to make a payment to the Company in order to receive actual shares. However, the Company has not issued any awards of these types in recent years. The Company will continue to grant “full value” awards or other types of awards as the Company and market practices determine from time to time, including those described in detail under Compensation Discussion and Analysis beginning on page 31 and Director Compensation beginning on page 18).

Eliminating the “options-only” use restriction on these 100,000 shares would allow them to be used for the types of awards the Company intends to grant and thereby reduce the number of new shares needed to be authorized.

Clarifying and Conforming Amendments

The proposal will also amend the Plan as follows:

●	Treatment of LTI Awards Upon Change of Control. Modify Plan provisions to provide that upon a change of control, Stock-Based Awards will be assumed by the acquirer or successor entity and converted to an equivalent agreement, or if for any reason the awards will not or cannot be assumed, they will be paid out in cash. These provisions are substantially the same as those already contained in the Company’s Severance Plan and recent LTI awards.

●	Clawback Provisions. Clarify that employee award agreements may contain clawback provisions as established or amended from time to time, to be consistent with the Company’s general authority to impose clawback provisions.

●	Minimum Ownership Requirements. Clarify that the Company may make all awards, not just PARS awards, subject to minimum ownership requirements. This conforms to the Company’s general minimum ownership policy for executive officers.

●	Retirement. Provide that PSU awards granted one year or more prior to the recipient’s retirement date will remain outstanding and be prorated when the holder retires before the end of the performance period. The prorated award, if any, will be distributed at the end of the performance period based on the award’s actual final scoring.

●	Dividend Accruals on Undistributed Awards. Permit the Company to provide for accrual of dividend equivalents on Stock-Based Awards prior to their distribution and subject to vesting of the underlying shares, in order to permit recipients to receive the full value of the shares upon vesting through distribution of the value of the dividend equivalents as if they had owned actual shares during the award period.

●	Corrective and Technical Amendments. Eliminate redundant or obsolete language, correct certain cross-references, and make other non-substantive amendments which will not affect the terms of current or future awards.

Because awards under the Omnibus Plan are discretionary, the Company cannot predict the number of shares that would be awarded under the extended Omnibus Plan to any individual executive officer or non-employee director, to all executive officers or non-employee directors as a group, or to all employees as a group; however, awards granted under the Omnibus Plan to the Company’s directors for fiscal 2022 and to its executive officers for fiscal 2022 and certain prior years are described under Director Compensation, above, and under Compensation Discussion and Analysis and the accompanying tables, below.

SUMMARY OF THE OMNIBUS PLAN

The following summary of certain provisions of the Omnibus Plan is not complete and is qualified by reference to the text of the Omnibus Plan including the proposed amendments, which is set forth in Appendix A to this Proxy Statement.

Purpose

The purpose of the Omnibus Plan is to maintain and strengthen the Company’s ability to attract and retain executive, managerial and other salaried employees; to motivate participants to achieve long-range goals consistent with increases in shareholder value; to provide incentive compensation opportunities that are flexible and competitive with those of other similar businesses; to support the Company’s executive compensation program (discussed in the Compensation Discussion and Analysis section of this Proxy Statement); and, in the case of stock-based awards, to further align participants’ interest with those of the shareholders through compensation that is based on the value of the Company’s common stock.

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Types of Awards

To provide maximum flexibility, the Omnibus Plan permits the Compensation Committee to grant a variety of awards, although the Company’s current compensation programs include only a few of the permitted types of awards. Permitted types of awards include awards granted on the basis of shares of Company common stock or the value thereof (Stock-Based Awards), which may include Stock Options (including Incentive Stock Options), stock appreciation rights linked to Stock Options (Tandem SARs), and time vested or performance vested full value awards (RSUs and PSUs respectively) as well as other restricted share awards or other stock-based awards, and which may be distributed in shares of common stock or cash according to the terms of the award. Permitted types of awards also include awards which are not based on shares of Company common stock or the value thereof and may be measured and distributed solely in cash (Cash-Based Awards), such as long-term or short-term cash incentive awards such as those under the Company’s PCP program. The Omnibus Plan also permits awards to be granted to non-employee directors subject to special limitations (Director Share Awards).

Maximum Number of Shares

The current maximum number of shares of Company common stock which may be allocated to Stock-Based Awards under the Omnibus Plan is 977,878 shares, of which 100,000 shares may currently be used under the Omnibus Plan only for Stock Options or other awards which require the participant to make a payment to the Company in order to receive actual shares. The Company’s proposal would eliminate this restriction as well as increase the total number of authorized shares, as described above.

No Reload

If any Stock-Based Award expires or is canceled on account of termination of a participant’s employment, failure to meet performance objectives or any other term of the Award, tender of the underlying shares as payment for a Stock Option, surrender of the underlying shares to pay withholding taxes, or for any other reason whatsoever, the shares related to the canceled award shall not be returned to the Omnibus Plan and may not be available for subsequent awards.

Adjustments

The number of shares allocated to the Omnibus Plan shall be appropriately adjusted to reflect any subsequent stock dividends, stock splits, reverse stock splits and similar matters affecting the overall number of the Company’s outstanding shares.

Source of Shares

Shares issued under the Omnibus Plan may be either previously unissued shares or shares held in treasury, in the Company’s discretion.

Eligibility

Participation in the Omnibus Plan is in the discretion of senior management. In fiscal 2022, approximately 150 employees received Cash-Based Awards under the Plan (such as awards under the PCP, Corporate Incentive Plan, similar subsidiary plans, and retention awards), 32 full-time employees received RSU and/or PSU awards, and four other employees received Other Stock-Based Awards for employee retention purposes. The Company’s non-employee directors are eligible to receive Director Share Awards. The Company has the discretion to determine the specific employees who may be granted awards under the Omnibus Plan and the specific amounts or types of awards which may be granted to any future recipient. Each award granted under the Omnibus Plan will be evidenced by a written award agreement or notice of award specifying the terms of the award.

Sub-Plans

For convenience in granting, administering and referring to awards with similar terms or which are made to similarly-situated recipients, the Omnibus Plan authorizes the Committee to establish subsidiary plans under the Omnibus Plan (such as the PCP cash incentive plan and the Sub-Plan for Compensation of Non-Employee Directors described elsewhere in this Proxy Statement). No subsidiary plan may grant greater rights to award recipients than those authorized by the Omnibus Plan, and all subsidiary plans in the aggregate may not exceed the share limitations and other restrictions under the Omnibus Plan.

Recent Share Price

The closing price of the shares on the NYSE on November 30, 2022 was $94.01 per share.

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Stock-Based Awards

Full Value Awards

“Full Value Awards” are awards granted under the Plan where the recipient does not have to pay cash or other consideration to receive the value of the award. The Company’s RSU and PSU award programs and its now-terminated PARS program are all Full Value Award programs. These awards represent the right of the holder to receive a specified number of shares, or the value thereof, at a specified future time or times and/or if specified performance objectives and/or service contingencies are achieved. The vesting and payment dates and/or the performance objectives may be established from time to time by the Committee (for example, the criteria set forth under “Performance Criteria” below), and need not be the same for all participants.

The Plan provides that each such program will have one or more specified objectives and/or performance periods over which the objectives are targeted for achievement, and that in order to receive a distribution under a Full Value Award, a participant must be continuously employed by the Company or a subsidiary for such period after grant as the Committee may determine. However, in the event of termination of employment due to the participant’s death or disability, the Committee has the discretion to authorize a full or partial distribution; and in the event of the participant’s retirement with the Committee’s approval, any Full Value Award which has been outstanding less than 12 months shall be forfeited, any other PARS award or portion thereof which has been accelerated due to satisfaction of the performance criteria shall be distributed to the retired participant in full, and any other PARS or RSU award or portion thereof shall be distributed to the retired participant pro rata based on the number of months elapsed prior to retirement compared to the total number of months in the Award term. Where a participant retires prior to the end of a PSU award’s performance period, the award will continue to be subject to performance criteria and if earned, the pro rata portion will be distributed at the end of the award’s performance period based on the award’s actual final scoring. For details on the terms of recently-issued RSU and PSU Awards, see Compensation Discussion and Analysis and the accompanying tables, below.

Stock Options and Tandem SARs.

The Committee has not recently granted Stock Options or Tandem SARs and none are currently outstanding, but it has decided to continue their authorization under the Omnibus Plan in order to provide the Committee with maximum flexibility should the need arise. Stock Options and Tandem SARs may be granted only to full-time or part-time employees of the Company or its subsidiaries, provided that Incentive Stock Options may not be granted to employees of certain non-corporate or foreign subsidiaries. Subject to the express provisions of the Omnibus Plan, the Committee has full authority to determine the terms and provisions of each Stock Option and Tandem SAR, which need not be uniform for all optionees. The exercise (purchase) price under each Stock Option may not be less than 100% of the fair market value of the shares at the effective date of the grant (which may not be prior to the approval date). For this purpose, fair market value will generally be the closing price of the shares on the NYSE on the effective date; provided, that the Committee may adopt any other criterion for the determination of fair market value as it may determine to be appropriate. The Committee may not, without Shareholder approval, reprice outstanding Stock Options or Tandem SARs by lowering their exercise price or by exchanging them for new awards with a lower exercise price.

The exercise price must be paid in full upon the exercise of the Stock Option, either (i) in cash, or (ii) by the tender to the Company (either actually or by attestation) of shares owned by the optionee for at least six (6) months and having a fair market value equal to the cash exercise price of the Stock Option being exercised, with the fair market value of such shares to be determined in such appropriate manner as may be provided for by the Committee or the Company as may be required in order to comply with, or to conform to the requirements of, any laws or regulations applicable to the Company and the Stock Options, or (iii) except as limited or prohibited by the Committee or the Company, by effecting a “cashless exercise” of the Stock Option by means of a “same day sale” in which the option shares are sold through a broker selected by the optionee and a portion of the proceeds equal to the exercise price plus any taxes due is paid to the Company, or (iv) by any combination of the foregoing payment methods, or (v) by such other method or methods as may be determined by the Committee or the Company; provided, that no shares may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (A) such shares have been held by the optionee for at least one year and (B) the prior Incentive Stock Option through which the tendered shares were acquired was granted at least two years prior to the tender.

The term of a Stock Option may not be more than five years from its effective date. Subject to the terms of the Omnibus Plan and the limitations set out below, Stock Options will be exercisable on such conditions and at such time or times as the Committee in each instance approves, which need not be uniform for all options.

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The maximum aggregate fair market value (determined at the time of grant) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000. The aggregate number of shares of Common Stock with respect to which Stock Options and Tandem SARs may be granted to any individual during any calendar year may not exceed 150,000.

At the time a Stock Option is granted, the Committee, in its discretion, may grant to an optionee a Tandem SAR with respect to all or any part of the number of shares covered by the Stock Option. An optionee who also holds a Tandem SAR may exercise the Tandem SAR in lieu of exercising the Stock Option by delivering to the Company a notice specifying the number of shares as to which the optionee wishes to exercise the Tandem SAR and stating what portion of the proceeds the optionee would like to receive in cash and what portion in shares. Upon exercise of the Tandem SAR, the optionee will be paid an amount in cash and/or shares (as determined by the Committee taking into account the optionee’s request), an amount equal to the excess of the fair market value of a share on the date of exercise over the per-share exercise price for the Stock Option in respect of which the Tandem SAR was granted, multiplied by the number of shares as to which the Tandem SAR is exercised. Each Tandem SAR will be exercisable for such period as the Committee determines, which time period may not exceed the time period during which the corresponding Stock Option may be exercised.

The exercise of a Tandem SAR will reduce the related Stock Option by the number of shares as to which the Tandem SAR is exercised; and the exercise of a Stock Option will reduce any related Tandem SAR by the number of shares as to which the Stock Option is exercised.

Stock Options and Tandem SARs will not generally be transferable except by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee. However, the Committee may permit a Stock Option which is not an Incentive Stock Option to be transferred to a trust for the benefit of the option holder’s immediate family member(s), or to a partnership, limited liability company or similar entity in which such immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, an option holder’s immediate family means the option holder’s spouse, children and grandchildren.

A Stock Option or Tandem SAR must be exercised prior to the termination of employment, except that: (i) if the optionee’s employment is terminated with the consent and approval of the Company, the Committee or its designee may permit the Stock Option or Tandem SAR to be exercised within 90 days after such termination, or in the case of options other than Incentive Stock Options, within one year after termination on account of retirement on or after age 55; or (ii) if the optionee’s employment terminates on account of disability the Stock Option or Tandem SAR may be exercised, to the extent it was exercisable at the date of termination, within one year after the date of termination; or (iii) in the event of the optionee’s death the Stock Option or Tandem SAR may be exercised, to the extent it was exercisable at the date of death, within one year after the date of death; but in no event may a Stock Option or Tandem SAR be exercised after the expiration of its term as specified in the Stock Option agreement or notice of award.

Other Stock-Based Awards

The Committee may from time to time, in its discretion, grant Stock-Based Awards other than RSUs, PSUs, PARS awards, Stock Options or Tandem SARs, including, without limitation, awards pursuant to which shares may be acquired in the future, such as awards denominated in shares, stock units, securities convertible into shares, and phantom securities. Such awards may be subject to either performance-based or non-performance-based vesting criteria, such as continued employment for a specified period either before or after the shares are earned, and may be subject to restrictive legends, stop transfer instructions or other restrictions as the Committee may deem appropriate. The Committee shall determine, and provide in the applicable agreement for, the terms and conditions of such other Stock-Based Awards. No such other Stock-Based Awards are currently outstanding.

No Voting or Other Shareholder Rights Until Shares Actually Issued

Under the current Plan, the holder of a Stock-Based Award has no voting or other rights of a shareholder with respect to the shares underlying the award, until the shares are actually issued to the holder. However, one of the proposed amendments would permit the Committee to provide for the accrual of dividends or dividend equivalents on the underlying shares.

Special Provisions for Stock-Based Awards to Named Executive Officers

The Omnibus Plan requires that each Stock-Based Award granted to a person who is a “named executive officer” of the Company as defined in Item 402(a)(3) of SEC Regulation S-K (NEO) must provide that, in addition to any other applicable restrictions on transfer, the NEO may not dispose of any portion of the beneficial interest in Common Stock received (net of any withheld shares) on account of the Award: (i) within 12 months after the Common Stock is delivered to the NEO, or such earlier time as the person ceases to be an NEO; or (ii) if after such disposition the NEO would fail to satisfy the NEO’s minimum ownership requirement for Company Common Stock established by the Company.

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Limited Authority to Delegate

The Committee may delegate to the Chief Executive Officer the authority to grant Stock Options of up to 10,000 shares of Common Stock per person (and 50,000 per year in the aggregate) to selected employees who are not either reporting persons under Section 16 of the Exchange Act or “covered employees” as defined in section 162(m) of the Internal Revenue Code (Code). The Committee may delegate to the Executive Committee the authority to grant Stock-Based Awards other than Stock Options of up to 10,000 shares of Common Stock per person (and 50,000 per year in the aggregate) to selected employees who are not either reporting persons under Section 16 of the Exchange Act or covered employees.

Cash-Based Awards

The Omnibus Plan also permits the Committee to grant Cash-Based Awards whose value does not depend on the price of the Company’s stock, with the terms of each such award to be specified in the applicable award agreement or notice of award. A major part of the Company’s cash incentive program includes annual cash incentive awards, which provide for the payment of cash if certain performance targets are met over a specified performance period; each performance target and period must be set forth in the relative agreement, which need not be uniform for all participants. The Company has no current plans to change this program. For details of the Company’s cash incentive program and the recent awards thereunder, see Compensation Discussion and Analysis, below.

Although the Omnibus Plan does not limit the amount of Cash-Based Awards which may be paid in cash, any Cash-Based Awards which the Committee may permit to be paid in shares will be subject to the aggregate share limitation specified in the Omnibus Plan.

Director Share Awards

Director Share Awards are a class of equity awards which may be issued only to non-employee directors, consisting of either shares of Company stock or cash awards which the director recipients have elected to defer and receive in Company stock at the end of the deferral period.

In addition to the general limitations in the Omnibus Plan,

●	Director Share Awards have a mandatory minimum vesting period of one year;

●	No director may receive Director Share Awards in any fiscal year for a number of shares (including shares elected to be received in lieu of cash) having a fair market value on the award date which, together with any cash compensation earned by the director for such fiscal year, exceeds $600,000; and

●	The Committee may impose other terms and conditions in its discretion, which may include service, vesting, retention or other requirements; procedures and limitations with respect to elective deferrals; and the accrual of dividend equivalents on deferred or unvested shares.

Performance Criteria

The Committee may determine that an award under the Omnibus Plan is to be “performance based,” which means that the timing or amount of shares or cash under the award is based in whole or in part on the satisfaction of one or more performance criteria specified in the award. These performance criteria may include, but need not be limited to, objective tests based on one or more of the following criteria set forth in the Omnibus Plan: earnings per share; adjusted earnings per share; sales; earnings; cash flow; profitability; customer satisfaction; investor relations; revenues; financial return ratios; market performance; shareholder return and/ or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; plant and equipment performance; safety performance; environmental performance; gross margin; operating margin; net margin; expense margins; EBIT margin; EBIT growth; EBITDA margin; EBITDA growth; adjusted EBITDA; net operating profit after tax margin; gross operating profit after tax; non-interest-bearing current liabilities; net assets; working capital; asset turnover; working capital turnover; accounts receivable turnover; accounts payable turnover; inventory turnover; inventory days outstanding; accounts receivable days outstanding; accounts payable days outstanding; debt to equity; debt to capital; current ratio; return on equity; return on assets; return on net assets; return on invested capital; return on gross assets; return on tangible assets; cash flow return on investment; cash value added; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; stock price appreciation with or without divisions; total shareholder return; economic value added; economic profit;

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sales growth percentage; EPS growth percentage; cash flow growth year over year; return on total capital, or any combination of the foregoing. Performance criteria may be measured solely on a corporate, subsidiary, business unit or individual basis, or on a combination thereof. Satisfaction of common stock ownership guidelines may also be a prerequisite to payment.

Change of Control

No award may permit acceleration of vesting or payment by reason of a Change of Control of the Company prior to the actual date on which the Change of Control is consummated, except as may be expressly provided in a written severance agreement with the participant approved by the Committee. Briefly summarized, “Change of Control” is defined in Section 14(k) of the Omnibus Plan to include (i) a change in a majority of the members of the Board since the date of the award, other than changes approved by a majority of the incumbent Board, (ii) the acquisition of a majority of the Company’s shares or voting power by a single individual, entity or group, (iii) the sale or other disposition of all or substantially all the Company’s assets, (iv) the commencement of a shareholder-approved liquidation or dissolution of the Company, or (v) the consummation of a reorganization or business combination resulting in a change in either a majority of the Company’s shares or voting power or a majority of the Company’s Board. The foregoing summary is qualified by reference to the complete definition in Section 15(k) of the Omnibus Plan attached as Appendix A to this Proxy Statement.

Amendment and Termination of the Omnibus Plan

Either the Board or the Committee may at any time amend or terminate the Omnibus Plan; provided that no amendment may be made without the approval of the shareholders if such amendment would increase either the maximum number of shares which may be granted under the Omnibus Plan or any specified limit on any particular type or types of award, or change the class of employees to whom an award may be granted, or withdraw the authority to administer the Omnibus Plan from the Committee or another committee whose members satisfy the independence and other requirements of applicable SEC and NYSE requirements. Pursuant to the listing standards of the NYSE, certain other material revisions to the Omnibus Plan may also require shareholder approval.

Subject to the specific restrictions set forth in the Omnibus Plan, the Committee may change the terms of any outstanding award and shall have plenary authority to interpret the Omnibus Plan, to prescribe, amend and rescind rules and regulations relating to the Omnibus Plan and to determine the terms and provisions of the respective Awards, provided that no amendment may reduce the rights of the recipient of the award without the recipient’s consent, and in the event of a stock dividend, stock split or reverse stock split affecting the number of shares, appropriate adjustments will be made to outstanding Awards, including but not limited to per-share based performance objectives, the number of shares awarded, and per-share option exercise prices, as in the Committee’s judgment will fairly reflect the effect of such stock dividend, stock split or reverse stock split on the interests of the recipients of awards.

If the proposed five-year extension is approved by the shareholders, the Omnibus Plan will continue until the close of the 2028 Annual Meeting of Shareholders, unless terminated earlier by the Board or the Committee, but awards outstanding at the termination of the Omnibus Plan shall continue in accordance with their terms and shall not be affected by such termination.

Federal Income Tax Consequences of Awards

The proposed amendments to the Omnibus Plan will not change the tax consequences of the various Awards. The following is a summary of the U.S. federal income tax consequences of the Awards to the participants in the Omnibus Plan and to the Company, based upon current income tax laws, regulations and rulings. Awards to participants subject to tax in non-U.S. jurisdictions may be treated differently under the tax laws of those jurisdictions.

Full Value Awards

A participant will recognize ordinary income equal to the fair market value of any shares received upon vesting and distribution of a Full Value Award and the Company will be entitled to a deduction of the same amount, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Incentive Stock Options

An optionee does not realize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with its terms and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not realize any ordinary income by reason of the

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exercise, and the employer will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, the optionee’s gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of the optionee’s gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee’s basis in the shares. The excess of the fair market value of the shares at the time the Incentive Stock Option is exercised over the exercise price is tax preference income taken into account in computing the alternative minimum tax applicable to individuals.

If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise, the optionee will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be long- or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

Stock Options Other Than Incentive Stock Options

Stock Options which do not meet the requirements for Incentive Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant of the option, the optionee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the shares on the date of exercise of the option over the amount of cash paid for the shares. The excess of the fair market value of the shares on the date of exercise over the exercise price is not a tax preference item.

As a result of the optionee’s exercise of such an option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee’s gross income. If the optionee pays all or part of the option price of such an option by surrendering already-owned shares, certain additional tax rules apply.

Tandem SARs

Although the recipient of a Tandem SAR does not recognize income at the time it is granted, the recipient will recognize income when the Tandem SAR is exercised in an amount equal to the cash and the fair market value of any shares the recipient receives. The Company will be entitled to deduct as compensation an amount equal to the income recognized by the recipient.

However, so long as sale of the shares (if any) received would subject the recipient to suit under Section 16(b) of the Securities Exchange Act of 1934, the recipient does not recognize income and no tax deduction is allowed to the Company until the earlier of the expiration of six months from the date of exercise or the date on which the Section 16(b) restriction lapses. At such time, the recipient will recognize income equal to the fair market value of the stock and the Company will be entitled to a tax deduction of a like amount. The recipient may elect to recognize income upon receipt of the stock and not at the later time, in which case the tax consequences to the recipient and the Company are the same as if the recipient were not subject to the Section 16(b) restriction.

If a Tandem SAR is paid in shares, the recipient’s basis will be equal to the amount of ordinary income recognized by the recipient in respect of such shares, and the recipient’s holding period for capital gains purposes will commence on the day such income is recognized.

Other Awards

A participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received under any other awards under the Omnibus Plan and the Company will be entitled to a deduction of the same amount, subject to the limits under Section 162 of the Internal Revenue Code. However, in the case of an award of shares subject to a substantial risk of forfeiture, the recipient does not recognize income and no tax deduction is allowed to the Company until the first time the shares received are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier; at which time the recipient will recognize income equal to the fair market value of the stock and the Company will be entitled to a tax deduction of a like amount; but if permitted under the terms of the award, the recipient may elect to recognize income upon receipt of the shares and not at a later time, in which case the tax consequences to the recipient and the Company are the same as if the shares were transferable and not subject to a substantial risk of forfeiture.

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OTHER EQUITY COMPENSATION PLAN INFORMATION

As additional information in connection with this Proposal, the following table summarizes certain information regarding shares of Company common stock that may be issued by the Company pursuant to its equity compensation plans existing as of September 30, 2022. For more information about the recent and currently outstanding or unvested grants under the Omnibus Plan, see Director Compensation, above, and Proposal 3: Advisory Vote on Executive Compensation, below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights[1]	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)[1]
Equity compensation plans approved by security holders[2]	279,868[3]	N/A4	559,121[5]
Equity compensation plans not approved by security holders[6]	93,154[6]	N/A4	21,316[6]
Total	373,022	N/A4	580,437

1	The number of shares is subject to adjustment for future changes in capitalization by stock splits, stock dividends and similar events. Does not include shares that may be purchased on the open market pursuant to the Company’s Employee Stock Purchase Plan (ESPP). Under the ESPP, participants may elect to have up to 10% of their current salary or wages withheld and contributed to one or more independent trustees for the purchase of shares. At the discretion of an officer of the Company, the Company or a domestic subsidiary or division may contribute cash in an amount not to exceed 20% of the amounts contributed by participants; however, the total number of shares purchased with the Company’s matching contributions after October 15, 2003 may not exceed 275,000. As of September 30, 2022, 641,296 shares had been purchased with the Company’s matching funds of which 229,274 were purchased after October 15, 2003.

2	Consists of the Omnibus Plan.

3	Represents shares issuable under the Omnibus Plan pursuant to unvested performance-accelerated restricted share (PARS) awards, unvested RSUs, unvested PSUs, and unvested director share awards.

4	The securities outstanding at September 30, 2022 have no exercise price.

5	Represents shares currently available for awards under the Omnibus Plan.

6	Consists of the Company’s Compensation Plan for Non-Employee Directors (Directors Compensation Plan), under which the Company’s directors were compensated prior to the 2021 Annual Meeting, when the Company’s shareholders approved granting future director compensation awards under the Omnibus Plan rather than the Directors Compensation Plan. As of September 30, 2022, of the 400,000 shares authorized for issuance under the Directors Compensation Plan a total of 285,530 shares had been issued and approximately 93,154 shares had been elected by various directors to be issued on a deferred basis; the remaining 21,316 shares will be used, if at all, only to satisfy dividend accrual rights attached to deferred shares previously awarded under the Directors Compensation Plan. Details of the directors’ compensation, including elective deferrals and dividend accrual rights, are hereby incorporated by reference to Director Compensation in this Proxy Statement.

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Proposal 3: Say on Pay – Advisory Vote to Approve Executive Compensation

The Board of Directors recommends a vote FOR this Proposal.

Pursuant to Section 14(a) of the Securities Exchange Act of 1934, the Board of Directors is again soliciting an advisory (non-binding) shareholder vote, commonly referred to as “Say-on-Pay”, to approve the compensation of the executive officers whose compensation is disclosed in this Proxy Statement (the named executive officers or NEOs). At our 2022 Annual Meeting, over 96% of the shares represented and entitled to vote on the Say on Pay proposal, or over 88% of all outstanding shares, were voted in support of the Say-on-Pay proposal. Unless the shareholders approve a different frequency (see Proposal 4: Advisory Vote on Frequency of Advisory Votes on Executive Compensation), we plan to continue to hold a Say-on-Pay vote every year.

The Board of Directors strongly endorses our executive compensation program and recommends that the shareholders vote in favor of the following Resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure.”

Shareholders are encouraged to review the Compensation Discussion and Analysis section below as well as the Summary Compensation Table and the other related tables and narrative disclosure referred to in the proposed Resolution, which provide details about our executive compensation program as well as specific information about the compensation of our named executive officers.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of the shareholders, and to the extent there is a significant vote against the above resolution the Company will consider the shareholders’ concerns and the Committee will evaluate what actions (if any) may be necessary to address those concerns.

SUMMARY OF EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to attract, motivate, and retain executive officers who are critical to our success. The Committee believes that the program constitutes a balanced, competitive approach to compensation that supports our compensation objectives through performance-based compensation that aligns the interests of executives with those of our shareholders.

The Compensation Committee reviews our compensation program at least annually to ensure that it achieves the desired goals of aligning our executive compensation structure with shareholders’ interests and current market practices.

What We Do:	What We Don’t Do:

Pay for performance philosophy	No excessive perquisites

Significant portion of compensation is at-risk	No tax gross-ups on perquisites

Competitive stock ownership guidelines	No tax gross-ups on change in control severance

Robust clawback policy	No hedging or pledging of Company stock

Double-trigger change-in-control equity vesting	No repricing or exchange of equity-based awards without shareholder approval

Independent compensation consultant

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COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee is responsible for determining the compensation of the Chairman and Chief Executive Officer and other senior officers and key executives of the Company. The Committee has reviewed and discussed with management the Company’s disclosures under the section captioned Compensation Discussion and Analysis beginning immediately following this Compensation Committee Report.

Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the Securities and Exchange Commission.

The Human Resources and Compensation Committee

●	Vinod M. Khilnani, Chair

●	Patrick M. Dewar

●	James M. Stolze

●	Gloria L. Valdez

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the compensation of the following NEOs:

●	Victor L. Richey Jr.

Chairman, Chief Executive Officer & President

●	Christopher L. Tucker

Senior Vice President & Chief Financial Officer

●	David M. Schatz

Senior Vice President, General Counsel & Secretary

2022 Performance Highlights

Net Sales	Diluted Earnings Per Share	Entered Orders
$858M	$3.16	$961M
Record Sales	+31% over prior year	Record Orders & Ending Backlog
+20% over prior year		+21% over prior year

●	Generated record sales with a 20% increase over the prior year

●	Delivered 31% growth in EPS by working diligently to find ways to reduce costs, redesign products, secure sourcing alternatives, and implement price increases to drive profit improvement

●	Delivered higher profit margins while continuing to work through a challenging operational environment

●	Returned $28 million to shareholders through dividends and the repurchase of outstanding shares of common stock

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2022 Performance Highlights Related to Executive Compensation

The Compensation Committee established two performance metrics, “Adjusted EPS” and “Cash Flow,” to determine incentive plan compensation earned during fiscal 2022 and thereby incent the participants and align cash incentive compensation with business objectives. These metrics are non-GAAP measures; for a detailed description and a reconciliation to the nearest GAAP measures, see 2022 Cash Incentive Metrics, below.

Pay for Performance

Our compensation programs are designed to maximize shareholder value by allocating a significant portion of executive compensation to at-risk pay. Our annual cash incentive program and equity-based PSUs utilize a variety of key strategic and financial performance metrics and are designed to reward positive financial performance and limit unnecessary risk taking. Stock ownership guidelines align the interests of executives and shareholders by ensuring that executives bear the economic risk of share ownership.

Compensation Objective

The Compensation Committee’s objective is to develop and maintain industry-competitive compensation packages to attract, retain, motivate and reward our executive officers and other senior officers and key executives. Compensation programs are designed to be consistent with those of other companies engaged in similar industries and/or of similar size with which we are likely to compete for talent to enable us to employ and retain a high-quality management team. The Committee seeks to use performance-based compensation to maximize the alignment of executive compensation with the long-term interests of our shareholders.

The Committee sets compensation levels based on the skills, experience and performance of each executive officer, taking into account the benchmarking described below and compensation recommendations made by the CEO (except with respect to his own position). The Committee’s pay for performance philosophy is reflected in the annual compensation review. The Committee also considers tally sheets which provide, for each executive officer, a recap of each principal element of compensation as well as benefits, perquisites, equity awards, and stock ownership and potential ownership. The tally sheets also reflect the incremental compensation which would be payable as a result of various termination scenarios and each element of pay or benefits impacted. The Committee retains the discretion to adjust all elements of compensation as it deems appropriate, subject to the requirements of shareholder-approved plans.

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Executive Compensation Program Highlights

Pay for performance philosophy	A significant portion of NEO pay is at-risk in order to align pay with business strategy and shareholder interests
At-risk annual cash incentive	Based on achievement of specified Company performance metrics
Long-term equity incentive compensation (LTI)	Incorporates long-term Company performance metrics, and retention factors such as delayed vesting
Limited perquisites	Perquisites are appropriate to the position and not excessive
No tax gross-ups	No tax gross-up on any perquisites or severance benefits
Competitive stock ownership policy	NEO stock ownership requirement is based on a multiple of base salary
Clawback policy	Cash incentive and equity awards may be reclaimed by the Company in case of malfeasance
No hedging or pledging	NEOs must retain the risks of Company stock ownership
Double trigger vesting	NEO change in control agreements and stock awards contain double trigger vesting provisions
Independent compensation consultant	The Compensation Committee retains its own independent compensation consultant
Strong say-on-pay support	Over 96% of the shares voting at the 2022 Annual Meeting supported the Company’s executive compensation program

The following table summarizes the 2022 target direct compensation pay mix for the CEO and other NEOs, with approximately 77% of the CEO’s target direct compensation at risk and 59% of the average of the other NEOs’ target direct compensation at risk. Target direct compensation is defined as the sum of the executive officer’s base salary, annual cash incentive award, and annual long term equity incentive awards, in each case calculated at the target level specified by the Compensation Committee.

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Compensation Consultant and Benchmarking

The Compensation Committee is authorized by its charter to employ independent compensation and other consultants. The Committee has typically engaged a nationally recognized compensation consulting firm (Compensation Consultant) every other year to assist the Committee in evaluating executive compensation. The Compensation Consultant provides information, research and analysis pertaining to executive compensation as requested by the Committee, including updates on market trends, survey data and analysis for market review. The Committee also from time to time engages our primary outside counsel, Bryan Cave Leighton Paisner LLP (BCLP) to advise it on selected executive compensation issues.

The Committee conducts a peer and market review every two years; the most recent review was in 2020, as described below.

2020 Compensation Report (Fiscal 2021 Compensation Review)

In the summer of 2020, the Committee engaged Pay Governance LLC as the Compensation Consultant to provide a compensation report (the 2020 Compensation Report) for the Committee’s fiscal 2021 compensation review. One of the elements of the 2020 Compensation Report was the 2020 Mercer Benchmark Database/Total Remuneration Survey – Executive (Mercer Survey), a broad-based survey of management compensation, as the primary source for benchmarking its executive compensation levels. A broad market survey provides decision-quality data that is generally reliable and consistent year-over-year. The Company did not participate in the Mercer Survey. A list of all of the participating companies included in the Mercer Survey is attached as Appendix B to this Proxy Statement.

For its 2020 Compensation Report, the Compensation Consultant also provided proxy data from the peer group described below (2020 Peer Group) to be used in conjunction with the Mercer Survey in order to add context to the decision-making process and provide a supplemental perspective on the market. Peer group proxy data provides transparent line-by-line information for each company in the peer group, and provides the ability to review industry trends and compensation design practices as well as pay-for-performance alignment. The 2020 Peer Group was based on the SIC codes assigned to the Company’s subsidiaries and represented companies in the following industries in which the Company participates:

●	Industrial valves

●	General industrial machinery

●	Radio and television communications equipment

●	Printed circuit boards

●	Instruments to measure electricity

●	Services not elsewhere classified

Companies in the above industries were then filtered for revenue size in order to determine the 2020 Peer Group. The following is a list of the companies in the 2020 Peer Group, with their ticker symbols:

● Ameresco, Inc. (AMRC)*	● Helios Technologies (HLIO)

● Badger Meter, Inc. (BMI)*	● MACOM Technology Solutions Holdings Inc. (MTSI)*

● Barnes Group Inc. (B)	● MKS Instruments, Inc. (MKSI)

● Chart Industries, Inc. (GTLS)	● Mueller Water Products, Inc. (MWA)

● CIRCOR International, Inc. (CIR)*	● National Instruments Corporation (NATI)*

● Comtech Telecommunications Corp. (CMTL)*	● Powell Industries, Inc. (POWL)*

● CTS Corporation (CTS)	● Standex International Corporation (SXI)

● FARO Technologies, Inc. (FARO)	● Tri Mas Corporation (TRS)

● Franklin Electric Co., Inc. (FELE)*	● Viavi Solutions Inc. (VIAV)*

* These companies did not report compensation data for the General Counsel position in their proxy materials.

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Fiscal 2022 Benchmarking

For its compensation review for fiscal 2022, the Committee reviewed each principal element of compensation (base salary, cash incentive and LTI), as well as total cash compensation (base salary and cash incentive), and total direct compensation (target cash compensation and LTI) for each of the Company’s executive officer positions, and compared them against the benchmark range from the Compensation Report, as aged by 3%. The CEO’s benchmark range for each element of compensation in the Compensation Report is from the median to the 75th percentile, as aged by 3%. The benchmark range for the CFO and the General Counsel is the median plus or minus 15% for each element of compensation in the Compensation Report, as aged by 3%. For fiscal 2022, the Committee utilized the benchmark ranges from the Compensation Report in determining the competitiveness of the executives’ compensation. The Committee also compared relative Company performance against the performance of the companies in the 2020 Peer Group to test the overall reasonableness of pay for performance.

The Committee used the Compensation Report described above as a guideline and frame of reference in determining appropriate compensation levels and incentives for the executive officers; however, the Committee does not make its decisions according to a formula, and the Committee exercises considerable judgment and discretion in making them. The complexity and composition of the Company does not lend itself to comparisons with a readily ascertainable peer group, and while matching by SIC codes can provide some measure of comparability, there are wide variations in the type and complexity of these companies. The Committee therefore considers the benchmark ranges to be only a guide, and makes individual determinations of compensation for each of the executive officers based on numerous factors including the comparative responsibilities of the executive officers and the Committee’s assessments of individual and Company performance.

Compensation Consultant Independence

In August 2022, the Committee assessed the independence of Pay Governance and BCLP in line with the SEC’s compensation consultant independence factors, and determined there were no conflicts of interest. The Committee will continue to review their independence status annually and will keep the compliance letters on file.

Principal Elements of Compensation Program

The principal elements of the 2022 compensation program for executive officers (base salary, annual cash incentive and long-term equity incentive) are reflected in the Summary Compensation Table on page 44. Each of these elements is described in detail in the corresponding sections below.

Pay Element	Form	2022 Metrics	Objectives
Base Salary	Cash	Benchmarked to market median (except median to 75th percentile for CEO due to time in role and performance), subject to adjustment for individual factors such as experience and performance	Attract and retain qualified executives
Annual Incentive Plan (PCP)	Cash	100% based on financial results: ● 70% based on Adjusted EPS ● 30% based on Cash Flow	Drive profitability, growth and progress against strategy
Long-Term Equity Incentive (LTI)	Performance Share Units (PSUs)	● 70% based on EBITDA growth ● 30% based on relative Total Shareholder Return (rTSR) Awards vest after 3-year performance period	Align NEOs’ efforts with creation of long-term shareholder value
	Restricted Share Units (RSUs)	Awards vest after 3½ years	Retention, ownership and full alignment with the shareholder experience
Benefits	Consistent with other similarly situated personnel

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We do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Any such risk is mitigated by the multiple elements of the compensation programs, including base salary, annual cash incentive programs, and LTI awards which are earned over multiple years. This structure encourages decision-making that is in the best long-term interests of the Company and our shareholders.

Based on its review of the compensation program, the executive officers’ current compensation and the Company’s performance, the Committee approved several changes in the compensation program beginning in fiscal 2021 and continuing into fiscal 2022, including eliminating the tax gross-up on perquisites, and changing the types of equity awards to be granted under the LTI program from time-vested, performance-accelerated PARS awards to PSUs and RSUs.

Total Direct Compensation

The executive officers receive total direct compensation consisting of cash compensation (base salary plus annual cash incentive compensation) and long-term equity incentive compensation. Each of these elements is described in detail in the corresponding sections below.

The Committee sets target levels for total direct compensation based on the skills, experience, breadth of their role, and performance of each executive officer, taking into account the benchmarking described above and compensation recommendations made by the CEO (except with respect to his own position). The Committee also considers the Company’s performance. For fiscal 2022, the Committee increased the executive officers’ total direct compensation as described in detail below. Total direct compensation for fiscal 2022 was within the benchmark ranges for Mr. Richey, Mr. Tucker and Mr. Schatz.

Base Salaries

Base salaries are designed to attract, retain, motivate and reward competent, qualified, experienced executives, although we emphasize performance-based compensation for the executive officers.

Fiscal 2022 base salaries for the executive officers were set by the Committee in the first quarter of fiscal 2022. Annual base salaries for the executive officers for fiscal 2022 and fiscal 2021 were as follows:

Base Salaries

Officer	FY 2022 Base Salary	FY 2021 Base Salary[1]	Percent Increase from FY 2021
Victor L. Richey	898,100	898,100	0.0%
Christopher L. Tucker	522,000	500,000	4.4%
David M. Schatz	357,000	335,000	6.6%

1	Amounts shown for 2021 are annualized; the actual amounts paid are set forth in the Summary Compensation Table.

Base Salary Changes for Fiscal 2023

For fiscal 2023 the Committee determined that increases in base salary of 9.2% and 10.4% were warranted for Mr. Tucker and Mr. Schatz, resulting in base salaries of $570,000 and $394,000, respectively. For Mr. Tucker and Mr. Schatz, the 2023 base salary increases are larger than normal due to the elimination of certain perquisites, including country club benefits and auto allowances. Upon becoming Chief Executive Officer and President on January 1, 2023, Mr. Sayler, who is currently the President of the Company’s Utility Solutions Group and its subsidiary Doble Engineering Company, will receive an annual base salary of $715,000. In addition, the Committee and Mr. Richey agreed to amend his employment agreement to provide for an annual salary of $650,000 beginning on January 1, 2023 and continuing until his full retirement as an employee.

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Annual Cash Incentive

The Committee uses annual performance-based cash incentives to compensate the executive officers. The Committee establishes at-risk performance targets for the executive officers using financial and operational goals linking compensation to overall Company performance. The annual cash incentive targets for fiscal 2022 and fiscal 2021 were as follows:

Target Cash Incentive Compensation1

Officer	FY 2022 Target Cash Incentive	FY 2021 Target Cash Incentive	Percent Increase from FY 2021
Victor L. Richey	959,500	959,500	0.0%
Christopher L. Tucker	348,000	325,000	7.1%
David M. Schatz	153,000	145,000	5.5%

1	Amounts shown are annual targets; the actual amounts paid are set forth in the Summary Compensation Table.

The fiscal 2022 cash incentive targets for the executive officers were established pursuant to our Performance Compensation Plan (PCP) authorized under the 2018 Omnibus Incentive Plan. This at risk plan closely links the executive officers’ pay to our financial results and provides compensation variability in the form of reduced payments when performance is below targets and higher compensation when performance exceeds targets. The PCP has a fixed target with a range based on performance. The Committee has discretion to either increase or decrease the actual cash incentive payouts.

Annual Cash Incentive Changes for Fiscal 2023

For fiscal 2023, the Committee determined that the cash incentive targets will be set as a percent of base salary in line with market practices for Mr. Sayler, Mr. Tucker and Mr. Schatz. The 2023 cash incentive targets for Mr. Tucker and Mr. Schatz are $373,000 (65% of 2023 base salary) and $176,000 (45% of 2023 base salary), respectively. The 2023 cash incentive target for Mr. Sayler is $715,000 (100% of base salary) and will be scored based on the performance of the Utility Solutions Group for the first quarter of fiscal 2023 and for total company performance for the remaining three quarters of fiscal 2023. For Mr. Richey, the Committee approved an initial 2023 cash incentive target of $959,500 which will be prorated for the first quarter of fiscal 2023, and a reduced cash incentive target of $487,500 to recognize his change in role to Executive Chairman, which will be prorated for the period from the beginning of the second quarter of fiscal 2023 through the date of his retirement.

The metrics to be used for determining the amounts of the 2023 cash incentive payouts are described under Fiscal 2023 Changes to Cash Incentive Metrics, below.

Total Target Cash Compensation

The target percentages of total cash compensation represented by base salary and by the PCP target varied for fiscal 2022 based on the position, as follows:

Total Cash Compensation – Fiscal 20221

	Base Salary		Cash Incentive Target (PCP)
		Percent of Total Cash		Percent of Total	Total Cash
Officer	Amount	Compensation	Amount	Cash Compensation	Compensation
Victor L. Richey	$898,100	48%	$959,500	52%	$1,857,600
Christopher L. Tucker	$522,000	60%	$348,000	40%	$870,000
David M. Schatz	$357,000	70%	$153,000	30%	$510,000

1	Amounts shown are annual targets; the actual amounts paid are in the Summary Compensation Table.

The higher at-risk target percentage for the CEO as compared to the other executive officers is based on our at risk philosophy, and his role as CEO of the Company. Similarly, the CFO has a higher percentage as compared to the General Counsel. Near the beginning of each fiscal year, after reviewing our business plans for the fiscal year, the Committee determines the key short-term business metrics on which senior management should focus in order to drive results and

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approves the cash incentive target for each executive officer. Because of the broad responsibilities of the executive officers, their criteria are tied to Company-wide metrics. The Committee then determines the percentage of the cash incentive target which should be tied to each of the metrics and the performance target for each metric, and approves the minimum and maximum multipliers which will be applied to each of the performance targets to determine the payment under the plan.

The 2023 total cash compensation increases for Mr. Tucker and Mr. Schatz are larger than normal due to the elimination of the country club and auto allowance benefits in 2023. An offset value was allocated to their base salary and annual cash incentive target, thereby allocating a portion of the eliminated perquisite to at-risk compensation.

2022 Cash Incentive Metrics

During the first quarter of fiscal 2022 the Committee approved two metrics for achievement of the fiscal 2022 PCP incentive targets, based on the annual operating plan reviewed by the Board of Directors. The first was “Adjusted EPS”, weighted at 70% of the total PCP target opportunity; “Adjusted EPS” is a non-GAAP financial measure. Fiscal 2022 “Adjusted EPS” of $3.21 equals diluted EPS of $3.16 excluding $0.05 per share of after-tax charges associated with inventory step-up charges from our acquisitions of Altanova and NEco, severance charges at our subsidiaries VACCO and NRG, and management transition and acquisition costs at Corporate. Fiscal 2021 “Adjusted EPS” of $2.59 equals diluted EPS of $2.42 excluding $0.17 per share of after-tax charges mainly consisting of management transition and acquisition costs at Corporate, restructuring costs primarily within our USG segment, and purchase accounting adjustments related to our acquisitions of Phenix and Altanova, partially offset by the final settlement from the sale of our Watertown facility.

The second metric was “Cash Flow,” weighted at 30% of the total PCP target opportunity; “Cash Flow” is a non-GAAP financial measure. Fiscal 2022 “Cash Flow” of $116.6 million equals GAAP net cash provided by operating activities of $135.3 million less $12.9 million of additions to capitalized software and less $5.8 million of net debt repayments/other. Fiscal 2021 “Cash Flow” of $94.8 million equals GAAP net cash provided by operating activities of $123.1 million less $26.7 million of capital expenditures and less $8.8 million of additions to capitalized software, plus $7.2 million of proceeds from sale of building and land/other.

The Committee approved the following targets for the two fiscal 2022 cash incentive metrics. The Committee also considered the uncertainty of the economy. At the time the Committee approved the PCP goals, the business impact of COVID-19 was still uncertain, so its impact was not considered in the goal setting process.

2022 PCP Targets and Results

		2022 Benchmarks
	Weight (% of				Actual Value	Actual % of Payout
Metric	Target Incentive)	Minimum	Target	Maximum	Achieved	Earned (unweighted)
Adjusted EPS	70%	$2.81	$3.12	$3.43	$3.21	140%
Cash Flow (millions)	30%	$80.9	$98.4	$115.9	$116.6	200%
% of Target Earned		20%	100%	200%
Weighted % of Total Target Earned						158%

The Summary Compensation Table on page 44 reflects the actual payouts to the executive officers under the PCP for fiscal 2022.

Fiscal 2023 Changes to Cash Incentive Metrics

In line with its practice in recent years, the Committee determined to allocate 100% of the executive officers’ cash incentive compensation opportunity to the PCP, and approved the following performance criteria for fiscal 2023:

●	“Adjusted EPS,” weighted at 70% of the total target opportunity and consisting of earnings per share excluding certain defined non-recurring gains and charges expected to be realized or incurred in fiscal 2023 (this is a non-GAAP measure); and

●	“Cash Flow from Operating Activities,” weighted at 30% of the total target opportunity (this is intended to be the same as “net cash provided by operating activities”, which is a GAAP measure).

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While the potential cash incentive compensation payable under the PCP for fiscal 2022 ranged from 0.2 to 2.0 times the target opportunity for both “Adjusted EPS” and “Cash Flow”, depending on actual 2022 performance, the potential cash incentive compensation for fiscal 2023 will range from 0 to 2.0 times the target opportunity for both Adjusted EPS and Cash Flow from Operating Activities, depending on actual 2023 performance.

Long-Term Equity Incentive Compensation

We do not coordinate LTI grants with the release of material non-public information. Company-wide equity grants, including equity grants to executive officers, are made at regular meetings of the Compensation Committee.

Beginning in fiscal 2021, the Company revised our LTI program in line with prevailing practices and published proxy advisory firm guidance, and began providing the annual LTI awards in the form of PSU and RSU awards. The Committee determined that the two new award types would be implemented through a three-phase transition plan until the two award types are each weighted at 50% of the LTI opportunity. The initial RSU grants were made to the executive officers in April 2021 in line with historic LTI grant timing. The initial PSU grants were postponed from April 2021 until November 2022 to align with the Company’s fiscal year goal-setting process. The LTI transition plan is graphically described below.

LTI Transition Plan

Transition Plan Target Award Values

	Phase 1		Phase 2		Phase 3
Award type	RSUs	PSUs	PSUs	RSUs	PSUs	RSUs
Award date	Q3 2021	Q1 2022	Q1 2022	Q3 2022	Q1 2023	Q3 2023
% of Total LTI opportunity	70%	30%	40%	60%	50%	50%
Award date target values:
Victor L. Richey	$1,462,860	$626,940	$835,920	$1,253,880	N/A	N/A
Christopher L. Tucker	$346,500	$148,500	$208,800	$313,200	$285,000	$285,000
David M. Schatz	$168,000	$72,000	$102,000	$153,000	$147,750	$147,750
	FY2021		FY2022		FY2023

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Restricted Share Units (RSUs)

RSUs are time-vested awards. The RSUs awarded in fiscal 2022 will vest 3½ years after the award date, at which time they will be converted into a like number of shares of Company common stock, and such shares will be paid out to the participant (after statutory tax withholdings) on the following business day.

Performance-Based Share Units (PSUs)

PSUs awarded in fiscal 2022 will vest after a three-year performance period ending with fiscal 2024. If earned, they will be converted into a number of shares of Company common stock based on achievement of the performance goals. The award distribution in shares may be less than or greater than the number of PSUs awarded depending on the degree to which the Company has achieved specified performance goals. For the fiscal 2022 PSU awards, the Committee approved the following performance metrics, targets and weightings:

EBITDA Performance Goals – 70% of PSU award value
		Below Threshold	Threshold	Target	Maximum
Cumulative Company EBITDA	Performance Level (in millions)	<$405.5	$405.5	$477.1	$620.2
for the three year performance period[1]	Payout	0%	50%	100%	200%

rTSR Performance Goals – 30% of PSU award value
Company TSR over the three year performance period		Below Threshold	Threshold	Target	Maximum
	Performance Level	<30th percentile	30th percentile	50th percentile	80th percentile
compared to TSRs of all companies in the S&P 600 Industrials Index[2]	Payout	0%	50%	100%	200%

1	EBITDA target represents EBITDA growth targets for the performance period using actual 2021 EBITDA plus 15% for 2022 then 5.5% CAGR for 2023 and 2024. Straight-line interpolation will be used to score between threshold, target and maximum performance levels.

2	The Company’s TSR for the performance period will be compared to each company in the S&P 600 Industrials Index. The Index companies’ TSR will be ranked and the Company’s TSR will be compared to the ranked list to determine the rTSR score. Straight-line interpolation will be used to score between threshold, target and maximum performance levels.

For more information about the fiscal 2022 LTI awards, see “Grants of Plan-Based Awards” on page 46.

LTI Changes for 2023

For the fiscal 2023 LTI awards to Mr. Sayler and the other executive officers, the Committee set the value as a percentage of base salary in line with market practices, resulting in fiscal 2023 target LTI values as of the grant date of $1,430,000 (200% of base salary), $570,000 (100% of base salary) and $295,500 (75% of base salary) for Mr. Sayler, Mr. Tucker and Mr. Schatz, respectively. As Mr. Richey is retiring, no target was established for him.

The Committee has determined that the LTI awards for fiscal 2023 will be provided in the same two forms as for fiscal 2022 and will be divided equally in grant date target value between PSUs and RSUs, as specified in Phase 3 of the three-year transition plan described above. The Company currently expects to grant the fiscal 2023 RSU awards in the spring of 2023.

The PSU awards for fiscal 2023 were made in November 2022, with target values as of the grant date of $715,000, $285,000 and $147,750 for Mr. Sayler, Mr. Tucker and Mr. Schatz, respectively. The fiscal 2023 PSUs will vest after a three-year performance period beginning with fiscal 2023, at which time they will be converted into a currently undeterminable number of shares of Company common stock, which may be less than or greater than the number of PSUs awarded, within certain specified threshold and maximum limits, depending on the degree to which the Company has achieved one or more specified performance goals. If the performance is less than the threshold goal for a particular performance measure, there will be no payout of that portion of the PSUs dependent on that measure.

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The Company modified the performance measures for the fiscal 2023 PSUs as compared to the fiscal 2022 PSUs to further align the performance measures with shareholders by adding Return on Invested Capital (ROIC) as a performance measure, continuing the use of EBITDA as a performance measure and utilizing relative Total Shareholder Return (rTSR) as a modifier. The Committee approved the targets and weightings for EBITDA (60%) and ROIC (40%). The resulting numbers of shares may be subject to increase or decrease based on the Company’s rTSR over the performance period compared to the TSR of the companies in a peer group based on the S&P 600 Industrials Index. If the Company’s rTSR is at or below the 25th percentile or at or above the 75th percentile, the resulting number of shares will be decreased by 20% or increased by 20%, respectively; if the Company’s rTSR is between the 25th percentile and the 75th percentile, no adjustment will be made. In no event will the award payout be greater than 200% of the target.

Mr. Richey did not receive a PSU award for 2023 due to his announced retirement; however, he will receive a one-time transition RSU award at the beginning of 2023 for a number of shares valued at $1,500,000 divided by the Company’s closing stock price on the first trading day of January. This award will vest on December 31, 2023 and be distributed in shares at the beginning of 2024. It will be subject to a non-compete covenant extending for two years after the distribution date and other conditions, including potential clawbacks, similar to those in the Company’s standard RSU awards. Amounts equal to dividends paid on a like number of shares will accrue and be paid in cash on the distribution date.

Other Compensation Elements

Perquisites

The Company also provides limited perquisites to the executive officers, which have historically included country club membership, an annual physical, financial planning and an auto allowance. The Committee annually reviews the types and value of the perquisites provided to the executive officers as part of its overall review of executive compensation. The Committee determined the perquisites paid in fiscal 2022 to be reasonable. Certain of these perquisites are treated as taxable income. Effective January 1, 2021, we ceased reimbursing our executive officers for the income taxes due on these perquisites (“tax gross-ups”), and effective for fiscal 2023 we ceased providing auto allowances and country club benefits for our executive officers.

Retirement Benefits

Like our other employees, the executive officers are eligible for retirement benefits provided through a matched defined contribution (401(k)) program. In February 2020, we terminated our defined benefit pension plan, which had been frozen since 2003, and the executive officers received lump sum distributions in liquidation of their plan accounts. Mr. Richey is eligible for a frozen benefit under our supplemental executive retirement plan (SERP). The accrual of benefits under the SERP ended in December 2003 for all Company employees, consistent with the compensation program’s change in emphasis to at-risk rather than risk-free or safety-net pay. See Pension Benefits, below.

Severance Plan

Severance provisions in the event of a change of control benefit a company by allowing executives who are parties to such arrangements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment, thereby providing stability to a corporation during a potentially uncertain period. Accordingly, the Committee decided that it was in the Company’s best interest to adopt a Severance Plan, effective in 1995 and last amended in November 2020, which prescribes the compensation and benefits to be provided in the event of a change of control to certain executives, including the CEO and the other executive officers.

Our change of control arrangements were designed to provide executives with severance payments and certain other benefits in the event that their employment is terminated in connection with a change of control transaction. The Severance Plan includes a “double trigger,” which means that it provides severance benefits only if there is both (1) a change of control of the Company, and (2) the Company (or any successor) terminates the employee’s employment without cause within 36 months following a change of control, or the employee terminates his or her employment for good reason within 36 months following a change of control, or the Company terminates the employee’s employment within 90 days before a change of control at the request of a third party who, at such time, had taken steps reasonably calculated to effect the change of control.

For purposes of the Severance Plan, “change of control” means any of the following (subject to the specific definitions in the Severance Plan): (i) the acquisition by any person or group of at least 20% of the then-outstanding shares of the Company’s common stock; or (ii) a change in a majority of the members of the Board of Directors that is not approved by the incumbent

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Board; or (iii) the approval by the shareholders of either a reorganization, merger or consolidation after which the shareholders will not own at least a majority of the Company’s common stock and voting power, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company’s assets.

If the Severance Plan is triggered, the executive will be entitled to all accrued but unpaid compensation, a pro rata cash bonus for the year of separation and benefits through the date of separation, as well as a lump sum cash payment which is designed to replicate the cash compensation (base salary and cash incentive), plus certain benefits, that the executive would have received had he or she remained employed for two years, and in the case of Mr. Richey, the amount of his accumulated benefit under the SERP. Except for the SERP benefit, these payments and benefits would only be paid as a result of a double-trigger event. The determination of the appropriate level of payments and benefits to be provided in the event of a change of control termination involved consideration of several factors. The two-year multiple was determined based on a survey of the Company’s peers at the time the Severance Plan was adopted by the Company, and is deemed to be reasonable. The Committee considered that a high-level executive, who is more likely to lose his or her job in connection with a change of control than other employees, may require more time than other employees in order to secure an appropriate new position, and, unless that executive was provided with change of control benefits, he or she may be motivated to start a job search early if a change of control is anticipated, to the detriment of the Company. Thus, the existence of the Severance Plan provides an incentive for the executive to remain with the Company until a change of control actually occurs. In addition, payments are not provided under the Severance Plan unless there has been not only a change of control but also a qualifying termination of employment, thus providing an acquirer the opportunity to retain the Company’s management team during or after a transition period.

For further information about the Severance Plan, and a sample calculation of the cash compensation and benefits to be provided under the Severance Plan, based on certain stated assumptions, see Potential Payments Upon Termination or Change in Control beginning on page 50.

In addition, pursuant to the executive officers’ severance agreements as well as their LTI award agreements, in the event of a change of control, all LTI awards are to be assumed by the acquirer or successor entity and converted to an equivalent agreement. If for any reason the awards will not or cannot be assumed, they will be paid out in cash.

Employment Agreements

In 2021, we entered into new employment and compensation agreements with each of our executive officers. Mr. Richey’s agreement was an update to provide for treatment of our new types of equity awards and remove obsolete provisions such as those relating to the pension plan and the tax gross-up on perquisites. The initial term of Mr. Schatz’s agreement was one year, and the initial term of Mr. Tucker’s agreement is 24 months. Each agreement automatically renews annually unless either party gives notice of non-renewal at least 180 days prior to expiration of the then-current term. The agreements provide for payment of an annual base salary, participation in our cash incentive plans, eligibility for participation in our LTI plans and benefit plans and programs applicable to senior executives, and continuance of certain perquisites. For more information about the terms of these agreements, including specifics regarding the cash compensation and benefits provided in the event of a qualifying separation, and for a sample calculation based on certain stated assumptions, see Employment Agreements on page 49, and Potential Payments Upon Termination or Change in Control beginning on page 50.

Before the end of December, 2022, we expect to enter into a new employment and compensation agreement with Mr. Sayler effective January 1, 2023, consistent with the financial terms of his accepted offer letter, and otherwise substantially on the same terms as the current employment agreements with Mr. Richey and the other executive officers.

The Compensation Committee periodically assesses the reasonableness of the executive officers’ employment agreements to consider whether any changes are appropriate.

Limit on Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code prohibits publicly held companies, including the Company, from deducting salaries and other compensation paid to an executive officer to the extent that the total exceeds $1 million during the tax year. Certain compensation based upon the attainment of performance goals set by the Compensation Committee was formerly able to qualify for an exclusion from this limitation, but this exclusion has been eliminated. However, the Committee intends to continue its practice of utilizing shareholder-approved metrics for our cash incentive plans when appropriate, although it reserves the right to use other award provisions that are tailored to achieving our financial and business objectives if it determines that the awards and performance metrics are appropriate and consistent with our business needs.

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Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for the executive officers. The guidelines set the minimum level of ownership at a multiple of annual base salary as follows:

Title	Multiple of Base Salary
Chairman, CEO and President	5x
Other Executive Officers	3x

Executive officers are expected to be in compliance with the ownership guidelines within five years of their appointments, and they are required to hold 100% of all after-tax stock distributions received from compensation awards until the guideline amounts are reached and thereafter as needed to maintain ownership of at least the guideline amounts. Mr. Richey and Mr. Schatz exceeded the ownership guidelines at the end of fiscal 2022. Mr. Tucker, who became an executive officer in April 2021, is expected to meet the guideline within the five-year period.

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

In addition to the general provisions of our Insider Trading Policy, which prohibit any employee from trading in Company securities while in possession of material non-public information, a Supplement to the Insider Trading Policy strictly prohibits our directors, officers and employees from engaging in transactions in Company securities involving puts, calls or other derivative securities on an exchange or in any other organized market, selling Company securities “short”, or entering into hedging or similar arrangements (such as exchange funds) involving Company securities. The Insider Trading Policy also prohibits our directors, officers, corporate office employees, and other designated employees in management positions from pledging Company securities as collateral for a loan or holding Company securities in a margin account. These policies are intended to ensure that the executive officers, as well as other Company personnel in positions of authority, cannot offset or hedge against declines in the price of the Company stock they own or have a personal interest in the price of their shares which may be different from the interests of other shareholders generally.

Clawback Policy

Our Code of Business Conduct and Ethics reaffirms the importance of high standards of business ethics. Adherence to these standards by all employees is the best way to ensure compliance and secure public confidence and support. All employees are responsible for their actions and for conducting themselves with integrity. Any failure on the part of any employee to meet any of the standards embodied in this Code will be subject to disciplinary action, including potential dismissal.

We have in effect a Compensation Recovery Policy (Clawback Policy) which provides that when appropriate, and in accordance with applicable law, the Company may recover any “Recoverable Compensation” received during a prescribed period of up to three years if an executive or other senior officer of the Company or any of our affiliates:

●	Engages in intentional misconduct resulting in a financial restatement or in any increase in his or her incentive or equity income, or

●	Engages in activity that competes with the Company or its affiliated companies, or

●	Solicits customers or hires or assists anyone else in soliciting or hiring employees of the Company or its affiliates after termination of employment or engages in the unauthorized disclosure or use of the Company’s confidential information resulting in harm to the Company or its affiliates, in any case in violation of agreements entered into by such employee prohibiting such actions.

“Recoverable Compensation” is defined to include any equity and incentive compensation received, earned or distributed to or for the benefit of an executive or senior officer, including amounts and shares under any equity or compensation plan or employment agreement. The Clawback Policy specifies that to the extent compensation is recovered from an individual as a result of a financial restatement such amounts will be excluded from “Recoverable Compensation.”

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Recoupment and clawback provisions are included in all equity awards and performance compensation plan agreements for certain participants, and these provisions will be added to all new non-base compensation awards. The Clawback Policy does not prevent us from taking other actions as appropriate, if warranted, based on the misconduct outlined above.

CEO Transition

In line with Mr. Richey’s upcoming retirement and transition to the Executive Chairman role effective January 1, 2023, the Compensation Committee approved and the Board ratified the changes noted above and those outlined here. Mr. Richey’s employment and severance agreements were amended to recognize his upcoming retirement as an executive officer effective December 31, 2022 and the continuation of his status as an employee for a transition period ending December 31, 2023 or such earlier date as may be mutually agreed by the Committee and Board. Mr. Richey will also receive a one-time transition RSU award at the beginning of 2023 for a number of shares valued at $1,500,000 divided by the Company’s closing stock price on the first trading day of January. This award will vest on December 31, 2023 and be distributed in shares at the beginning of 2024. It will be subject to a non-compete covenant extending for two years after the distribution date and other conditions, including potential clawbacks, similar to those in the Company’s standard RSU awards. Amounts equal to dividends paid on a like number of shares will accrue and be paid in cash on the distribution date. As noted above, effective January 1, 2023 Mr. Richey’s base salary will be adjusted to $650,000 and his target annual bonus will be $487,500, which will be prorated for the period from the beginning of the second quarter through the date of his retirement. Mr. Richey’s outstanding equity awards, other than the transition equity award, will be prorated and vest upon his retirement in accordance with the terms of the 2018 Omnibus Incentive Plan and the equity award agreements.

2022 SUMMARY COMPENSATION TABLE

The following table contains compensation information for fiscal 2022 and the preceding two fiscal years for all services rendered in all capacities to the Company and its subsidiaries by the executive officers. Because Mr. Tucker and Mr. Schatz became executive officers during 2021, under SEC regulations 2021 was the first year for which their compensation was required to be reported.

						Change in
						Pension
						Value &
						Nonqualified
					Non-Equity	Deferred
Name and	Fiscal			Stock	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards[1]	Compensation[2]	Earnings[3]	Compensation[4]	Total
Victor L. Richey	2022	$898,100	$0	$2,963,694	$1,516,010	$0	$74,911	$5,452,715
Chairman, Chief	2021	898,100	0	2,462,845	710,030	6,405	84,362	4,161,742
Executive Officer and	2020	824,500	0	0	686,694	74,002	83,360	1,668,556
President

Christopher L. Tucker	2022	$522,000	$0	$730,600	$549,840	$0	$52,103	$1,854,543
Senior Vice President	2021	221,154[5]	$1,335,000[5]	346,493	149,500[5]	0	22,187	2,074,334
and Chief Financial
Officer

David M. Schatz	2022	$357,000	$0	$356,259	$241,740[6]	$0	$48,210	$1,003,209
Senior Vice	2021	296,780[6]	0	168,047	77,342[6]	0	25,412	567,581
President, General
Counsel and
Secretary

1	Represents the aggregate grant date fair values of equity-based awards based on the fair market value of the underlying Common Stock on the respective grant dates as calculated in accordance with applicable accounting rules. Such amounts do not represent the actual value that will be realized by the executive officers at the time of distribution. Awards shown are grants of time-vested RSUs and performance-based PSUs to Mr. Richey, Mr. Tucker and Mr. Schatz, and a PARS award granted to Mr. Richey in 2021. For more information, see Principal Elements of Compensation – Long-Term Equity Incentive Compensation in the Compensation Discussion and Analysis section, and Grants of Plan-Based Awards, below.

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2	Reflects the performance-based cash awards earned for the fiscal year indicated under the PCP. For more information, see Principal Elements of Compensation – Cash Incentive Plans in the Compensation Discussion and Analysis section, and Grants of Plan-Based Awards, below.

3	Amounts represent the changes in actuarial present value of the accumulated pension benefits for Mr. Richey under the Company’s defined benefit pension plan until its termination in 2020 and under the Company’s supplemental executive retirement plan (SERP) for each fiscal year shown. These changes in value include the effects of changes in actuarial assumptions from year to year. For fiscal 2022, Mr. Richey’s SERP value decreased in the amount of $68,500, due in part to the effect of changes in actuarial assumptions from the preceding year which reduced the value by $93,214. Pursuant to SEC regulations, the amount in the table does not reflect the overall decreases in Mr. Richey’s SERP value. For fiscal 2021, Mr. Richey’s SERP value increased, partly due to the effect of changes in actuarial assumptions from the preceding year. The fiscal 2021 change in Mr. Richey’s SERP value due to assumption changes was $0. For fiscal 2020 overall pension values increased, although changes in actuarial assumptions from the preceding year added to the increase in Mr. Richey’s overall pension values. The fiscal 2020 change in Mr. Richey’s pension value due to assumption changes was $48,761. For additional information, including the actuarial assumptions used in fiscal 2022 and information about the termination of the Company’s defined benefit pension plan, see Pension Benefits, below. There were no non-qualified deferred compensation earnings.

4	Comprised of the amounts provided in the table below:

				Defined
				Contribution	Employee
				Savings Plan	Stock Purchase
Name and Principal			Tax	Company	Plan Company
Position	Fiscal Year	Perquisites[a]	Gross-ups[b]	Contributions	Contributions	Total
Victor L. Richey	2022	$59,119	$0	$12,200	$3,592	$74,911
Chairman, Chief	2021	$52,364	$16,809	11,600	3,589	$84,362
Executive Officer and	2020	55,714	12,948	11,400	3,298	83,360
President
Christopher L. Tucker	2022	$34,686	$0	$12,200	$5,217	$52,103
Senior Vice President and	2021	13,533	0	6,923	1,731	22,187
Chief Financial Officer
David M. Schatz	2022	$32,146	$0	$12,497	$3,567	$48,210
Senior Vice President,	2021	12,950	0	8,961	3,501	25,412
General Counsel and
Secretary

a	Comprised of car allowance, financial planning, Company cost related to the personal use of clubs, and premiums for group variable universal life (GVUL) insurance. The GVUL benefit is offered to a number of senior managers at ESCO and its participating subsidiaries.

b	Represents annual tax gross-up payment for taxable club fees and financial planning made in December. The Company has discontinued these payments for years after calendar 2020. For more information, see “Other Compensation Elements – Perquisites” in the Compensation Discussion and Analysis section.

5	Mr. Tucker received a salary for 2021 at the annualized rate of $500,000 and a 2021 cash incentive at an annualized target of $325,000, guaranteed at a multiple of at least 1.00x; his actual salary and cash incentive target were prorated based on his period of employment during 2021. At the commencement of his employment he also received a transition bonus of $835,000 plus Company common stock valued at $500,000 on the award date, to partially compensate him for equity opportunities he forfeited upon his departure from his prior employer.

6	Upon becoming an executive officer Mr. Schatz, who was previously a Vice President and IP Counsel of the Company, received an increase in his annualized salary from $270,700 to $335,000 and an increase in his 2021 cash incentive target from $75,200 to $145,000; his actual salary and cash incentive target were prorated based on his days of service in each position.

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2022 GRANTS OF PLAN-BASED AWARDS

The following table provides information for fiscal 2022 for the executive officers regarding awards under our PCP and awards of RSUs and PSUs under the 2018 Omnibus Incentive Plan. See Principal Elements of Compensation – Cash Incentive Plans and – Long-Term Equity Incentive Compensation in the Compensation Discussion and Analysis section.

		Estimated future payouts under non equity incentive plan awards[1]			Estimated future payouts under equity incentive plan awards[2]			All other stock awards:	All other option awards:	Exercise	Grant date
Name	Grant date	Threshold (Minimum)	Target	Maximum	Threshold	Target	Maximum	Number of shares of stock (3)	Number of securities underlying options	or base price of option awards	fair value of stock and option awards (4)
Victor L.	11/17/2021	$191,900	$959,500	$1,919,000	—	—	—	—	—	—	—
Richey	11/17/2021	—	—	—	0	16,338	32,676	—	—	—	$1,739,506
	5/5/2022	—	—	—	—	—	—	19,537	—	—	1,224,188

Christopher	11/17/2021	$69,600	$348,000	$696,000	—	—	—	—	—	—	—
L. Tucker	11/17/2021	—	—	—	0	3,990	7,980	—	—	—	$424,819
	5/5/2022	—	—	—	—	—	—	4,880	—	—	305,781

David M.	11/17/2021	$30,600	$153,000	$306,000	—	—	—	—	—	—	—
Schatz	11/17/2021	—	—	—	0	1,943	3,886	—	—	—	$206,877
	5/5/2022	—	—	—	—	—	—	2,384	—	—	149,381

1	Represent the minimum, target and maximum cash incentive opportunities awarded for fiscal 2022 under the PCP. Actual payouts were made in fiscal 2023 based on fiscal 2022 results and are reported in the column captioned Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For more information, see Principal Elements of Compensation – Cash Incentive Plans in the Compensation Discussion and Analysis section.

2	Represent the minimum, target and maximum equity incentive opportunities for the PSUs awarded for fiscal 2022 under the Company’s Long-Term Incentive Compensation program. The actual incentive payout will be in shares of common stock based on Company performance over a three-year performance period and will not be determinable until after the close of the performance period. For more information, see Principal Elements of Compensation – Long-Term Equity Incentive Compensation in the Compensation Discussion and Analysis section.

3	Consists of time-vested RSUs. For more information, see Principal Elements of Compensation – Long-Term Equity Incentive Compensation in the Compensation Discussion and Analysis section.

4	Based on the fair market value on the grant date of a number of shares of common stock equal to the number of RSUs, or in the case of PSUs, the number of shares corresponding to the Target payout, as calculated in accordance with applicable accounting rules. Such amounts do not represent the actual value that will be realized by the executive officers at the time of distribution.

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OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END

The following table provides information as of the end of fiscal 2022 for our executive officers regarding outstanding equity awards, consisting of unvested PARS, unvested RSUs, and unvested PSUs. As of the end of fiscal 2022, no executive officer had any outstanding stock option awards, either exercisable or unexercisable.

			Stock Awards

Name	Type of award	Grant date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested[1]	Number of unearned shares, units or other rights that have not vested	Market value of unearned shares, units or other rights that have not vested[1]
Victor L. Richey	PARS[2]	5/1/2019	22,422[3]	$1,646,672
	PARS[2]	4/30/2021	9,039[4]	663,824
	RSU	4/30/2021	13,223[5]	971,097
	PSU	11/17/2021			8,169[6]	$599,931[6]
	RSU	5/5/2022	19,537[5]	1,434,797

Christopher L.	RSU	4/30/2021	3,132[5]	$230,014
Tucker	PSU	11/17/2021			1,995[6]	$146,513[6]
	RSU	5/5/2022	4,880[5]	358,387

David M. Schatz	PARS[2]	5/1/2019	2,000[3]	$146,880
	PARS[2]	5/1/2020	2,008[4]	147,468
	RSU	4/30/2021	1,519[5]	111,555
	PSU	11/17/2021			972[6]	$71,384[6]
	RSU	5/5/2022	2,384[5]	175,081

1	Based on the NYSE closing price of the Company’s common stock of $73.44 on September 30, 2022, the last day of the Company’s 2022 fiscal year.

2	PARS awards have a term of five years, and the award (net of withholding taxes) is distributable to the recipient in shares of Company common stock at the end of the term. However, if the Company achieves target stock price stated in the notice of award during the third or fourth years of the term (PARS Performance Periods), then part or all of the award is accelerated, and the accelerated portion (net of withholding taxes) is distributed in shares six months after the end of the PARS Performance Period in which the criteria are first met, but not later than the end of the fifth year. Distribution of PARS award shares may not occur earlier than 3½ years after the initial award date even if the performance criteria are met, except in cases of death, disability, retirement or certain other special circumstances. In all events, the award recipient must remain continuously employed by the Company until the underlying shares are distributed (except that the Committee may in its discretion waive this requirement if termination of employment is due to death, disability, retirement or other circumstance the Committee deems appropriate). Until the underlying shares are actually distributed, dividends are not paid or accrued on the PARS.

3	With respect to the PARS awards granted May 1, 2019, the specified stock price targets of $80.40 and $86.00 were achieved on May 3, 2021, based on the average closing stock price over the preceding thirty consecutive trading days; accordingly, these awards were accelerated and vested on November 1, 2022, and were distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). Dividends are not accrued or paid on PARS units until the underlying shares are distributed to the recipient. For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

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4	With respect to the PARS awards granted to Mr. Richey on April 30, 2021 and to Mr. Schatz on May 1, 2020, the specified stock price targets of $80.31 and $85.92 were achieved on August 29, 2022 and November 28, 2022, based on the average closing stock prices over the preceding thirty consecutive trading days; accordingly these awards were accelerated and will vest on November 1, 2023 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). Dividends are not accrued on PARS units. Notwithstanding the above, however, because Mr. Richey is eligible for retirement under the terms of the award, his accelerated award will vest and become payable (less tax withholdings) upon termination of his employment by reason of his retirement. For more information, see Principal Elements of Compensation – Long-Term Equity Incentive Compensation in the Compensation Discussion and Analysis section.

5	Each RSU represents the right to receive one share of Company common stock if the recipient remains continuously employed by the Company until the vesting date 3½ years after the effective award date; such shares will then be paid out to the participant (less a number of shares having a value equal to the amount of required tax withholdings) on the following business day. Dividends are not accrued on RSUs. Notwithstanding the above, however, because Mr. Richey is eligible for retirement under the terms of the award, the number of RSUs in his award will be prorated, vest and become payable in shares (less tax withholdings) upon termination of his employment by reason of his retirement.

6	Represents the number and value of the shares issuable if Company performance over the three-year performance period meets or exceeds the threshold required to earn a minimum non-zero payout for each of two performance components. However, because performance below either threshold will result in a zero payout for that component, the minimum payout is actually zero. The actual payout will not be determinable or estimable until after the close of the performance period. For more information, see Principal Elements of Compensation – Long-Term Equity Incentive Compensation in the Compensation Discussion and Analysis section. Notwithstanding the above, however, because Mr. Richey is eligible for retirement under the terms of the award, the number of PSUs in his target award will be prorated based on his retirement date compared to the performance period, and the final number of shares issuable on payout will be based on the prorated award’s payout multiplier at the close of the award’s performance period.

2022 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for our executive officers regarding their stock-based awards which vested during 2022. We have not awarded stock options to our executive officers since 2006, and no stock options were outstanding or were exercised during 2022.

	Stock Awards

Executive Officer	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting[2]
Victor L. Richey	28,872	$2,441,416
David M. Schatz	2,500	211,400

1	Shares of Common Stock underlying the PARS awards granted April 30, 2018, which vested on October 30, 2021. A number of these shares were withheld in lieu of cash payment of applicable withholding taxes, and the remaining shares were distributed on November 1, 2021.

2	Fair market value of the shares of Common Stock underlying the vested awards, based on the NYSE closing price of $84.56 on October 29, 2021, the value used by the Company for tax and accounting purposes.

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PENSION BENEFITS THROUGH 2022

Pension Plan and SERP

Beginning in 1990, we had sponsored a defined benefit Pension Plan in which our executive officers as well as other covered employees participated. Because benefits under the Pension Plan were subject to reduction under certain provisions of the Internal Revenue Code, in 1993 we adopted a Supplemental Executive Retirement Plan (SERP) which provides that where such reductions occurred, we would make supplemental post-retirement payments to certain executives, including Mr. Richey. The SERP was designed to maintain total pension benefits at the formula level of the Pension Plan. Both the Pension Plan and the SERP were frozen at the end of 2003, with no increase in benefits accruing to participants after that date.

In February 2020, we terminated the Pension Plan and plan assets were distributed to the participants as their choice of either a lump sum payment of their Pension Plan benefits or an annuity issued by a qualified insurance company. Having reached age 65 during 2022, Mr. Richey is now eligible to receive benefits under the SERP beginning at the termination of his employment.

The following table sets forth the present value of the accumulated benefits for Mr. Richey under the SERP as of September 30, 2022 based upon the assumptions described in footnote (1).

Name	Plan Name	Number of Years of Credited Service[1]	Present Value of Accumulated Benefit[1]	Payments During Last Fiscal Year
Victor L. Richey	SERP	18	$219,836[2]	$0

1	The number of years of credited service and the accumulated benefit were frozen as of December 31, 2003. The present value has been calculated assuming that Mr. Richey would remain in service until his present age of 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable on the basis of a single life annuity with a 60 month certain payment period. The present value is based on a discount rate assumption of 5.45%, and the post-retirement mortality assumption is based on the Pri-2012 White Collar Healthy Retiree mortality table with projected mortality improvements from 2012 with scale MP-2021.

2	Mr. Richey has elected to receive his accumulated benefits in the form of a lump sum cash payment in the event of a change of control As of September 30, 2022, the amount of this payment would have been $234,771.

Defined Contribution Plan

Our Employee Savings Investment Plan (Defined Contribution Plan) is an employee benefit plan under section 401(k) of the Code, which is offered to substantially all United States employees including the executive officers. The Defined Contribution Plan provides for a Company cash match at a rate of 100% of the contributions by each employee up to 3% of the employee’s eligible compensation, and 50% of any additional contributions by the employee up to 5% of the employee’s eligible compensation, subject to Code contribution limits. The amounts of the Company’s cash match for the accounts of the executive officers in fiscal years 2020, 2021 and 2022 are listed on page 45 in footnote (4) to the Summary Compensation Table, under the heading Defined Contribution Savings Plan Company Contributions.

EMPLOYMENT AGREEMENTS

We entered into employment and compensation agreements with Mr. Richey, Mr. Tucker and Mr. Schatz effective in April, 2021. Mr. Richey’s agreement updated his previous agreement to provide for treatment of our new types of equity awards and remove obsolete provisions such as those relating to the pension plan and the tax gross-up on perquisites.

The agreements provide for a base salary, which is subject to annual review by the Compensation Committee but may not be decreased, and an annual cash incentive opportunity in accordance with our cash incentive program. The executive officers are entitled to participate in LTI awards and other compensation programs as determined by the Compensation Committee, as well as in all Company employee benefit programs applicable to senior executives, and the Company agrees to provide certain perquisites, including financial planning and outplacement assistance.

Mr. Schatz’s agreement provides for an initial term of one year (which has now elapsed); Mr. Tucker’s agreement provides for an initial term of 24 months (which will elapse in April 2023). The agreements provide that they will automatically renew for successive one-year periods unless a six-month notice of non-renewal is given by the Company or the executive. However, the

49	Proposal 3	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Company has the right to terminate the executive’s employment at any time upon thirty days’ notice either with or without Cause, and the executive has the right to resign at any time upon thirty days’ notice. “Cause” is defined in the agreements as the executive’s willful failure to perform his or her duties, disability or incapacity extending for nine consecutive months, willful misconduct, conviction of a felony, breach of any material provision of the employment agreement, or a determination by the Board that the executive has committed fraud, embezzlement, theft or misappropriation against the Company.

The following section, Potential Payments Upon Termination or Change in Control, describes the compensation and benefits payable to the executive upon termination of the executive’s employment for various reasons.

The employment agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Company, and for a period of two years from soliciting employees of the Company and from soliciting customers or distributors of the Company. The agreements also require the executive officers to provide limited consulting services on an as-requested basis following termination.

Before the end of December, 2022, we expect to amend Mr. Richey’s employment and severance agreements to recognize his upcoming retirement as an executive officer effective December 31, 2022 and the continuation of his status as an employee for a transition period ending December 31, 2023 or such earlier date as may be mutually agreed.

Before the end of December, 2022, we expect to enter into a new employment and compensation agreement with Mr. Sayler effective January 1, 2023, consistent with the financial terms of his accepted offer letter, and otherwise substantially on the same terms as the current employment agreements with Mr. Richey and the other executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments/Benefits Upon Change in Control

Severance Plan

We have established a Severance Plan covering the executive officers. Under the Plan, following an occurrence of a Change of Control as defined in the Severance Plan (see Other Compensation Elements – Severance Plan in the Compensation Discussion and Analysis section), each of the executive officers will be entitled to be employed by the Company for a period of three years following the Change of Control, unless terminated earlier in accordance with the Severance Plan. During this employment period the executive officer will: (i) be paid a minimum base salary equal to his or her base salary prior to the Change of Control, (ii) be paid a minimum annual bonus equal to the latest target cash incentive opportunity approved by the Human Resources and Compensation Committee prior to the effective date of the Change of Control (the “Current Cash Incentive Target”), (iii) continue to receive the employee benefits to which he or she was entitled prior to the Change of Control, and (iv) receive annually the value (determined as described under Incentive Plan Awards below) of the last LTI awards issued to him or her prior to the Change of Control, which value may be paid either in cash or in publicly traded stock of the entity which acquired the Company in the Change of Control.

If we terminate the executive officer’s employment during this three-year employment period other than for death, disability or Cause as defined in the Severance Plan, or if the executive officer terminates his or her employment during the employment period following certain specified actions by us (Good Reason), such as materially failing to comply with the provisions of the Severance Plan, a material diminution in his or her authority, duties or responsibilities or base salary, or requiring him or her to relocate, he or she will be entitled to receive, among other things, a cash lump sum equal to the aggregate of (i) any unpaid current base salary, (ii) a bonus equal to the Current Cash Incentive Target, prorated for a partial year, and (iii) an amount calculated by multiplying two times the sum of the current annual base salary and the Current Cash Incentive Target. In addition, he or she will receive the continuation of his or her employee benefits for two years.

We may amend the Severance Plan, but no amendment adverse to the rights of an executive officer will be effective unless we have given the executive officer notice of the amendment at least one year before a Change of Control occurs.

Long-Term Incentive Plan Awards

The terms of our PARS, RSU and PSU awards in effect at September 30, 2022 provide that upon a Change of Control (defined in the awards substantially the same as in the Severance Plan) the awards will be assumed by the acquirer or successor entity and converted to an equivalent agreement. If for any reason the awards will not or cannot be assumed, they will be paid out in cash.

50	Proposal 3	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Payments/Benefits Upon Death or Disability

If the executive officer’s employment were to be terminated because of death or disability, under the executive officer’s employment agreement with the Company the executive officer (or his or her beneficiaries) would receive benefits under the Company’s disability plan or the Company’s life insurance plans, as applicable.

With respect to PARS, RSU and PSU awards in effect at September 30, 2022, the Committee may, in its sole discretion, make full, pro-rata, or no share distributions, as it may determine, to an executive officer in the event of disability, or to the executive officer’s surviving spouse or beneficiary in the event of death.

Payments/Benefits Upon Termination by the Employee With Good Reason or by the Company Without Cause

The executive officers’ employment agreements provide that if we were to terminate the executive officer’s employment prior to a Change of Control other than for cause, death or disability or if the executive officer were to resign following certain actions by us defined in the agreements as “Good Reason,” including our materially failing to comply with the agreement, materially reducing the executive’s responsibilities or requiring the executive to relocate, we would be required to continue to pay the executive officer’s base salary and cash incentive for two years following termination; however, the executive officer could elect to receive each of these payments in a lump sum on or about March 15 of the calendar year following the calendar year in which the termination occurs. In addition, certain employee benefits would continue after the termination, the executive officer’s accelerated but unvested PARS, RSU and PSU awards would become fully vested and the underlying shares would be distributed, subject to and in accordance with the terms of the Omnibus Plan. These payments and benefits would be conditioned upon the executive officer not soliciting our employees, customers or distributors for a period of two years after termination. In addition, the executive officer would be required to execute our standard severance agreement and release.

Payments/Benefits Upon Termination by the Employee Without Good Reason

If the executive officer were to resign without Good Reason, the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS, RSU and PSU awards would be forfeited.

Payments/Benefits Upon Termination by the Company for Cause

If we were to terminate the executive officer’s employment for Cause, under the employment agreement the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS, RSU and PSU awards would be forfeited.

Incremental Compensation in the Event of Termination as a Result of Certain Events

The following tables reflect the additional compensation and benefits to be provided to the executive officers in the event of a termination of employment at, following, or in connection with a Change of Control or for the other listed reasons. The amounts shown assume that the termination was effective as of the close of business on September 30, 2022, the end of our last fiscal year. No PSU awards were earned or vested as of September 30, 2022. The actual amounts to be paid would be determinable only at the time of the actual termination of employment.

51	Proposal 3	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Victor L. Richey

Pay Element	Change in Control	Death	Disability	Termination by Employee for Good Reason or by Employer Without Cause	Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0	$0	$224,525[1]	$1,796,200[2]	$0	$0
Cash incentive	959,500[3]	0	0	2,878,500[4]	0	0
Severance payment	3,715,200[5]	0	0	0	0	0
Total Cash Compensation	$4,674,700	$0	$224,525	$4,674,700	$0	$0
Long-Term Equity Incentive Awards:
PARS, RSUs and PSUs	6,115,556[6]	0	0	1,978,620[7]	0	0
Total Awards	$6,115,556	$0	$0	$1,978,620	$0	$0
Total Direct Compensation	$10,790,256	$0	$224,525	$6,653,320	$0	$0
Benefits:[8]
Broad-based benefits	$87,619	$0	$0	$5,975	$0	$0
Pension benefits	14,935[9]	0	0	0	0	0
Other executive benefits/perquisites	81,982	0	0	22,763	0	0
Total Benefits	$184,536	$0	$0	$28,738	$0	$0
Total Incremental Compensation	$10,974,792	$0	$224,525	$6,682,058	$0	$0

Christopher L. Tucker

Pay Element	Change in Control	Death	Disability	Termination by Employee for Good Reason or by Employer Without Cause	Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0	$0	$130,500[1]	$1,044,000[2]	$0	$0
Cash incentive	348,000[3]	0	0	1,044,000[4]	0	0
Severance payment	1,740,000[5]	0	0	0	0	0
Total Cash Compensation	$2,088,000	$0	$130,500	$2,088,000	$0	$0
Long-Term Equity Incentive Awards:
RSUs and PSUs	911,120[6]	0	0	0[7]	0	0
Total Awards	$911,120	$0	$0	$0	$0	$0
Total Direct Compensation	$2,999,120	$0	$130,500	$2,088,000	$0	$0
Benefits:[8]
Broad-based benefits	$71,768	$0	$0	$9,723	$0	$0
Pension benefits	0	0	0	0	0	0
Other executive benefits/perquisites	64,338	0	0	25,215	0	0
Total Benefits	$136,106	$0	$0	$34,938	$0	$0
Total Incremental Compensation	$3,135,226	$0	$130,500	$2,122,938	$0	$0

52	Proposal 3	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

David M. Schatz

Pay Element	Change in Control	Death	Disability	Termination by Employee for Good Reason or by Employer Without Cause	Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0	$0	$89,250[1]	$714,000[2]	$0	$0
Cash incentive	153,000[3]	0	0	459,000[4]	0	0
Severance payment	1,020,000[5]	0	0	0	0	0
Total Cash Compensation	$1,173,000	$0	$89,250	$1,173,000	$0	$0
Long-Term Equity Incentive Awards:
PARS, RSUs and PSUs	748,057[6]	0	0	220,614[7]	0	0
Total Awards	$748,057	$0	$0	$220,614	$0	$0
Total Direct Compensation	$1,921,057	$0	$89,250	$1,393,614	$0	$0
Benefits:[8]
Broad-based benefits	$73,493	$0	$0	$9,723	$0	$0
Pension benefits	0	0	0	0	0	0
Other executive benefits/perquisites	56,392	0	0	22,878	0	0
Total Benefits	$129,885	$0	$0	$32,601	$0	$0
Total Incremental Compensation	$2,050,942	$0	$89,250	$1,426,215	$0	$0

1	Represents three months’ base salary, which we have the discretion to provide to the executive officers in order to cover the waiting period under our group long-term disability insurance policy.

2	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the annual base salary in effect at September 30, 2022 multiplied by two.

3	As calculated under the terms of the Severance Plan. The amount shown is in lieu of any annual cash incentive for fiscal 2022 which would have otherwise been paid except for the termination.

4	As calculated under the terms of the executive officer’s employment agreement.

5	As calculated under the terms of the Severance Plan.

6	Represents the value of shares that would be distributed upon the occurrence of a change in control and in the event the awards are not assumed by the successor company, based on the average NYSE closing price of our common stock of $75.914 for the ten trading days preceding and including September 30, 2022, the last day of our 2022 fiscal year, pursuant to the Severance Plan and the award agreements. These amounts would become payable to the executive officer even if the officer’s employment were not terminated in connection with the change in control. See Payments/Benefits Upon Change in Control – Long-Term Incentive Plan Awards on page 50.

7	The amounts shown represent the value of share awards whose payment has been accelerated and which would vest upon termination in this situation pursuant to the named officer’s employment agreement and based on the NYSE closing price our common stock of $73.44 on September 30, 2022.

8	The amounts shown represent the projected cost to continue benefits in accordance with the executive officer’s employment agreement and the provisions of the Severance Plan. Included in Total Benefits are broad-based benefits (health insurance, life and disability premiums), financial planning, automobile, and club dues. In the case of “Termination by Employee for Good Reason or by Employer Without Cause,” Total Benefits also include an estimated outplacement fee of $15,000.

9	As permitted under the SERP, Mr. Richey has elected to receive his accumulated benefits in the form of a lump sum cash payment in the event of a change of control. The amount shown represents the actuarially determined excess of the value of this lump-sum payment over the discounted present value of the payments Mr. Richey would be entitled to receive under a normal retirement at age 65.

53	Proposal 3	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

PAY RATIO DISCLOSURE

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations of the SEC, we are providing the following information about the relationship between the total annual compensation of our CEO, Mr. Richey, and the median total annual compensation of our employees.

As reported in the Summary Compensation Table on page 44, Mr. Richey’s 2022 total annual compensation was $5,452,715. The 2022 median total annual compensation of all of our employees who were employed as of August 1, 2022 (the Determination Date), other than Mr. Richey, was $68,264, resulting in a pay ratio of 80:1. This pay ratio is slightly higher than the ratio for 2021, which was 62:1, due to the LTI transition described on page 39 and the accounting treatment of PSUs as described in the Summary Compensation Table on page 44.

Calculation Methodology

As of the Determination Date, our total worldwide employee population consisted of 2,947 employees, excluding the CEO. This included all full-time, part-time and temporary employees as well as employees on leaves of absence. Although the SEC regulations permit companies to exclude a limited number of non-U.S. employees, we did not use this exclusion.

The SEC regulations require the identification of the median compensated employee using a “Consistently Applied Compensation Measure” (CACM). The CACM used consisted of base salary or wages, overtime, target bonus and commissions as of the Determination Date. This compensation was annualized to cover the full 2022 fiscal year, as was the compensation of new hires. For international employees, their compensation was converted to U.S. dollars using the applicable foreign exchange rate as of the Determination Date.

After identifying the median compensated employee, that employee’s total annual compensation was calculated consistent with the methodology used for determining Mr. Richey’s total annual compensation for the Summary Compensation Table.

The pay ratio reported above is our reasonable estimate calculated in a manner consistent with SEC regulations and the methodology described above. However, the SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices and employee populations. Other companies may calculate their pay ratio using a methodology or estimates and assumptions which differ from those we used. Therefore, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, including those in our peer group.

54	Proposal 3	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Proposal 4: Say on Pay Frequency – Advisory Vote on Frequency of Advisory Votes on Executive Compensation

The Board of Directors recommends that the shareholders vote to hold the advisory vote on executive compensation EVERY YEAR.

In addition to requiring a periodic Say-on-Pay vote of shareholders, as set forth in Proposal 4 above, Section 14(a) of the Securities Exchange Act requires us to hold a separate, non-binding shareholder vote at least every six years to advise on whether the Say-on-Pay vote should occur every 1, 2 or 3 years, sometimes referred to as “Say-on-Frequency”. Shareholders have the option to vote for any one of the three options, or to abstain on the matter. The last Say-on-Frequency vote was held at our 2017 Annual Meeting, at which a significant majority of shareholders voted in favor of holding a Say-on-Pay vote every year.

Our Board of Directors has determined that an annual advisory vote on executive compensation (i.e., at 1 year intervals) is the best option for the Company. This is the same frequency that we have used since the first Say on Pay vote in 2011, and an annual vote is the standard among companies subject to Section 14(a). Accordingly, we believe that we should continue to hold a Say-on-Pay vote every year.

Although this vote is non-binding, our Board of Directors will carefully consider the outcome of the vote when making future decisions about our executive compensation policies and procedures.

55	Proposal 4	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors recommends a vote FOR this Proposal.

The Audit Committee has appointed Grant Thornton LLP (Grant Thornton), an independent registered public accounting firm, as our independent public accounting firm for the fiscal year ending September 30, 2023.

Although we are not required to submit the appointment of Grant Thornton to a vote of the shareholders, our Board of Directors believes it is appropriate to request that the shareholders ratify the appointment. If the shareholders do not ratify this appointment, the Committee will investigate the reasons for the rejection and will reconsider the appointment. A representative of Grant Thornton is expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from shareholders.

We first retained Grant Thornton in late 2021 to audit our consolidated financial statements for fiscal 2022. Information about the fiscal 2022 audit, the Committee’s policies relating to the approval of audit and permitted non-audit services performed by Grant Thornton, and the fees we paid to Grant Thornton for fiscal 2022, are set forth in the sections below.

Prior to fiscal 2022, our independent public accounting firm was KPMG LLP or its predecessor firms (KPMG), and KPMG audited our consolidated financial statements for fiscal 2021. Information about the change in our independent public accounting firm and the fees we paid to KPMG for fiscal 2021 are set forth below.

PRE-APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES

The Audit Committee has adopted pre-approval policies and procedures requiring the Committee to pre approve all audit and permitted non-audit services to be provided by our independent registered public accounting firm. In accordance with this policy, the Committee has pre-approved and has set specific quarterly limitations on fees for the following categories of services: general accounting and SEC consultation, compliance with pertinent legislation, general taxation matters and tax returns. Services which have not received specific pre-approval by the Committee must receive such approval prior to the rendering of the services.

AUDITOR FEES AND SERVICES

We have incurred the following fees to Grant Thornton, our independent registered public accounting firm for fiscal 2022, and to KPMG, our independent registered public accounting firm for fiscal 2021, for services rendered for each of those years, respectively. All of these fees were pre approved by the Audit Committee.

Fee Category	2022 (Grant Thornton)	2021 (KPMG)
Audit Fees[1]	$1,140,000	$1,680,000
Audit-Related Fees[2]	0	0
Tax Fees[3]	0	0
All Other Fees	0	0
Total	$1,140,000	$1,680,000

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1	Audit Fees primarily represent amounts paid for the audit of our Consolidated Financial Statements included in our Annual Report to Shareholders, reviews of the quarterly financial statements included in our SEC Forms 10-Q, the performance of statutory audits for certain of our foreign subsidiaries, and services that are normally provided in connection with statutory and regulatory filings for those fiscal years, including expressing an opinion on our internal control over financial reporting.

2	Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which are not included in Audit Fees above.

3	Tax Fees represent amounts paid for tax compliance, tax advice and tax planning services.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

In November 2021, the Audit Committee appointed Grant Thornton as our independent public accounting firm for the fiscal year ending September 30, 2022, replacing KPMG, which audited our consolidated financial statements for fiscal 2021.

On November 18, 2021, we notified KPMG that it was being dismissed as our independent registered public accounting firm, effective upon completion of KPMG’s audit of our fiscal 2021 financial statements and the effectiveness of our internal controls over financial reporting as of September 30, 2021. KPMG’s audit was completed on November 29, 2021. The decision to dismiss KPMG and retain Grant Thornton was at the direction of and approved by the Audit Committee after a competitive proposal process.

KPMG’s reports on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended September 30, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, however, KPMG’s report as of and for the fiscal year ended September 30, 2020 dated November 30, 2020, contained the below separate paragraph:

“As discussed in Note 1 of the consolidated financial statements, the Company has changed its method of accounting for leases as of October 1, 2019 due to the adoption of ASU No. 2016-062, Leases (ASC Topic 842) and method of accounting for revenue contracts with customers as of October 1, 2018 due to the adoption of ASU No. 2014-09, Revenue with Contracts with Customers (ASC Topic 606).”

KPMG’s reports on the effectiveness of internal control over financial reporting of the Company and its subsidiaries as of September 30, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report as of and for the fiscal year ended September 30, 2021 dated November 29, 2021, indicates that:

●	The Company did not maintain effective internal control over financial reporting as of September 30, 2021 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to an ineffective risk assessment process resulted in the ineffective design of certain controls over revenue recognition, and the accumulation of inventory costs and the determination of inventory carrying values at a reporting unit has been identified and included in management’s assessment.

●	The Company acquired I.S.A.–Altanova Group (Altanova) on July 29, 2021, and the assets of Phenix Technologies (Phenix) on August 9, 2021, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2021, Altanova’s and Phenix’s internal control over financial reporting associated with total assets representing 12.2 percent of consolidated assets, and total sales representing 0.6 percent of consolidated net sales, included in the consolidated financial statements of ESCO Technologies Inc. and subsidiaries as of and for the year ended September 30, 2021. KPMG’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Altanova and Phenix.

During the Company’s fiscal years ended September 30, 2020 and 2021 and the subsequent interim period through November 29, 2021, there were (i) no disagreements between the Company and KPMG within the meaning of Item 304(a) (1)(iv) of Regulation S-K and the related instructions on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K with the exception of the material weakness described above.

57	Proposal 5	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

During the Company’s fiscal years ended September 30, 2020 and 2021 and the subsequent interim period through November 29, 2021, neither the Company nor anyone acting on its behalf consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, and no written report or oral advice was provided by Grant Thornton to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, including a discussion of the quality and the acceptability of the Company’s financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with Grant Thornton LLP, the independent registered public accounting firm which is responsible for expressing opinions on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the Company’s internal control over financial reporting, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee discussed with Grant Thornton its independence from management and the Company, including the impact of any non-audit-related services provided to the Company, the matters in that firm’s written disclosures and the letter from Grant Thornton to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC regarding the independent accountants’ communications with the Audit Committee concerning independence, and the other matters required by the PCAOB’s Auditing Standards.

Further, the Committee discussed with both Grant Thornton and RubinBrown LLP, the Company’s internal audit firm, the overall scope and plans for their respective fiscal 2022 audits. The Committee meets periodically with representatives of Grant Thornton and RubinBrown, with and without management present, to discuss the results of their respective examinations, their respective evaluations of the Company’s internal controls (including internal controls over financial reporting), and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the Securities and Exchange Commission.

The Committee also appointed Grant Thornton as the Company’s independent registered public accounting firm for fiscal 2023.

The Audit and Finance Committee

●	Robert J. Phillippy, Chair

●	Patrick M. Dewar

●	Vinod M. Khilnani

●	James M. Stolze

58	Proposal 5	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Other Information

SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the number of shares beneficially owned by our directors and executive officers as of November 28, 2022, the record date for the Meeting. For purposes of this table and the following table, the “beneficial ownership” of shares means the power, either alone or shared with one or more other persons, to vote or direct the voting of the shares, and/or to dispose of or direct the disposition of the shares, and includes any shares with respect to which the named person had the right to acquire beneficial ownership within the next 60 days. Unless otherwise noted, each person had the sole voting and dispositive power over the shares listed.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares[1]
Patrick M. Dewar	15,941[2]	[3]
Janice L. Hess	2,619[2]	[3]
Vinod M. Khilnani	24,138[2]	[3]
Leon J. Olivier	33,025[2]	[3]
Robert J. Phillippy	25,574[2]	[3]
Victor L. Richey	283,465[4]	1.1%
David M. Schatz	16,644[4]	[3]
James M. Stolze	44,949[2]	[3]
Christopher L. Tucker	3,730[4]	[3]
Gloria L. Valdez	7,894[2]	[3]
All directors and executive officers as a group (10 persons)	466,076	1.8%

1	Based on 25,885,528 shares outstanding as of November 28, 2022, the record date for the Meeting.

2	Includes approximately 15,941, 2,619, 2,039, 32,125, 20,940, 21,075 and 7,894 common stock equivalents credited to the deferred compensation accounts of Mr. Dewar, Ms. Hess, Mr. Khilnani, Mr. Olivier, Mr. Phillippy, Mr. Stolze and Ms. Valdez, respectively, under the Compensation Plan for Non Employee Directors. See Director Compensation beginning on page 18. Stock equivalents have been rounded to the nearest whole share.

3	Less than 0.5%.

4	Includes shares held in our Employee Stock Purchase Plan. Does not include 41,799, 8,012 and 5,911 unvested PARS and RSU award units held by Mr. Richey, Mr. Tucker and Mr. Schatz, respectively, and a currently indeterminate number of shares issuable upon vesting of PSUs held by the executive officers, as described under Long-Term Equity Incentive Compensation on page 39.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to each person known by us as of the dates set forth in the footnotes below to be deemed, pursuant to applicable SEC regulations, to beneficially own more than five percent of our outstanding shares. For this purpose, beneficial ownership of shares is determined in accordance with SEC Rule 13d-3 and includes sole or shared voting and/or dispositive power with respect to such shares.

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Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares[1]
BlackRock Institutional Trust Company, N.A.	4,036,025[2]	15.6%
400 Howard Street, San Francisco, CA 94105
Vanguard Group, Inc.	2,854,595[3]	11.0%
PO Box 2600, V26, Valley Forge, PA 19482
T. Rowe Price Investment Management, Inc.	2,726,749[4]	10.5%
100 East Pratt Street, Baltimore, MD 21202
Dimensional Fund Advisors, LP	1,377,935[5]	5.3%
6300 Bee Cave Road, Building One, Austin, TX 78746

1	Based on 25,885,528 shares outstanding as of November 28, 2022, the record date for the Meeting.

2	Based on information contained in a Form 13F filed with the SEC on November 14, 2022 by BlackRock Inc., which reported that as of September 30, 2022 it and its affiliated investment management companies had sole dispositive power over 4,035,593 of these shares and sole voting power over 3,988,010 of these shares. Although BlackRock Inc. has previously advised the Company that it is the parent holding company of certain institutional investment managers and that it does not itself exercise and therefore disclaims investment discretion over any securities positions over which its investment operating subsidiaries exercise such discretion, for purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares.

3	Based on information contained in a Form 13F filed with the SEC on November 14, 2022 by Vanguard Group, Inc., which reported that as of September 30, 2022 it and its affiliated investment management companies had sole dispositive power over 2,812,626 of these shares, shared dispositive power over 41,969 of these shares, and sole voting power over 19,644 of these shares.

4	Based on information contained in a Form 13F filed with the SEC on November 14, 2022 by T. Rowe Price Investment Management, Inc., which reported that as of September 30, 2022 it had sole dispositive power over these shares and sole voting power over 822,807 of these shares. TRP has previously advised the Company that these shares are owned by various individual and institutional investors for which TRP serves as investment adviser with power to direct investments and/or power to vote the shares. TRP has acknowledged that for the purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares, but it has expressly disclaimed that it is in fact the beneficial owner of any of these shares.

5	Based on information provided as of October 31, 2022 by Dimensional Fund Advisors, LP, which reported that as of that date these shares were held by various mutual fund portfolios, commingled group trusts, collective investment schemes and separately managed accounts to which it provided advisory services. Dimensional Fund Advisors LP disclaimed beneficial ownership of these shares but acknowledged that for SEC reporting purposes it may be deemed to beneficially own these shares due to its voting and/or dispositive powers over these shares.

SHAREHOLDER PROPOSALS

SEC Rule 14a-19 provides, among other things, that a shareholder desiring to solicit proxies in support of one or more director nominees not nominated by the Company must provide notice of such intent containing the information required by the Rule and postmarked or transmitted electronically to the Company at its principal executive office no later than 60 calendar days prior to the anniversary of the previous year’s Annual Meeting; for the Company’s 2024 Annual Meeting this deadline will be December 5, 2023.

The Company’s Articles of Incorporation require that in order for a shareholder of the Company to formally nominate an individual for election as a director or propose other business at an annual meeting of shareholders, written notice of the nomination or proposal must be given to the Company not less than 60 nor more than 90 days before the meeting; provided that if the Company gives less than 50 days’ notice or prior public disclosure of the date of the meeting, then the shareholder must give such notice not later than ten days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first. We intend to give public notice of the date of our 2024 Annual Meeting in connection with the release of our financial results for fiscal 2023, which we expect will occur in mid-November of 2023.

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The required advance notice must include certain additional information regarding both the proponent and any prospective nominee useful to the Company in evaluating and responding to the nomination or proposal, and as to proposals other than nominations, a full description of the proposal, including its text, and a description of any agreements or arrangements between the proponent and any other person in connection with the proposal, all as specified in detail in the Company’s Articles of Incorporation and Bylaws. Any prospective director nominees must also complete a questionnaire regarding the background and qualifications of the proposed nominee and any person or entity on whose behalf the nomination is being made, and must represent in writing that the proposed nominee is not, and will not become, a party to any undisclosed voting commitments or compensation arrangements with respect to service as a director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and stock trading policies and guidelines of the Company.

The Board may reject any nominations or proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

The above requirements are in addition to, and are separate from, the requirements of SEC Rule 14a-8 relating to the rights of shareholders to request inclusion of proposals in, or of the Company to omit proposals from, the Company’s proxy statement. However, solely with respect to a proposal, other than the nomination of directors, that a shareholder proposes to bring before an annual meeting of shareholders, the notice requirements set forth in the Company’s Articles of Incorporation and Bylaws will be deemed satisfied by the shareholder if the shareholder has submitted the proposal to the Company in compliance with Rule 14a-8 and the proposal has been included in the Company’s proxy statement for the meeting.

Proposals of shareholders intended to be presented at the 2024 Annual Meeting must be received by the Company not later than August 16, 2023 (120 calendar days before the anniversary of the first mailing of these proxy materials), if the proponent wishes to have them included in the Company’s proxy statement and form of proxy relating to that meeting pursuant to SEC Rule 14a-8. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with SEC regulations governing the solicitation of proxies.

In each case, the notice required to be given to the Company must be directed to the Secretary of the Company, whose address is 9900A Clayton Road, St. Louis, MO 63124-1186. Any shareholder desiring a copy of the Company’s Articles of Incorporation or Bylaws will be furnished one without charge upon written request to the Secretary.

Shareholders may also recommend director candidates to the Governance Committee for consideration as described under Governance Committee on page 14.

FORWARD-LOOKING STATEMENTS

Statements contained in this Proxy Statement regarding future events that reflect or are based on current expectations, estimates, forecasts, projections or assumptions about the Company’s management, performance and intentions are considered “forward-looking statements” within the meaning of the safe harbor provisions of the Federal securities laws. These may include, but are not necessarily limited to, statements about proposed or potential future actions, compensation or benefits under the Company’s compensation plans, incentive plans, employee benefit plans or awards, employment, compensation or severance agreements, proposed or anticipated Board or management actions, policies and programs, future meeting or information release dates, and any other statements contained herein which are not strictly historical. Words such as expects, anticipates, targets, goals, projects, intends, plans, believes, variations of such words, and similar expressions are intended to identify such forward-looking statements. Investors are cautioned that such statements are only predictions and speak only as of the date of this Proxy Statement, and the Company undertakes no duty to update them except as may be required by applicable laws or regulations. The Company’s actual results and actions in the future may differ materially from those described in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment, including but not limited to those described in Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

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Appendix A

2018 OMNIBUS INCENTIVE PLAN, MARKED TO SHOW AMENDMENTS PROPOSED FOR SHAREHOLDER APPROVAL

Set forth below is the text of the Company’s 2018 Omnibus Incentive Plan as amended and restated to include the amendments described in Proposal 2 – Approval of Amendments to 2018 Omnibus Incentive Plan beginning on page 21.

Marked to indicate substantive additions or ~~deletions~~ from the current version of the Plan

[NOTE: THE FOLLOWING DOES NOT REFLECT ALL OF THE PROPOSED CHANGES]

1. Purpose of the Plan.

This ESCO Technologies Inc. 2018 Omnibus Incentive Plan (the “Plan”) has been adopted by ESCO Technologies Inc., a Missouri corporation (the “Company”), to:

a.	attract and retain executive, managerial and other employees and non-employee directors;

b.	motivate participants, by means of appropriate incentives, to achieve long-range goals;

c.	provide incentive compensation opportunities that are competitive with those of other similar businesses; and

d.	in the case of stock-based awards, further align a participant’s interests with those of the Company’s stockholders through compensation that is based on the Company’s common stock, and thereby promote the long-term financial interests of the Company, including the growth in value of the Company’s equity and enhancement of long-term stockholder returns.

2. Types of Incentive Compensation Awards Available Under the Plan.

The following types of incentive compensation awards (“Awards”) may be granted under the Plan:

a.	Stock-Based Awards. Awards granted on the basis of shares of Common Stock (defined in Section 3) or the value thereof (“Stock-Based Awards”), whether paid in cash or distributed in Common Stock, as follows:

i.	Stock options as described in Section 6 (“Stock Options”);

ii.	Stock appreciation rights as described in Section 7 (“Tandem SARs”);

iii.	Performance-accelerated restricted share awards as described in Section 8 (“PARS Awards”);

iv.	Other restricted share awards as described in Section 9 (“Other Restricted Share Awards”); and

v.	Other Stock-Based Awards as described in Section 10 (“Other Stock-Based Awards”).

b.	Cash-Based Awards. Awards other than Stock-Based Awards, which are valued and paid in cash (“Cash-Based Awards”), as follows:

i.	Long term cash incentive awards as described in Section 12 (“Long Term Cash Incentive Awards”); and

ii.	Other cash incentive awards as described in Section 13 (“Other Cash Incentive Awards”).

c.	Director Share Awards. Awards of compensation to Non-Employee Directors as described in Section 14 (“Director Share Awards”).

3. Stock Available Under the Plan.

a.	Number of Shares Available. The following shares of common stock of the Company, par value $0.01 per share (“Common Stock”) are hereby reserved and made available for issuance pursuant to Stock-Based Awards under the Plan:

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i.	~~350,000~~ 977,878 shares of Common Stock approved in 2018; plus

ii.	An additional 550,000 shares of Common Stock approved in 2023.

~~ii.~~ 	~~527,878 shares of Common Stock which were authorized under the ESCO Technologies Inc. 2013 Incentive Compensation Plan (the “2013 Plan”) but not awarded prior to termination of the 2013 Plan and which were available under the 2013 Plan for “Performance Accelerated Restricted Stock Awards” (as defined in the 2013 Plan), “Restricted Stock Awards” (as defined in the 2013 Plan) or any other awards authorized under the 2013 Plan wherein actual shares of Common Stock could have been distributed without requiring any payment to the Company by the participant,; plus:~~

~~iii.~~ 	~~One hundred thousand (100,000) shares of Common Stock which were authorized under the 2013 Plan but not awarded prior to termination of the 2013 Plan and which were to be used under the 2013 Plan only for “Stock Options” as defined in the 2013 Plan or any other awards authorized under the 2013 Plan which would have required the recipient of the award to make a payment to the Company in order to receive actual shares of Common Stock; provided that these 100,000 shares may only be used under the Plan for Stock Options or other Stock-Based Awards which require the recipient of the Award to make a payment to the Company in order to receive actual shares of Common Stock.~~

b.	Adjustments in Numbers of Shares. The number of shares of Common Stock allocated to the Plan shall be appropriately adjusted to reflect subsequent stock dividends, stock splits, reverse stock splits and similar matters affecting the number of outstanding shares of Common Stock.

c.	No Reload. Shares which have once been the subject of any Stock-Based Award or Director Share Award but which are not actually issued or delivered to the participant, by reason of expiration or cancellation of the Award, termination of the participant’s employment or service as a Non-Employee Director, failure to meet performance goals or other terms of such Award, tender of the shares in payment for a Stock Option, delivery or withholding of the shares in satisfaction of any tax withholding obligation, or any other reason whatsoever, shall not be returned to the Plan and shall not again become available for Awards under the Plan.

4. Administration.

a.	Committee. The Plan shall be administered by the Human Resources and Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). The Committee shall at all times be constituted to comply with Rule 16b 3(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor to such Rule, and the independence requirements of the New York Stock Exchange or other applicable exchange.

b.	Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and for each Award the potential number or value of shares of Common Stock (in the case of Stock-Based Awards) or the potential cash incentive (in the case of Cash-Based Awards) subject to the Award. The Committee shall be responsible for determining the terms and conditions of Awards, which may include the accrual of dividends or dividend equivalents on deferred and/or unvested shares to be distributed in cash or shares as the Committee may determine with respect to that portion of an award for which applicable performance criteria, if any, have been satisfied when an award is vested and payable. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company’s success, and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Awards (which need not be identical for all recipients) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

c.	Limited Authority to Delegate. The Committee may delegate to the Chief Executive Officer the authority to grant Stock Options of up to 10,000 shares of Common Stock per person (and 50,000 per year in the aggregate) to selected employees who are not reporting persons under Section 16 of the Exchange Act. The Committee may delegate to

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the Executive Committee of the Board the authority to grant Stock-Based Awards other than Stock Options of up to 10,000 shares of Common Stock per person (and 50,000 per year in the aggregate) to selected employees who are not reporting persons under Section 16 of the Exchange Act.

d.	Award Agreement. Every Award granted under the Plan shall be memorialized by a written ~~grant~~ agreement (“Award Agreement”) setting forth in writing all of the terms and conditions of the Award, including without limitation the number or value of shares of Common Stock, or the cash, as the case may be, which the holder shall be entitled to receive depending upon satisfaction of the vesting, service, performance or other criteria specified in the Award, which Award Agreement shall be delivered to the participant receiving the Award promptly as practicable after the Award is approved by the Committee or its delegate.

e.	Effective Dates of Awards; No Retroactive Grants. Awards may be granted with an effective date which is on or after, but not before, the date the material terms of the ~~grant~~ Award are approved by the Committee or other authorized person, and which, in the case of Stock-Based Awards, is a trading day on the New York Stock Exchange. Notwithstanding the foregoing, the performance and/or service criteria for an Award (if any) may be determined with respect to a period (such as a fiscal year) which begins prior to the effective date of the Award, provided that the effective date of the Award must be prior to the time it can be determined whether the criteria will be satisfied.

f.	Sub-Plans and Performance Programs.

i.	For clarity and convenience in granting, administering and referring to Awards which have similar provisions or which are made to similarly-situated recipients, the Committee may authorize sub-plans (hereafter, “Sub-Plans”) under the Plan. Each Sub-Plan shall be subject to all of the terms, conditions and restrictions in the Plan, and all Sub-Plans in the aggregate shall not exceed the limitations, including without limitation those on the aggregate number of authorized shares, set forth in the Plan.

ii.	The Committee may establish from time to time one or more performance programs under the Plan or any Sub-Plan, each with one or more specified objectives and specified performance periods over which the specified objectives are targeted for achievement. The specified performance criteria, performance goals and/or service contingencies need not be the same for all participants and may be established for the Company as a whole or separately for its various groups, divisions and subsidiaries, all as the Committee may determine in its discretion. Performance criteria may, but need not, be limited to those specified in subsection 15(g).

5. Eligibility.

a.	Incentive Stock Options (defined in subsection 6(a)) may be granted only to full-time or part-time employees of the Company or its Qualifying Corporate Subsidiaries as defined in clause 5(d)(iii).

b.	Tandem SARS and Stock Options other than Incentive Stock Options may be granted only to full-time or part-time employees of the Company or its Subsidiaries.

c.	PARS Awards, Other Restricted Share Awards, Other Stock-Based Awards and Cash-Based Awards may be granted only to full time employees (or such other employees as the Company may determine) of the Company or its Subsidiaries who are determined by the Committee in its discretion to be management personnel important to the future success of the Company; such management personnel may, but need not be, officers of the Company or of its Subsidiaries or divisions.

d.	Director Share Awards may be granted only to directors who are not employees of the Company or its Subsidiaries (“Non-Employee Directors”).

e.	For purposes of the eligibility and service requirements set forth in the Plan:

i.	The term “employees” does not include temporary employees, contract employees, or Non Employee Directors;

ii.	“Subsidiary” means any domestic or foreign corporation, limited liability company, partnership or other entity in which the Company controls, directly or indirectly, 50% or more of the voting power or equity interests; for clarity, the term includes a Qualifying Corporate Subsidiary;

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iii.	“Qualifying Corporate Subsidiary” means any domestic or foreign corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Incentive Stock Option in question, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; or such other meaning as may be hereafter ascribed to it in Section 424 of the Code; and

iv.	the term “corporation” has the meaning ascribed to it in Internal Revenue Regulations Section 1.421-1(i)(1).

6. Stock Options.

a.	Types of Stock Options. In the discretion of the Committee (or the Chief Executive Officer with respect to Stock Options granted under subsection 4(c)), Stock Options may or may not be intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”). Neither the Company nor the Chief Executive Officer nor the Committee shall have any liability to the optionee or any other person on account of the failure of a Stock Option to qualify as an Incentive Stock Option.

b.	Limitation on Incentive Stock Options. The maximum aggregate fair market value (determined at the time an Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

c.	Individual Limit on Number of Stock Options and Tandem SARs. The aggregate number of shares of Common Stock with respect to which Stock Options and Tandem SARs may be granted to any individual during any calendar year may not exceed one hundred fifty thousand shares (150,000).

d.	Minimum Exercise Prices. The exercise price of Common Stock purchased under each Stock Option shall not be less than 100% of the fair market value of the Common Stock on the effective date of the Stock Option. Such fair market value per share shall generally be the closing price per share of the Common Stock on the New York Stock Exchange on the effective date; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate and in compliance with, or in conformity with the requirements of, any laws and regulations applicable to the Company and the Stock Option.

e.	Payment of Exercise Price. The exercise price for Common Stock subject to a Stock Option is to be paid in full upon the exercise of the Stock Option, either:

i.	In cash; or

ii.	By the tender to the Company (either actually or by attestation) of shares of Common Stock owned by the optionee for at least six (6) months having a fair market value equal to the cash exercise price of the Stock Option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or the Company as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations applicable to the Company and the Stock Options; or

iii.	Except as may be limited or prohibited by the Committee or the Company, by effecting a “cashless exercise” of the Stock Option by means of a “same day sale” in which the option shares are sold through a broker selected by the optionee and a portion of the proceeds equal to the exercise price plus any taxes due is paid to the Company; or

iv.	By any combination of the foregoing payment methods; or

v.	By such other method or methods as may be determined by the Committee or the Company.

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Provided, however, that no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (A) the tendered shares have been held by the optionee for at least one year and (B) the Incentive Stock Option through which such tendered shares were received was granted at least two years prior to the tender.

f.	Use of Exercise Proceeds. The proceeds from the exercise of a Stock Option shall be added to the general funds of the Company or to treasury shares, as the case may be, and used for such corporate purposes as the Company shall determine.

g.	Term of Stock Options. The term of a Stock Option shall be five (5) years from its effective date, or such shorter period as the Committee may determine. Subject to the other provisions of this Section 6, a Stock Option will be exercisable at such time or times within the stated term, and subject to such restrictions and conditions, as the Committee shall, in each circumstance, approve, which need not be uniform for all optionees.

h.	Employment Requirement. No Stock Option may be exercised unless the optionee is an employee of the Company or a Subsidiary at the time of exercise and has been so employed continuously since the granting of the Stock Option, except that:

i.	If the employment of an optionee terminates with the consent and approval of the Company, the Committee or its designee, may, in its absolute discretion, permit the optionee to exercise a Stock Option (to the extent the optionee was entitled to exercise it at the date of such termination of employment) (A) within ninety (90) days after such termination, or (B) for Stock Options other than Incentive Stock Options, within one (1) year after termination of the optionee’s employment on account of retirement on or after age 55, but in no event after the expiration of its term as specified in the Award Agreement.

ii.	An optionee whose employment terminates on account of disability may exercise such Stock Option (to the extent the optionee was entitled to exercise it at the date of such termination) within one (1) year of such termination of employment, but in no event after the expiration of its term as specified in the Award Agreement. For this purpose “disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code, which, as of the date hereof, means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An optionee shall be considered disabled only if the optionee furnishes such proof of disability as the Committee may require.

iii.	In the event of the death of an optionee, the optionee’s Stock Option may be exercised (to the extent the optionee was entitled to exercise it at the date of death) by the optionee’s personal representative, by the person succeeding to ownership of the Stock Option under the optionee’s last will, or by such other person legally entitled to do so, at any time within a period of one (1) year after the optionee’s death, but in no event after the expiration of its term as specified in the Award Agreement.

iv.	The Committee may delegate its authority to extend a Stock Option beyond termination of employment hereunder to such employee or employees as it deems appropriate, so long as the optionees whose options have been extended by such employee or employees are not reporting persons under Section 16 of the Exchange Act.

v.	Stock Option Award Agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

A Stock Option shall not be affected by any change in the optionee’s employment so long as the optionee continues to be an employee of the Company or a Subsidiary thereof.

i.	Non Transferability of Stock Options. Each Stock Option granted under the Plan shall, by its terms, be non transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee. Notwithstanding the foregoing, the Committee may permit a Stock Option which is not an Incentive Stock Option to be transferred to a trust for the benefit of the optionee’s immediate family member(s) or a partnership, limited liability company, or similar entity in which the optionee’s immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, an optionee’s immediate family shall mean the optionee’s spouse, children and grandchildren.

j.	Successive Stock Option Grants. Successive Stock Option grants may be made to any optionee under the Plan.

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k.	Vesting. Subject to the other provisions and limitations of the Plan, the Committee may, in its sole discretion, determine the time when, or criteria upon which, options may vest including, but not limited to stock price, continued service or performance measures. The vesting criteria, which need not be uniform for all optionees, shall be specified in the Award Agreement.

7. Tandem SARs.

a.	Grant. At the time of grant of a Stock Option, the Committee, in its discretion, may grant to the optionee, in tandem with the Stock Option (the “Linked Option”), a Tandem SAR for all or any part of the number of shares covered by the Linked Option. The Tandem SAR Award Agreement shall specify the Linked Option in respect of which the Tandem SAR is granted. A Tandem SAR shall specify a time period for its exercise, which may not extend beyond, but may be less than, the time period during which the Linked Option may be exercised.

b.	Exercise. At any time when a Tandem SAR and its Linked Option are both exercisable, the optionee may, in lieu of exercising the Linked Option, elect to exercise the Tandem SAR, by delivering to the Company a written notice stating that the optionee elects to exercise the Tandem SAR as to the number of shares specified in the notice and stating what portion, if any, of the Tandem SAR Exercise Amount the holder requests to have paid in cash and what portion, if any, the holder requests to have paid in Common Stock. For purposes of this section, “Tandem SAR Exercise Amount” means the excess of the closing price per share of the Common Stock on the New York Stock Exchange on the date of exercise over the exercise price per share under the Linked Option, multiplied by the number of shares as to which the Tandem SAR is exercised. The Committee promptly shall cause to be paid to such holder the Tandem SAR Exercise Amount either in cash, in Common Stock, or any combination of cash and stock as it may determine. Such determination may be either in accordance with the request made by the optionee or otherwise, in the sole discretion of the Committee.

c.	Effect of Exercise. Any exercise of the Linked Option by the optionee shall reduce the Tandem SAR by the same number of shares as to which the Linked Option is exercised; and any exercise of the Tandem SAR shall reduce the Linked Option by the same number of shares as to which the Tandem SAR is exercised. The failure of the optionee to fully exercise it within the time period specified shall not reduce the optionee’s remaining exercise rights under the Linked Option.

d.	Other Provisions of Plan Applicable. All provisions of the Plan applicable to Stock Options granted hereunder shall apply with equal effect to Tandem SARs.

8. PARS Awards.

a.	Definition; Performance Objectives. A PARS Award is a right to receive shares of Common Stock (which may include stock with certain restrictions attached) at a future time specified in the Award Agreement (the “PARS Award Term”) if specified performance goals and/or service contingencies established from time to time by the Committee and set forth in the PARS Award are achieved.

b.	Grants of PARS Awards. Eligible employees may be granted PARS Awards under any one or more of the performance programs. The number of shares per PARS Award and the PARS Award frequency shall be determined at the discretion of the Committee. In determining the participants in any performance program, the Committee shall take into account such factors as the participant’s level of responsibility, job performance, level and types of compensation, and such other factors as the Committee deems relevant. ~~The Committee may require the participant to retain shares received from the payout of a PARS Award until ownership guidelines are achieved. The Committee may also require the participant to certify ownership of such shares from time to time in its discretion and to secure approval of any sales or other disposition of Common Stock during the performance period.~~

c.	Determination of Achievement of Objectives. The Committee, in regard to any performance program adopted by it, may thereafter change or modify the terms of the program, so long as the number of shares subject to the PARS Award is not reduced and the PARS Award Term is not extended, and the Committee may determine reasonably whether any performance goal of any program has been met. The Committee may, but is not obligated to, authorize a distribution of all or a portion of the PARS Award based upon its discretionary evaluation of the Company’s financial performance during the period of the PARS Award even if the performance goals are not fully met.

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9. Other Restricted Share Awards.

Subject to the terms of the Plan, the Committee may also grant eligible employees Other Restricted Share Awards, which may include grants of Common Stock subject to specified restrictions or conditions (including without limitation forfeiture of the shares in certain events), or grants of rights to receive shares of Common Stock in the future upon the satisfaction of specified conditions. Such Other Restricted Share Awards shall include an employment requirement not less restrictive than that specified in section ~~8(d)~~ 15(m) and if to NEOs, shall comply with Section 11, and shall otherwise be subject to all of the limitations and restrictions provided in the Plan. Such Other Restricted Share Awards may also specify, without limitation, restrictions on transfer of such Other Restricted Share Award and/or the underlying Common Stock, and whether the participant may make elections with respect to the taxation of such Other Restricted Share Award either with or without the consent of the Committee.

10. Other Stock-Based Awards.

The Committee may from time to time grant Other Stock-Based Awards pursuant to which shares may be acquired in the future, such as Other Stock-Based Awards denominated in Common Stock, stock units, securities convertible into Common Stock or phantom securities, including, without limitation, Performance Share Unit Awards (“PSUs”) and Restricted Share Unit Awards (“RSUs”). The Committee, in its sole discretion, shall determine, and provide in the applicable Award Agreement, the terms and conditions of such Other Stock-Based Awards. The Committee may, in its sole discretion, direct that shares of Common Stock issued pursuant to Other Stock-Based Awards shall be subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.

11. Special Provisions for Stock-Based Awards to Named Executive Officers.

Every Stock-Based Award granted to a person who is a “named executive officer” of the Company as defined in Item 402(a) (3) of Securities and Exchange Commission Regulation S-K (an “NEO”) shall provide that, in addition to any other applicable restrictions on transfer, the NEO may not dispose of any portion of the beneficial interest in Common Stock received (net of any withheld shares) on account of such Award: (i) within 12 months after the Common Stock is delivered to the NEO, or such earlier time as the person ceases to be an NEO; or (ii) if after such disposition the NEO would fail to satisfy the NEO’s minimum ownership requirement for Company Common Stock established by the Company.

12. Long Term Cash Incentive Awards.

Long Term Cash Incentive Awards provide for the payment of cash if certain performance goals are met over a specified performance period. The Committee may also permit Long-Term Cash Incentive Awards to be distributed in shares of Common Stock, which may be issued subject to restrictions to be determined by the Committee in each specific case. Each performance goal and performance period shall be set forth in the relevant Long Term Cash Incentive Award agreement, which need not be uniform for all awardees.

13. Other Cash Incentive Awards.

The Committee may ~~from time to time~~ grant Other Cash Incentive Awards, upon such terms, conditions and restrictions as the Committee shall determine in its sole discretion and specify in a corresponding Award Agreement.

14. Director Share Awards.

a.	Types of Director Share Awards. The Committee may ~~from time to time~~ grant Director Share Awards to persons who are Non-Employee Directors on the grant date. Director Share Awards may consist of either shares of Common Stock or cash awards that the recipient has elected to defer and receive in shares of Common Stock at the end of the deferral period.

68	Appendix A	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

b.	Limits on Amount of Director Share Awards. A Non-Employee Director may not be granted Director Share Awards in any fiscal year of the Company for shares of Common Stock having an aggregate value which, together with any cash compensation earned by such Non-Employee Director for such fiscal year, exceeds $600,000. For this purpose, the value of each Director Share Award shall be the aggregate fair market value of the underlying shares of Common Stock on the effective date of the Award. Any shares which the recipient has elected to receive in lieu of payment of all or a portion of the recipient’s cash retainer or other cash fees shall be counted as shares and not cash.

c.	Terms and Conditions of Director Share Awards. The Committee shall be responsible for determining the terms and conditions of Director Share Awards, which may include service, vesting, retention, or other requirements, procedures and limitations in respect of elective deferrals, and the accrual of dividends or dividend equivalents on deferred and/or unvested shares.

15. Additional Provisions.

a.	No Rights as Shareholder until Stock Issued. Except as provided in Sections 4(b) or 14, the recipient of a Stock-Based Award or Director Share Award shall have no voting rights, dividend rights, or other rights of a shareholder with respect to the shares of Common Stock subject to the Award until such shares are actually issued to the recipient.

b.	No Adjustment of Award Shares for Dividends or Rights. Except as provided in Sections 4(b), 14 or ~~Section~~ 16, no adjustment shall be made in the number of shares of Common Stock subject to a Stock-Based Award or Director Share Award on account of dividends which may be paid, or other rights which may be issued to, the holders of Common Stock during the term of such Award, and no dividends or dividend equivalents shall be paid or accrued on any such shares unless the shares have actually been issued to the participant pursuant to the Award prior to the record date for payment of the dividend or rights.

c.	No Right to Continue As Employee or Director. No participant in the Plan shall have any right because of being a participant in the Plan or receiving an Award to continue in the service of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of the participant’s present or any other level of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any participant from employment or to change the assignments of any participant, or to remove a director, are expressly reserved to the Company.

d.	Tax Withholding. At the time any Award is paid out to the recipient, the Company shall withhold (or direct the appropriate Subsidiary to withhold) from such payout any amount necessary to satisfy the tax withholding requirements in respect of such payout under the tax laws applicable to the payout; and if permitted by applicable law, the Company may withhold (or direct the appropriate Subsidiary to withhold) additional amounts at such rate as it may determine in its discretion to be advisable up to the highest individual marginal Federal income tax and applicable state income tax rate then in effect. In the case of Awards payable in shares of Common Stock, the Company shall effect such withholding, unless otherwise required by applicable law, by deducting from the distribution shares of Common Stock having a fair value equal to the amount to be withheld.

e.	Common Stock. The Company may, in its discretion, fund Stock-Based Awards or Director Share Awards using either treasury shares or authorized but unissued shares. The Board and the Company’s officers are authorized to take such action as may be necessary to provide for the issuance of any and all of the shares which may be necessary to satisfy the Company’s obligations hereunder and to cause said shares to be registered under the Securities Act of 1933, as amended (the “Securities Act”), and to be listed on the New York Stock Exchange and any other stock exchanges on which Common Stock may at such time be listed; provided that in the Company’s discretion, shares of Common Stock delivered to participants hereunder in satisfaction of an Award may be issued as restricted stock under the Securities Act, or otherwise subject to specified restrictions on resale.

f.	Minimum Vesting Periods. Except as may be provided pursuant to Section 15(l) in the event of a Change of Control, the ~~The~~ minimum vesting period for any Award shall be 1 year; except that Awards which amount in the aggregate to no more than 5% of the total number of shares available under the Plan, and which are made to participants who are not NEOs or Non-Employee Directors, may have a shorter vesting period.

g.	Performance-Based Awards. The Committee may structure any Award as a “Performance-Based Award” such that the amount payable shall be subject to the attainment of specified performance criteria within a specified performance period.

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i.	Performance Criteria for Performance-Based Awards. The performance criteria for any Performance-Based Award shall consist of objective tests which may, but need not, be based on one or more of the following: earnings per share; adjusted earnings per share; sales; earnings; cash flow; profitability; customer satisfaction; investor relations; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; earnings per share growth; adjusted earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; plant and equipment performance; safety performance; environmental performance; gross margin; operating margin; net margin; expense margins; EBIT margin; EBIT growth; EBITDA margin; EBITDA growth; adjusted EBITDA growth; adjusted EBITDA; NOPAT margin; net assets; working capital; asset turnover; working capital turnover; accounts receivable turnover; accounts payable turnover; inventory turnover; inventory days outstanding; accounts receivable days outstanding; accounts payable days outstanding; debt to equity; debt to capital; current ratio; return on equity; return on assets; return on net assets; return on invested capital; return on gross assets; return on tangible assets; cash flow return on investment; cash value added; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; stock price appreciation with or without divisions; total shareholder return; economic value added; economic profit; sales growth percentage; EPS growth percentage; cash flow growth year over year; return on total capital; ESG performance metrics; or any combination of the foregoing. Performance criteria may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof; may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period; and may be measured annually or over a longer period of time. Satisfaction of Common Stock ownership guidelines may also be a prerequisite to payment.

ii.	Establishment of Performance Goals. The performance goals for each Performance-Based Award and the amount payable or distributable depending on the extent to which those goals are met shall be established in writing for each specified period of performance by the Committee while the outcome of whether or not those goals will be achieved is substantially uncertain.

h.	Maximum Distributions. In no event shall the total distributions of Common Stock under the Plan or pursuant to a particular type of Award exceed the number of shares authorized in Section 3 or 14 (as such number may be adjusted as provided in Section 16).

i.	Compliance with Code Section 409A. It is intended that no Award granted under the Plan shall be subject to any interest or additional tax under Section 409A of the Code, and the terms of the Plan should be construed accordingly. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an Award under the Plan subject to the provisions of Code Section 409A, then the terms and conditions of the Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A. Notwithstanding the preceding, a participant shall be responsible for any and all tax liabilities, including liability under 409A (but excluding the employer’s share of employment taxes) with respect to Awards made to the participant; and neither the Committee nor the Company shall have any liability to a participant for reimbursement or otherwise on account of any such tax liabilities which may be imposed on the participant.

j.	Amendments to Awards. The Committee reserves the right to amend the terms of any outstanding Award, provided that:

i.	No amendment may reduce the rights of the recipient of the Award without the consent of such recipient; and

ii.	Except for adjustments described in Section 16, shareholder approval shall be required to (A) reduce the exercise price of outstanding Stock Options or Tandem SARs or (B) cancel outstanding Stock Options or Tandem SARs in exchange for cash or other Awards having an exercise price that is less than the exercise price of the original Stock Options or Tandem SARs.

k.	Limitation on Acceleration Upon Change of Control. No Award may permit acceleration of vesting or payment by reason of a Change of Control of the Company prior to the date on which the Change of Control is consummated, except where the participant’s employment is terminated within 90 days prior to a Change of Control at the direction of a third party who, at such time, had taken steps reasonably calculated to effect the Change of Control, and acceleration

70	Appendix A	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

in such event is expressly provided for in a written severance agreement with the participant the terms of which have been approved by the Committee. For purposes of this section 15~~(k)~~, “Change of Control” means any of the following events, provided it constitutes a change of control within the meaning of Code Section 409A as applicable:

i.	The individuals who constitute the Board on the effective date of the Award (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the effective date of the Award whose election or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Securities and Exchange Commission Rule 14a 11) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

ii.	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (“Acquirer”) directly or indirectly acquires or beneficially owns (as defined in Rule 13d-3 under the Exchange Act) more than either (x) 50% of the then outstanding shares of Common Stock (“Outstanding Common Stock”) or (y) 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Voting Securities”), provided that no acquisition or beneficial ownership by the Company or a Subsidiary or an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary shall be considered in determining if either of such thresholds has been met; or

iii.	The sale or other disposition of all or substantially all of the assets of the Company (in a single transaction or a series of transactions, provided that in the latter case the date of consummation of the Change of Control shall be the date on which the first sale or disposition in such series occurs): or

iv.	The commencement of a shareholder-approved liquidation or dissolution of the Company; or

v.	The consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless immediately after the Business Combination:

A.	All or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of both the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or other governing body) of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries); and

B.	No individual, entity or group (excluding any employee benefit plan or related trust of the entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of either the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or other governing body) of the entity resulting from such Business Combination, except to the extent that such individual, entity or group owned more than 50% of the Outstanding Common Stock or Outstanding Voting Securities prior to the Business Combination; and

C.	At least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or at the time of the initial Board action, approving such Business Combination.

Notwithstanding the foregoing, “Change of Control” shall not include a transaction commonly known as a Reverse Morris Trust transaction.

l.	Treatment of Stock-Based Awards Upon Change of Control. Notwithstanding any provision herein to the contrary, if (i) there is a Change of Control before Shares have been issued under a PARS Award to an NEO, or under any PSU Award, RSU Award or Other Stock-Based Award, and (ii) the Change of Control results in the Company’s common stock no longer being publicly held and traded on the New York Stock Exchange before all Shares have been issued under such Award, and (iii) the Award holder has been continuously employed by the Company or a Subsidiary through and on the effective date of the Change of Control (the “CoC Effective Date”); then (A) below shall apply, or if the conditions in (A) cannot be met then (B) shall apply:

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A.	The Award shall be replaced by an equity award agreement of the Acquirer, provided all of the following conditions are met:

I.	Acquirer’s common stock is publicly held and widely traded on an established U.S. stock exchange, either NYSE or NASDAQ; and

II.	The Company’s common stock (or units of thereof) underlying the Award are converted to Acquirer’s common stock (or units thereof) at a total value equal to the total value of the Award (“Replacement Units”) under an equity award agreement (“Replacement Agreement”) with terms at least as favorable as the terms of the Award. For the purposes of conversion, the value of the Award shall be calculated based on the average closing price of Company shares for the ten days prior to the Change of Control and the value of the Replacement Units shall be calculated based on the average closing price of common stock of the Acquirer for the ten days prior to the Change of Control. The Replacement Agreement shall provide that each Replacement Unit when vested shall equal one share of Acquirer’s common stock, and unless earlier distributed such Acquirer common stock (net of tax withholdings) will be distributed three years after the original date of the award of the Award (“Replacement Award”). The Replacement Agreement shall also provide that Replacement Units shall vest and Acquirer common stock issued equivalent to such Replacement Units (net of tax withholdings) on termination of employment Without Cause or termination with Good Reason (as those terms are defined in any previously executed agreement signed by the participant), and upon retirement with at least 5 years of total employment with the Company and/or the Acquirer (“CoC Retirement”), the participant shall receive the number of shares equal to the undistributed shares under the Award multiplied by the percentage which is the number of months elapsed during the Award Term as of the CoC Retirement date compared to the total number of months in the Award Term. If employment ends prior to the vesting of such Replacement Units other than for CoC Retirement, Without Cause or with Good Reason, Replacement Units shall not vest and the Replacement Award shall be canceled.

B.	The Award shall not be replaced if the Successor Entity determines it will not or cannot replace the Award. In such event and for the 2020 PARS Award, the Award will be converted into the right to receive cash in an amount equal to the Award (or Target Award for PSU Awards) multiplied by the average of the daily closing price of the Company’s common stock on the New York Stock Exchange over the last ten trading days preceding the CoC Effective Date, and such cash shall be paid (net of tax withholdings) within 30 days after the CoC Effective Date.

~~(I)~~m.	Employment Requirement. Except as otherwise herein provided or determined by the Committee, an employee, in order to be entitled to receive any distribution in respect of an Award, must be continuously in the employ of the Company or a Subsidiary from the effective date of the Award until the expiration of the relevant performance and/or service period, except for leaves of absence which may be approved by the Company, and except that:

i.	Exception for Retirement. For a participant whose employment terminates on account of retirement with the approval of the Committee, except as may otherwise be determined by the Committee in its sole discretion:

A.	Any Stock-Based Award granted to the participant within 12 months prior to the participant’s retirement date shall be forfeited and no distribution shall be made;

B.	With respect to any other outstanding Stock-Based Award,

I.	(That portion, if any, of ~~the~~ a PARS Award for which the distribution date has been accelerated in full or in part due to satisfaction of the applicable performance goal(s) prior to the participant’s retirement date shall vest and be distributed in full;

II.	With respect to any outstanding PSU Award, the Award shall be prorated based on the number of months elapsed during the Award term as of the effective date of retirement compared to the total number of months in the original Award term, and the prorated PSU Award will be used in the calculation of the actual number of shares deemed earned at the end of the PSU’s Awards performance period based on the achievement of the applicable performance goals for each performance measure and shall be distributed as specified in the PSU Award;

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~~C~~ III.	All other outstanding Awards (including any non-distributed portion of an Award distributed in part under the preceding clause (B)) shall vest and be distributed pro rata based on the number of months elapsed during the Award Term as of the retirement date compared to the total number of months in the Award Term; and

~~D~~C.	Any distribution to which the retired participant shall be entitled under this Section 15(l) shall be made as soon as administratively feasible but not later than 2½ months after the participant’s retirement date.

ii.	Discretionary Exception for Death or Disability. The Committee, in its absolute discretion, may make such full, pro-rata, or no share distribution as it may determine, to a participant whose employment terminates on account of death or disability (as defined in section 6(h)(ii) and (iii)) prior to the time the participant is entitled to receive distribution in respect of the Award. If termination is on account of death, the Committee may make any distribution it authorizes to the participant’s surviving spouse, heirs or estate, as the Committee may determine.

n.	Ownership Requirements. In addition to the retention requirements for NEOs in Section 11, the Committee may establish ownership requirements and require that a participant retain shares received from the payout of a Stock-Based Award until ownership requirements are achieved. Thereafter a participant must maintain ownership of a sufficient number of shares of Company Stock to ensure that ownership requirements remain satisfied. The Committee may also require the participant to certify ownership of such shares from time to time in its discretion and to secure approval of any sales or other disposition of Common Stock.

o.	Clawback. Notwithstanding any provisions to the contrary under this Plan, employee Award agreements may contain clawback provisions as may be established and/or amended from time to time. The Committee may require a participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of an Award’s clawback provision or as necessary or appropriate to comply with applicable laws.

16. Adjustments to Stock-Based Awards Upon Changes in Capitalization or Corporate Acquisitions.

a.	Notwithstanding any other provisions of the Plan, Stock Option and Tandem SAR agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding Stock Option or Tandem SAR and the Stock Option prices and Tandem SAR exercise amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, split ups, combinations or exchanges of shares and the like; and in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares and respective exercise prices as to which Stock Options and Tandem SARs which have been granted or may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

b.	In the event the Company or a Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant a Stock Option or Tandem SAR to employees or former employees of such corporation in substitution of a Stock Option or Tandem SAR previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

c.	In the event of stock dividends, stock splits or reverse stock splits affecting the number of outstanding shares of Common Stock during the term of the Plan, appropriate adjustments shall be made to outstanding Awards, including but not limited to per-share-based objectives and the number of shares awarded, if and as may be required in the Committee’s discretion to fairly reflect the effect of such stock dividend, stock split or reverse stock split on the interests of the recipients of the Awards.

d.	In the event of a special, non-recurring distribution with respect to Common Stock, the Committee may (i) adjust the number of shares subject to each outstanding Stock Option and Tandem SAR, and the exercise price per share in such manner as it deems just and equitable to reflect such distribution, and (ii) pay such special bonus or take such other action with respect to PARS Awards, Other Restricted Share Awards, Other Stock-Based Awards and Director Share Awards as it deems just and equitable to reflect such distribution.

e.	In no event shall the foregoing adjustments cause the total number of shares used under the Plan or for a particular type of Award to exceed the number authorized under Section 3 or Section 14 (as may be adjusted).

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17. Data Privacy.

As a condition of acceptance of an Award, each participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 17 for the exclusive purpose of implementing, administering and managing the participant’s participation in the Plan. The participant understands that the Company holds certain personal information about the participant, including the participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The participant further understands that the Company may transfer the Data internally as necessary for the purpose of implementation, management and administration of the participant’s participation in the Plan, and that the Company may further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The participant understands that these recipients may be located in the participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the participant’s country. The participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the participant may elect to deposit any Shares. The participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the participant’s participation in the Plan. The participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Company’s Vice President of Human Resources. The participant understands that refusal or withdrawal of consent may affect the participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the participant understands that he or she may contact the Company’s Vice President of Human Resources.

~~18. Effectiveness of the Plan.~~

~~The Plan shall become effective upon and subject to approval by the shareholders of the Company within twelve (12) months after the date of its adoption by the Board at a duly convened meeting of shareholders. Grants of Awards may be made after adoption of the Plan by the Board and prior to such shareholder approval, but all Awards made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.~~

~~19~~ 18. Amendment and Termination.

Either the Board or the Committee may at any time amend or terminate the Plan; provided, however, that neither the Board nor the Committee may, without shareholder approval, increase (except under the anti dilution provisions hereof, including those under Section 16) either the maximum number of shares as to which Stock-Based Awards may be granted under the Plan or any specified limit on any particular type or types of Award, or change the class of employees to whom an Award may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 4(a). No amendment or termination of the Plan may adversely affect any holder of an outstanding Award without the consent of the holder.

~~20~~ 19. Term of Plan.

The Plan became effective on February 2, 2018. Unless terminated earlier pursuant to Section 19, or extended with the approval of the shareholders, the Plan shall terminate ~~five (5) years after the date on which it is approved and adopted by the shareholders pursuant to Section 18~~ at the close of the Company’s 2028 Annual Meeting of Shareholders, and no Award shall be granted hereunder after the termination of the Plan. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

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Appendix B

PARTICIPANTS IN THE 2020 MERCER BENCHMARK DATABASE/TOTAL REMUNERATION SURVEY

See Compensation Consultant and Benchmarking on page 34

2nd.MD

2U, INC.

3M Company

A. O. Smith Corporation

AAA Auto Club Group

AAA National

AAA Northern California, Nevada and Utah

Aaron’s Inc.

AB Agri Ltd

Abacus

Abbott Laboratories - Nutrition

Abt Associates

Accenture, Inc.

Ace DownHole

ACH Food Companies, Inc.

Acushnet Holdings Corporation

ADS, Inc.

ADT, LLC

Adtalem Global Education, Inc.

Advance Auto Parts, Inc.

Advanced Clinical

Advanced Group

Advanced Resources

Advanced RPO

Adventist Health

Advisor Group, Inc.

Advocate Aurora Health Care

Advocate Aurora Health Care - Aurora Medical Center - Kenosha

AECOM

Aerofil Technology, Inc.

AET Inc., Ltd.

Aetna, Inc.

AGC Flat Glass North America, Inc.

Agero, Inc.

AgFirst Farm Credit Bank

Aggreko, LLC

AgileThought

Agiliti Health, Inc.

Agility Fuel Solutions LLC

AgReserves, Inc.

Agrex Inc.

Agropur Inc.

AgustaWestland Philadelphia Corporation

AHEAD, LLC

Ahlstrom-Munksjö Oyj

Ahold Delhaize - Ahold Delhaize USA, LLC

Ahold Delhaize - Food Lion, LLC

Ahold Delhaize - Giant Food Stores, LLC

Ahold Delhaize - Giant of Maryland, LLC

Ahold Delhaize - Hannaford Bros. Co., LLC

Ahold Delhaize - Peapod

Ahold Delhaize - Peapod Digital Labs, LLC

Ahold Delhaize - Retail Business Services, LLC

Ahold Delhaize - Stop & Shop Supermarket Company LLC

Aimco

Aimia Proprietary Loyalty US, Inc.

Aimia US, Inc.

AIPSO

Air Methods Corporation

Aitken Manufacturing

Ajinomoto Animal Nutrition North America Inc.

Ajinomoto Bio Pharma Services

Ajinomoto Foods North America, Inc.

Akzo Nobel Coatings Inc.

Al Fakher Distribution USA, Inc.

Albemarle Corporation

Albemarle Corporation - Bromine

Albemarle Corporation - Fine Chemistry Services

Albemarle Corporation - Lithium & Advanced Materials

Albert A. Webb Associates

ALDI US

AlEn USA, LLC

Alexian Brothers Health System

Alfa Laval, Inc.

Alfa Mutual Insurance Company

All Native Group

Alliance Defending Freedom

AllianceRx Walgreens Prime

Alliant Energy Corporation

Allied Beverage Group, L.L.C.

Allied Motion Technologies, Inc.

Allina Health System

Allison Transmission Holdings, Inc.

Ally Financial, Inc.

Alstom Signaling Inc.

Alstom Transportation Inc.

Alterra Mountain Company

Alticor, Inc. - Amway

Altra Industrial Motion Corp.

Alyeska Pipeline Service Company

Amazon.com, Inc.

Amcor Rigid Plastics

Amedisys, Inc.

American Airlines Group, Inc.

American Axle & Manufacturing

American Century Investments

American Dental Association - California Dental Association

American Enterprise Group, Inc.

American Family Insurance

American Financial Group, Inc.

American Financial Group, Inc. - ABA Insurance Services

American Financial Group, Inc. - Great American Financial Resources, Inc.

American Financial Group, Inc. - Great American Insurance Group

American Financial Group, Inc. - Mid-Continent Casualty Company

American Financial Group, Inc. - National Interstate

American Financial Group, Inc. - Republic Indemnity

American Financial Group, Inc. - Summit Holdings Southeast, Inc.

American Financial Group, Inc. - Vanliner

American Heart Association

American Homes 4 Rent, L.P.

American Institute of CPAs

American International Group, Inc.

American Medical Association

American Transmission Company

American University

Americas Building Products

Americas Materials (AMAT)

Americas Simple Meals and Beverages

AmeriCold Realty Trust

Ameridrives

Ameriprise Financial, Inc.

AmerisourceBergen Corporation

Amerisure Mutual Insurance Company

Ameritas Life Insurance Corp.

Amica Mutual Insurance Company

Anchor Glass Container Corporation

Andersen Corporation

Andersen Corporation - Andersen Windows, Inc.

Andersen Corporation - Renewal by Andersen Corp.

Ansell Healthcare Products LLC

Anthem, Inc.

Apergy Artificial Lift

Apergy Corporation

Apex Tool Group

ARAMARK Corporation

ARAMARK Corporation - Business Services

ARAMARK Corporation - Correctional Services

ARAMARK Corporation - Education Group

75	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

ARAMARK Corporation - Facility Services

ARAMARK Corporation - Healthcare

ARAMARK Corporation - Higher Education

Aramark Corporation - Parks and Destinations

ARAMARK Corporation - Refreshment Services

ARAMARK Corporation - Sports and Entertainment

Arch Capital Services, Inc.

Arch Insurance Group, Inc.

Arch Reinsurance Company

Arch US Mortgage Services, Inc.

Arete Associates

Arizona State University

Arkansas Children’s

Arkansas Children’s Hospital

Arlington County Government

Arrow Electronics, Inc.

Arthrex, Inc.

Arthur J. Gallagher & Co.

Asahi Kasei Bioprocess America, Inc.

Asahi Kasei Pharma America Corp.

Asahi Kasei Plastics North America, Inc.

Ascension Health

Ascension Providence

Ascension St John Hospital

Ascension St. Vincent Evansville

Ascension Technologies

ASICS America Corporation

ASSA ABLOY, Inc.

Association of American Medical Colleges

Assurant, Inc.

Asure Software Inc.

Asurion

AT&T

Atlantic Precision, Inc.

Atmos Energy Corporation

Atrium Health

Atrius Health, Inc.

Auburn University

Audiology Distribution LLC

Audubon Metals, LLC

Augusta University

Austin Community College

Autoliv - Autoliv North America, Inc.

Automatic Data Processing, Inc.

Automobile Club of Southern California

AutoZone, Inc.

AvalonBay Communities, Inc.

Avantax Wealth Management, Inc.

Avantor, Inc.

AVID

AvidXchange Inc.

Avista Corporation

Avon Research & Development

AZZ Inc.

AZZ, Inc. - Galvanizing

AZZ, Inc. - Surface Technologies

Backcountry.com LLC

Badger Meter, Inc.

Baker Industries

Ball Corporation

Ball Corporation - Beverage Packaging North and Central America Segment

Ball Corporation - Food & Aerosol Packaging

Bang & Olufsen USA

Banner Health

Barrett Industries Corp.

Bar-S Foods

Bart & Associates, Inc.

BASF Corporation

Batavia Division

Baxter International, Inc.

BAYADA Home Health Care, Inc.

Baylor College of Medicine

Baylor Scott & White Health

Baylor Scott & White Health - Baylor All Saints Medical Center Fort Worth

Baylor Scott & White Health - Baylor Medical Center at Irving

Baylor Scott & White Health - Baylor Medical Center at McKinney

Baylor Scott & White Health - Baylor Medical Center at Plano

Baylor Scott & White Health - Baylor Medical Center at Waxahachie

Baylor Scott & White Health - Baylor Medical Center Lake Pointe

Baylor Scott & White Health - Baylor Regional Medical Center at Grapevine

Baylor Scott & White Health - Baylor Research Institute

Baylor Scott & White Health - Baylor University Medical Center

Baylor Scott & White Health - College Station Hospital

Baylor Scott & White Health - Health Texas Provider Network

Baylor Scott & White Health - Hillcrest Baptist Medical Center

Baylor Scott & White Health - Marble Falls Hospital

Baylor Scott & White Health - Round Rock Hospital

Baylor Scott & White Health - Scott & White Medical Center

Baylor Scott & White Health - The Heart Hospital Baylor - Denton

Baystar-Bayport Polymers LLC

BBB Industries, LLC

BCS Automotive Interface Solutions US LLC

Beaumont Health System

Beaumont Hospital - Dearborn

Beaumont Hospital - Farmington Hills

Beaumont Hospital - Royal Oak

Beaumont Hospital - Taylor

Beaumont Hospital - Troy

Beaumont Hospital - Wayne

Beaumont Medical Group

Beauty Systems Group (BSG)

Beckman Coulter - Diagnostics

Beckman Coulter - Life Sciences

Beech-Nut Nutrition

Beiersdorf, Inc.

Belden, Inc.

BenefitMall

Benson Industries, Inc.

Berkeley Research Group, LLC

Berry Appleman & Leiden LLP

Best Buy Company, Inc.

Big Lots, Inc.

BioBridge Global

Birla Carbon USA

Birla Carbon USA Hickok Plant

BISSELL Homecare, Inc.

BJC HealthCare

BJC HealthCare - St. Louis Children’s Hospital

BJ’s Wholesale Club, Inc.

Black & Veatch Corporation

Black & Veatch Corporation - Atonix Digital, LLC

Black & Veatch Corporation - Black & Veatch Construction, Inc.

Black Knight, Inc.

Blackboard, Inc.

Blentech Corporation

Blucora, Inc.

Blue Cross and Blue Shield of Louisiana

Blue Cross and Blue Shield of Massachusetts, Inc.

Blue Cross and Blue Shield of Michigan

Blue Cross and Blue Shield of North Carolina

Blue Cross of Idaho Health Service, Inc.

Blue Shield of California

BlueCross BlueShield of Tennessee, Inc.

BMW Financial Services NA, LLC

BMW of North America, LLC

Board of Governors of the Federal Reserve System

Boeing Employees Credit Union (BECU)

Bombardier Transportation US

Bon Secours Mercy Health

Booking.com

Booking.com Customer Service Center (USA), Inc.

BoomTown ROI LLC

Boral North America

Boral North America - Fly Ash

Boral North America- Building Products

Boral North America- Roofing

Boral North America- Stone Products

Boston College

Boston Gear

Boy Scouts of America

Bradken

Brake Supply, LLC

Brandeis University

Branscome

Briggs & Stratton Corporation

Bright Horizons Family Solutions, Inc.

Brighthouse Financial

Bristow Group, Inc.

Broadridge Financial Solutions

Brookfield Properties Retail Group, Inc.

Brookfield Residential Properties, Inc.

Brose North America, Inc.

Broward County Government

Brown Forman

BRP US, Inc.

76	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

BSH Home Appliances Corporation

BSH Home Appliances Corporation (Executive)

BSN Medical, Inc.

Buchanan & Edwards

Buckeye Partners, L.P.

Builders Firstsource, Inc.

Building Robotics, Inc.

Bush Hog, Inc.

BWX Technologies, Inc.

Byram Healthcare Centers Inc.

C&C North America, Inc.

C&S Wholesale Grocers, Inc.

Cabot Microelectronics

Caithness Services LLC

Caliber Home Loans

California Hospital Association

California ISO

Callaway Golf Company

Callaway Golf Company -

Jack Wolfskin North America

Calpine Corporation

Cambridge Investment Research, Inc.

Campari America

Campbell Soup Company

Canon USA, Inc.

Capital One Financial Corp.

Cardinal Health, Inc.

CareFirst BlueCross BlueShield

Cargo Solutions

Caris Life Sciences

Carlisle Interconnect Technologies

Carlton Forge Works

Carmeuse Americas

Carnegie Mellon University

Carnival Cruise Lines

Cartus Corporation

Cascade Corporation

Casey Family Programs

Catholic Financial Life

Catholic Health Initiatives

Catholic Health Initiatives - Alegent Creighton Health

Catholic Health Initiatives - Carrington Health Center

Catholic Health Initiatives - CHI St. Vincent Infirmary

Catholic Health Initiatives - Franciscan System Services

Catholic Health Initiatives - Lisbon Area Health Services

Catholic Health Initiatives - Memorial Health Care System

Catholic Health Initiatives - Memorial Heart Institute

Catholic Health Initiatives - Mercy Medical Center Roseburg

Catholic Health Initiatives - St. Anthony Hospital - Oregon

Catholic Health Initiatives - St. Luke Health System - Houston TX

CBRE Group, Inc.

CC Industries

CDM Smith, Inc.

CDM Smith, Inc. - CDM Constructors, Inc.

CDS Global, Inc.

Cedars-Sinai Medical Center

Celgard - Division of Polypore

CEMEX, Inc. US

Center Valley Division

CenterPoint Energy, Inc.

Cepheid

Cerner Corporation

Cerner Government Services, Inc.

Cerner Health Connections, Inc.

Cerner Health Services, Inc.

Cerner Healthcare Solutions

Cerner Innovation, Inc.

Cerner RevWorks, LLC

Cerner Strategy and Quality

Certify, Inc.

CEVA International

CFI Resorts Management

Champion Petfoods USA

Chapters Health System

Chelan County Public Utility District

ChemTreat

ChenMed, LLC

Chervon North America, Inc.

Chewy.com

Chicago Public School System (CPS)

Children’s Healthcare of Atlanta

Children’s Hospital Colorado

Children’s Hospital of Orange County

Children’s Hospital of Wisconsin

Children’s Minnesota

Chipotle Mexican Grill

Chobani Global Holdings, Inc.

Choctaw Nation of Oklahoma

Chr. Hansen - Food Culture & Enzymes

Chr. Hansen - Global Operations

Chr. Hansen - Health & Nutrition

Chr. Hansen - Natural Colors

Chr. Hansen, Inc.

Christie’s International United States

Chrome River Technologies, Inc.

CHS, Inc.

Church & Dwight Co., Inc.

Church & Dwight Co., Inc. - Specialty Chemicals Division

Cincinnati Children’s Hospital Medical Center

Cincinnati Financial Corp.

Cinepolis USA, Inc.

CITGO Petroleum Corporation

Citizens Energy Group

Citizens Property Insurance Corporation

City and County of Denver

City of Boulder

City of Charlotte

City of Detroit

City of Fort Worth

City of Greensboro

CivicPlus, LLC

CKE Restaurants Holdings, Inc.

Clare Holdings LLC

Clarios, LLC

Clean Harbors, Inc.

Clemson University

CNA Financial Corporation

CNH America, LLC

CNO Financial Group, Inc.

Coca Cola Bottlers Sales and Services Company - CCBSS

Cognosante, LLC

Colas Inc.

Colaska

Coldwater Machine Company, LLC

College of American Pathologists

Collin County

Colonial Pipeline Company

Coloplast Corporation

Columbia Machine, Inc.

Columbia University

Columbia/Okura LLC.

Columbus Regional Airport Authority

Comcast Cable Communications, LLC

Comcast Corporation

Comerica, Inc.

Commerce Bancshares, Inc.

Commonwealth Care Alliance

Community Coffee Company, LLC

Community Health Network

Compeer Financial

Composite Horizons, Inc.

Computershare

Concacaf

Concentric

Concentrix Corp.

Concordia Pharmaceuticals (US)

Cone Health

Constellation Brands, Inc.

Constellation Brands, Inc. - Beer Division

Constellation Brands, Inc. - Constellation Wines North America

Continental Cement Company

Continental Disc Corporation

Continental Properties Company, Inc.

Control Products Inc.

Cook Children’s Health Care System

CoorsTek, Inc.

CoreBiome, Inc.

Cornell University

Country Financial

Covenant Health

Covenant Health - Claiborne County Hospital

Covenant Health - Fort Sanders Regional Medical Center

Covenant Health - LeConte Medical Center

Covenant Health - Methodist Medical Center

Covenant Health - Morristown- Hamblen Health System

Covenant Health - Parkwest Medical Center

Covestro, LLC

Coyote Logistics, LLC

CP Kelco U.S., Inc.

CPI Card Group

CPS Energy

Cracker Barrel Old Country Store, Inc.

Crawford & Company

CRH Americas

Crocs, Inc.

Crowe, LLP

Crowley Maritime Corporation

Crystal IS, Inc.

77	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

CS - Pool

CS - Residential & Commercial Components

CS - Residential & Commercial Filtration Solutions

CSA Group International

CSAA Insurance Group

CSX Transportation, Inc.

CTB, Inc.

CUES, Inc.

Cullen/Frost Bankers, Inc.

Cummins, Inc.

Curtiss-Wright Corporation

cxLoyalty

Cystic Fibrosis Foundation

Daimler Trucks North America, LLC (Executive)

Dairy Farmers of America, Inc.

Dakota Minnesota & Eastern Railroad Corporation

Dallas Central Appraisal District

Danaher Corporate

Danaher Corporation - Molecular Devices, LLC

Danfoss Power Solutions (US) Company

Danfoss Silicon Power US

Danfoss, LLC

Danone North America

Daramic - Division of Polypore

Darden Restaurants, Inc.

Darden Restaurants, Inc. - Cheddar’s Scratch Kitchen

Darden Restaurants, Inc. - LongHorn Steakhouse

Darden Restaurants, Inc. - Olive Garden

Darden Restaurants, Inc. - Yard House

Darling Ingredients, Inc.

DAS Companies Incorporated

Davis Wright Tremaine LLP

Dawn Food Products, Inc.

Day & Zimmermann Engineering, Construction and Maintenance

Day & Zimmermann Group, Inc.

DBM Global, Inc.

Dedicated2Imaging LLC

Deer Valley Resort Company, LLC

Deere & Company

Del Monte Foods, Inc.

DeLaval, Inc.

Delegat USA, Inc.

Deloitte, LLP

Delta Dental Insurance Company

Delta Dental of California

Delta Dental Of New York

Delta Dental Of Pennsylvania

Delta Dental Plan of Michigan, Inc.

Deluxe Corporation

Denny’s Corporation

Denovo Ventures, LLC

DENSO International America, Inc.

Dentaquest Ventures, LLC

Denton Division

Denver Public Schools

DePaul University

Devon Energy Corporation

Dexerials America Corporation

Dexter Magnetic Technologies

DH Dental

DHL AEM

DHL Consumer

DHL eCommerce

DHL Executives United States (Corporate)

DHL Express United States (Corporate)

DHL Global Business Services United States (Corporate)

DHL Global Forwarding, Freight United States (Corporate)

DHL Life Science & Healthcare

DHL Post & Parcel, eCommerce United States (Corporate)

DHL Retail Sector

DHL Supply Chain United States (Corporate)

DHL Technology

Dick’s Sporting Goods

Diebold Nixdorf, Inc.

Digital Extremes Ltd.

Dignity Health

Direct Supply - DSSI

Direct Supply - Products

Direct Supply, Inc.

Direct Supply, Inc. - Aptura

Direct Supply, Inc. - TELS

Discover Financial Services

Diversigen

Division Millbury - Wyman-Gordon

DLT Solutions, Inc.

DNV GL - USA

DNV GL Business Assurance USA

DNV GL Energy Insights USA

DNV GL Energy Services USA

DNV GL Energy USA

Dole Food Company, Inc.

Dollar General Corporation

Dominion Energy - Southeast Energy Group

Dominion Energy, Inc.

Dominion Energy, Inc. - Gas Infrastructure

Dominion Energy, Inc. - Power Delivery

Dominion Energy, Inc. - Power Generation

Domino’s Pizza, Inc.

Domtar LLC

Doosan Bobcat, Inc.

Dorsey & Whitney, LLP

Dover Corporation

Dover Corporation - Dover Engineered Products

Dover Corporation - Dover Fueling Solutions

Dover Corporation - Dover Refrigeration & Food Equipment

Dover Corporation - Imaging & Identification

Dresser-Rand Global Services, Inc.

Dresser-Rand Group, Inc.

Dril-Quip, Inc.

Driscoll’s Inc.

DS Smith North America Packaging and Paper

DSM Engineering Plastics, Inc.

DSM Food Specialties USA, Inc.

DSM Nutritional Products

DSM Services USA, Inc.

Duke Energy Corporation

Duke Energy Corporation - Duke Energy Carolinas, LLC

Duke Energy Corporation - Progress Energy, Inc.

Dunkin’ Brands, Inc.

Duquesne Light Holdings

DWA Healthcare Communications Group

Dwight Division

DynAviation

DynCorp International

DynLogistics

Dyno Nobel Inc.

EAB Global, Inc.

Easom Automation Systems

Eastern Bank Corporation

Eastman Chemical Company

Eaton Corporation (US)

eBay, Inc.

Edelman US

EDF Renewables

Edgewell Personal Care

Edison International

Educational Commission for Foreign Medical Graduates (ECFMG)

Edwards Lifesciences, LLC

EIG Services, Inc.

Electric Reliability Council of Texas, Inc. (ERCOT, Inc.)

Electrolux

Ellis & Watts Global Industries, Inc.

EMCOR Group, Inc.

Emerson Automation Solutions

Emerson Climate Technologies

Retail Solutions, Inc.

Emerson Electric Co

Employers Mutual Casualty Company

Emulsicoat, Inc.

Encompass Health Corporation

Encova Insurance

Enerflex Energy Systems

Enerflex Services, Inc.

Energizer Holdings, Inc.

Energy - Mid Atlantic Branch

EnergySolutions

EnerMech Mechanical Services Inc.

Enerpac Tool Group

Entegris, Inc.

Entergy Corporation

Entertainment Partners

Equifax, Inc.

Equity Residential

ERCO Worldwide Inc.

Erie Insurance Group

Esko

ESL Federal Credit Union

Essel Propack America, LLC

Essentia Health

Essentra Components

Essentra Packaging

Essentra PLC (US Shared Services)

Essilor of America

Essity Americas, Inc.

Esys

Etsy, Inc.

Eversource Energy

EWAB Engineering, Inc.

78	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Exelon Corporation

Exide Technologies

Experian Information Solutions, Inc.

Express

EY, LLP

ezCater, Inc.

Faegre Drinker Biddle & Reath LLP

Fairview Health Services

Fairview Health Services - University of Minnesota Medical Center

Falck USA

Fall Creek Farm & Nursery, Inc.

Fameccanica North America, Inc.

Fanatics Retail Group

FANUC America

Faribault Division

Farm Bureau Property & Casualty Insurance Company

Farm Credit New Mexico

Farmers Insurance Group

FCA US LLC

Federal Home Loan Bank of Atlanta

Federal Reserve Bank of Atlanta

Federal Reserve Bank of Boston

Federal Reserve Bank of Chicago

Federal Reserve Bank of Minneapolis

Federal Reserve Bank of Philadelphia

Federal Reserve Bank of Richmond

Federal Reserve Bank of St. Louis

Federated Mutual Insurance Company

FedEx Corporation - FedEx Freight, Inc.

Fender Musical Instruments Corporation

Ferguson Enterprises, LLC

Ferrara Candy Company

Ferrellgas

Ferrovial - Webber, LLC

Ferrovial Services NA

Fidelity National Information Services, Inc. (FIS)

Fifth Third Bancorp

Financial Industry Regulatory Authority (FINRA), Inc.

Firmenich, Inc.

First American Financial Corporation

First Business Financial Services, Inc.

First Financial Bancorp

First Interstate BancSystem Inc.

First National Bank of Omaha

First Solar, Inc.

FirstBank

Fiserv, Inc.

Fiskars Brands, Inc.

Flash Technology, LLC

Flender Corporation

Florida Blue

Flowchem LLC

Flowserve Corporation

FLSmidth, Inc.

Fluor Corporation

FM Global

FMC Corporation

Fonterra Co-operative Group, Ltd.

Formsprag

Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. - Global Plumbing Group, LLC

Fortune Brands Home & Security, Inc. - Master Lock Company, LLC

Fortune Brands Home & Security, Inc. - MasterBrand Cabinets, Inc.

Fortune Brands Home & Security, Inc. - Therma-Tru

Forum Energy Technologies, Inc.

Foundation Partners Group, LLC

Franciscan Health Hammond

Franklin International

Fred Hutchinson Cancer Research Center

Frederick Division

Freedom Financial Network

Freeport LNG Development, L.P.

Freeport-McMoRan, Inc.

Fremont Bank

Fresenius Kabi USA

Friedkin Companies, Inc.

Friedkin Companies, Inc. - Gulf States Financial Services

Friedkin Companies, Inc. - Gulf States Marketing, Inc.

Friedkin Companies, Inc. - Gulf States Toyota, Inc.

Friedkin Companies, Inc. - US AutoLogistics, LLC

Friedman’s Home Improvement

FrieslandCampina Ingredients

Frontdoor, Inc.

Frontier Communications

Fulton Financial Corporation

Furman University

G2 Crowd, Inc.

GAF Industries, Inc.

Garrett Transportation I Inc.

Gates Corporation

GATX Corporation

GE Appliances, a Haier Company

GE Power - FieldCore United States

GE United States Aviation

GE United States Current & GE Lighting

GE United States Healthcare

GE United States Renewable Energy

GenCure

General Dynamics Corp. - General Dynamics Information Technology, Federal Civilian

General Mills, Inc.

General Motors Company

Genuine Parts Company

George Koch Sons, LLC

Georgetown University

GeoVera Holdings, Inc.

Gibbs Die Casting, LLC

Givaudan US

Glass Coatings & Concepts, LLC

Global Biscuits and Snacks

Global Indemnity Group, Inc.

Global Payments, Inc.

Globe Life Inc.

GNC Holdings, Inc.

GNY Insurance Companies

Godiva Chocolatier, Inc.

GOJO Industries, Inc.

Golden State Farm Credit

Golder Associates Corporation (GAC) - Golder Associates, Inc. (GAI)

Gordon Food Service, Inc.

GP Strategies Corp.

Gradall Industries

Grady Health System

Graham Packaging Company

Grange Mutual Casualty Company

Great River Energy

Great Western Malting

Great-West Life & Annuity Insurance Company

Greenheck Fan Corporation

Greenlight Financial Technology, Inc.

Greenwood Division

Group 1001 Resources LLC

Grove US, LLC

Grundfos Americas Corporation

Grundfos Commercial Building Services

GTM International LLC

Guess Distribution Center

Guild Education, Inc.

Gymshark USA Inc.

H&L Partners, Inc. (Hoffman/ Lewis, Inc.)

Hach

Hagerty Insurance

Haines City Division

Haldor Topsoe, Inc.

Halliburton Co.

Halliburton Company - Halliburton Energy Services, Inc.

Halyard North Carolina, LLC

Hampton Products International Corporation

Hanesbrands, Inc.

Hannover Life Reassurance Company of America

Harbison-Fischer, Inc.

Harland Clarke

HarperLove

Harris Health System

Hasbro, Inc.

HAVI Global Solutions

Hawaiian Electric Company, Inc.

HBM Holdings Company

HCA Holdings, Inc.

HCP Packaging USA, Inc.

HDR, Inc.

Health Care Service Corporation

HealthNow New York, Inc. (Executive)

HealthPartners

Heineken USA

Helen Of Troy - US

HELLA, Inc. - HELLA Corporate Center USA, Inc. (HCCU)

HELLA, Inc. - HELLA Electronics Corporation (HEC)

Helmerich & Payne, Inc.

Hennepin County

Hennepin County Medical Center

Henry Ford Health System

Henry Schein, Inc.

79	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Heraeus Electro-Nite Co., LLC

Heraeus Epurio LLC

Heraeus Incorporated

Heraeus Medical Components LLC

Heraeus Metals New York LLC

Heraeus Noblelight America LLC

Heraeus Quartz North America LLC

Herbalife Nutrition, Ltd.

Heritage Landscape Supply Group, Inc.

Herman Miller, Inc.

Herman Miller, Inc. - Geiger International, Inc.

Hilcorp Energy Company

Hillenbrand, Inc.

Hilltop Holdings, Inc.

Hilton Grand Vacations

Hinckley Division

Hitachi America, Ltd.

Hitachi Consulting US

Hitachi High Technologies America, Inc.

Hitachi Powdered Metals (USA), Inc.

HMSHost Corporation

HNI Corporation

HNI Corporation - Allsteel

HNI Corporation - Gunlocke

HNI Corporation - Hearth & Home Technologies

HNI Corporation - HNI International

HNI Corporation - HON Company

HNTB Corporation

HNTB Corporation - Central

HNTB Corporation - Great Lakes

HNTB Corporation - Mid Atlantic

HNTB Corporation - Northeast

HNTB Corporation - Northwest

HNTB Corporation - Southeast

HNTB Corporation - West

Holiday Inn Club Vacations Incorporated

Honda Aircraft Company, LLC

Horizon Blue Cross Blue Shield of New Jersey

Hormel Foods Corporation

Hormel Foods Corporation - Affiliated BU’s

Hormel Foods Corporation - Foodservice

Hormel Foods Corporation - Grocery Products

Hormel Foods Corporation - Hormel Deli Solutions

Hormel Foods Corporation - Hormel Foods International Corporation

Hormel Foods Corporation - Jennie-O Turkey Store

Hormel Foods Corporation - Refrigerated Foods

Houghton Mifflin Harcourt

Hovnanian Enterprises, Inc.

Hovnanian Enterprises, Inc. - Edison Division

Hovnanian Enterprises, Inc. - Landover Division

Hovnanian Enterprises, Inc. - Phoenix Division

Howard Hughes Medical Institute

HSN

Huber Engineered Materials

Huber Engineered Wood

Humana, Inc.

Hunter Industries, Inc.

Huntington Bancshares, Inc.

Hunton Andrews Kurth LLP

Husky Injection Molding Systems, Ltd. (US)

Hyatt Hotels Corporation

HydraForce, Inc.

Hyperion Materials & Technologies, Inc.

Hyundai Motor America

ICL USA

ICW Group

Idorsia Pharmaceuticals US, Inc.

IDT

IFT - Commercial & Infrastructure Flow

IFT - Food & Beverage

IFT - Industrial Filtration

IFT - Residential & Irrigation Flow

i-Health, Inc.

IKEA North American Services, LLC

IKEA Purchasing Services (US), Inc.

Illinois Tool Works - Automotive OEM

Illinois Tool Works - Construction Products

Illinois Tool Works - Food Equipment

Illinois Tool Works - Polymer & Fluids

Illinois Tool Works - Specialty

Illinois Tool Works - Test & Measurement and Electronics

Illinois Tool Works - Welding

Illinois Tool Works, Inc.

IMI - Control Components, Inc. (CCI)

IMI Zimmermann & Jansen

Indiana University

Indiana University Health

Ingalls Memorial Hospital

Ingersoll Rand

Ingredion, Inc.

Inova Health System - Inova Alexandria Hospital

Inova Health System - Inova Fair Oaks Hospital

Inova Health System - Inova Fairfax Hospital

Inova Health System - Inova Loudoun Hospital

Inova Health System - Inova Mount Vernon Hospital

Inova Health System Foundation

InSinkErator

Insperity, Inc.

Integer Holdings Corporation

Integral Consulting Inc.

Intelsat Corporation

Intercos America, Inc.

Interface, Inc.

Intermountain Healthcare, Inc.

International Air Transport Association, Inc.

International Baccalaureate Organization US

International Paper

International Rescue Committee

Interpublic Group of Companies

Intrado

Investment Company Institute

IPG - True North Communications, Inc.

IPG GIS US

IPL Plastics - Consumer Packaging Solutions

IPL Plastics - Large Format Packaging & Environmental Solutions

IPL Plastics - Returnable Packaging Solutions

IQVIA Holdings Inc.

ISO New England

ITC Holdings Corp.

Ixom Watercare, Inc.

J. C. Penney Company, Inc.

J. Jill

J2 Innovations, Inc.

Jack Link’s

Jackson National Life Insurance Company

Jacobs Engineering Group, Inc.

Jacobs Vehicle Systems

James River Group, Inc.

Jason Inc.

Jason Inc. - Milsco Manufacturing Company

Jason Inc. - Osborn

JB Hunt Transport Services, Inc.

Jefferson Division

Jeld-Wen, Inc.

JetBlue Airways

JM Huber

Jockey International, Inc.

John Bean Technologies Corporation

Johns Manville

Johnson Matthey Inc.

Jostens, Inc.

JPMorgan Chase & Co.

JR Automation

JT International USA, Inc.

JW Harris Co, Inc.

K&P Roofing

K12 Inc.

Kaiser Permanente - Northern California

Kaiser Permanente - Northwest Region

Kaiser Permanente - Southern California Region

Kaleida Health

Kaliburn, Inc.

Kaman Industrial Technologies

Kamehameha Schools

Kao USA, Inc.

KAR Auction Services, Inc.

KAR Auction Services, Inc. - ADESA

KAR Auction Services, Inc. - Automobile Finance Corporation

Katerra

Kaz, Inc.

KBR, Inc.

Kellogg Company

Kellogg Company - Morning Foods

Kellogg Company - North America

Kellogg Company - Portable Wholesome Snacks

Kellogg Company - Snacks

80	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Kellogg Company - Specialty Channels

Kelsey-Seybold Clinic

Kennecott Utah Copper

Kent State University - Division of Information Technology

Kentucky Lottery Corporation

Kerry Inc.

KeyCorp

Kia Motors America, Inc.

Kiewit Corporation

Kimberly-Clark Corporation

Kimberly-Clark Corporation - Consumer

Kimberly-Clark Corporation - K-C Professional

KIND, Inc.

Kindred Healthcare, Inc.

Kindred Healthcare, Inc. - Kindred Rehabilitation Services Division

Kindred Hospital

King County

Kirkland & Ellis, LLP

Klein Tools, Inc.

Knight-Swift Transportation Holdings, Inc.

Knoxville Utilities Board

Koch Air, LLC

Koch Enterprises, Inc.

Kohler Company

Kohler Company - Ann Sacks

Kohler Company - Decorative Products

Kohler Company - Engines

Kohler Company - Global Faucets

Kohler Company - Global Power Group

Kohler Company - Kitchen & Bath Americas

Kohler Company - Power Systems Business

Kohler Company - Robern

Kohl’s Corporation

Kollmorgen Corporation

Kuehne + Nagel - US

L Brands, Inc.

L Brands, Inc. - Bath And Body Works

L Brands, Inc. - Mast Global

L Brands, Inc. - Victoria’s Secret

L.L.Bean, Inc.

Laboratory Corporation of America Holdings

Lamar Advertising Agency

Land O’Lakes, Inc.

Landis+Gyr, Inc.

LANXESS Corporation US

Laredo Petroleum, Inc.

Las Aguilas Associates LLC

Laureate Education, Inc.

Laureate Education, Inc. - Walden University

Learning Care Group

LEGO Systems, Inc.

Lehigh Hanson, Inc.

Lehigh University

Leica Biosystems

Leica Microsystems

Lend Lease

Lennox International, Inc.

Lennox International, Inc. - Advanced Distributor Products

Lennox International, Inc. - Allied Air

Lennox International, Inc. - Commercial Heating & Cooling

Lennox International, Inc. - Heatcraft Refrigeration Products, LLC

Lennox International, Inc. - National Account Services

Lennox International, Inc. - Residential H&C

Leprino Foods Company

Les Schwab Tire Centers, Inc.

Leupold & Stevens, Inc.

Levi Strauss & Co, Inc.

Lexington Medical Center

Liberty Coca-Cola Beverages, LLC

Liberty Mutual Group

Liberty Mutual Group - Global Retail Markets

Liberty Mutual Group - Global Risk Solutions

Lieberman Research Worldwide

Life Time, Inc.

Liferay Cloud, Inc.

Liferay, Inc.

Lifetime Healthcare Companies, Inc. - Excellus BlueCross BlueShield

LifeWay Christian Resources

Lighthouse eDiscovery, Inc.

LINAK U.S., Inc.

Lincoln Electric Cutting Systems, Inc.

Lincoln Electric Holdings, Inc.

Lincoln National Corporation

Linear Motion, LLC

Livingston International Prof Svcs LLC

Livingston International, Inc. US

LKQ Corporation

Lloyd’s Register Americas, Inc.

Lloyd’s Register Drilling Integrity Services, Inc.

Lloyd’s Register North America, Inc.

Lloyd’s Register Quality Assurance, Inc.

Lloyd’s Register Technical Services, Inc.

LMI Consulting, LLC

Lockheed Martin Corporation

Loews Corporation

Logicalis, Inc.

Loparex, LLC

LORD Corporation

Los Angeles Community

College District

Love’s Travel Stop & Country Stores

Lower Colorado River Authority

Lowe’s Companies, Inc.

LPL Financial LLC

LS Group Staff

LT Apparel Group

Lucile Packard Children’s Hospital

Lutheran Senior Services

Luvata Ohio, Inc.

LyondellBasell Industries

M&T Bank Corporation

M. Holland Company

Magellan Health, Inc.

Magellan Midstream Partners, L.P.

Magna International of America, Inc.

Magnesita Refractories Company

Magseis FF LLC

Main Line Health, Inc. - Bryn Mawr Hospital

Main Line Health, Inc. - Bryn Mawr Rehabilitation Hospital

Main Line Health, Inc. - Lankenau Medical Center

Main Line Health, Inc. - Main Line Services

Main Line Health, Inc. - Paoli Hospital

Main Line Health, Inc. - Riddle Memorial Hospital

Makhteshim Agan of North America, Inc. d/b/a ADAMA

Mammoth Mountain Ski Area, LLC

Mana Products

ManpowerGroup, Inc.

ManTech International Corporation

Manulife Financial Corporation (US)

MAPFRE U.S.A. Corp.

Maquet Getinge Group

Marken LLP

Marley Engineered Products

Marriott International, Inc.

Mars Food- US

Mars Global Services

Mars Wrigley Confectionary - Americas

Mars, Incorporated

Marsh & McLennan Companies

Marsh & McLennan Companies, Inc. - Marsh

Marsh & McLennan Companies, Inc. - Thomsons Online Benefits, Inc.

Marshfield Clinic Health System

Martin Marietta Materials, Inc.

Mary Kay, Inc.

Mary Kay, Inc. - US Division

Maryview Medical Center

Masco Corporation

Massachusetts Institute of Technology - MIT Lincoln Laboratory

MassMutual Life Insurance Company

Mastronardi Produce USA

Matson, Inc.

Matson, Inc. - Matson Logistics

Matthews International Corporation

Matthews Memorialization

Mavenlink, Inc.

MAXIMUS, Inc.

Mayer Brown, LLP

Mayo Foundation for Medical Education and Research

Mayo Foundation for Medical Education and Research - Mayo Clinic Arizona

Mayo Foundation for Medical Education and Research - Mayo Clinic Florida

M-B Companies, Inc.

McCain Foods USA, Inc.

McCrometer

McDermott International, Inc.

81	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

MDU Resources Group, Inc.

Mecklenburg County

Medela LLC

Medical Action Industries

Medline Industries, Inc.

MEDNAX, Inc.

MedStar Health

Memorial Health System

Memorial Healthcare System

Memorial Sloan Kettering Cancer Center

MemorialCare Health System - Orange Coast Memorial Medical Center

Mercedes-Benz Financial Services USA (Executive)

Mercedes-Benz Financial Services USA, LLC

Mercedes-Benz Research & Development North America (Corporate)

Mercedes-Benz U.S. International, Inc. (Executive)

Mercedes-Benz USA, LLC

Mercury Insurance Group

Mercury Plastics LLC

Mercy Health

Mercy Willard Hospital

Meritage Homes Corporation

Meritor, Inc.

Mersen US

Metal Exchange Corporation

MetLife, Inc.

Metrie, Inc.

Metso USA, Inc.

MFS Investment Management

MGM Resorts International

MHK TECH INC.

Michels Corporation

Michigan Farm Bureau

Mid-America Apartment Communities, Inc. (MAA)

MidMichigan Health

MidMichigan Health - MidMichigan Medical Center - Midland

MidMichigan Health - MidMichigan Physicians Group

MidMichigan Medical Center - Alpena

MidMichigan Medical Center - West Branch

Milliken & Company - Healthcare

Milliken and Company

Milliken and Company - Chemical

Milliken and Company - Floor Covering

Milliken and Company - Textile Manufacturing

Minnesota Valley Electric Cooperative

Mirantis Inc.

Mississippi Lime Company

MiTek USA, Inc.

Mitsubishi Nuclear Energy Systems, Inc.

Mitsui & Co. (USA), Inc.

MKOX KONE Inc.

MMGY Global, Inc.

MMM of Florida

Mohawk Industries, Inc.

Molson Coors Beverage Company

Moore & Van Allen, PLLC

Moreno Valley Division

Morsco, Inc.

Mott Corporation

Mt. Juliet Division

MTS Systems Corporation

MTS Systems Corporation Sensors Division

MTS Systems Corporation Test Division

MultiCare Health System

Munich Reinsurance America, Inc./HSB Insurance and Inspection

Munters Corporation

Murphy USA

Mutual of Omaha

Mylan N.V.

Nabors Industries, Ltd.

NantHealth

National CineMedia, Inc.

National CineMedia, LLC

National Express LLC

National Futures Association

National Grid

National Louis University

National Oilwell Varco, Inc.

National Railroad Passenger Corporation (dba Amtrak)

National Rural Electric Cooperative Association

National Rural Utilities Cooperative Finance Corporation (NRUCFC)

Nationwide Children’s Hospital

Nationwide Mutual Insurance Company

Nature’s Bounty Co.

Navicent Health

Navient

naviHealth, Inc.

Navy Federal Credit Union

Neste US, Inc.

New Directions Behavioral Health, LLC

New York Community

Bancorp, Inc.

New York Power Authority

New York University

Newell Brands, Inc.

Newpark Drilling Fluids

Newpark Mats and Integrated Services

Newpark Resources

NewRez LLC

News Corp

NewYork-Presbyterian - Weill Cornell Medical Center

Nexan - AmerCable, Inc.

Nexan - Berk-Tek, LLC

Nexans High Voltage USA, Inc.

NextEra Energy, Inc.

NexTier Oilfield Solutions

Niagara Bottling

NIBCO, Inc.

Nidec Motor Corporation

Nike, Inc.

Nike, Inc. - Converse, Inc.

Nilfisk, Inc.

NiSource, Inc.

Nisum Technologies, Inc.

Nitel, Inc.

Nitta Corporation of America

Nordstrom, Inc.

Norfolk Southern Corporation

Norgren, Inc.

Norris Rods, Inc.

Norriseal-Wellmark, Inc.

North American Bancard Holdings, LLC

Northeastern University

NorthShore University HealthSystem

Northwell Health

Northwestern University

Norton Healthcare

NOVA Chemicals

Novant Health, Inc.

Novelis North America

Novelis, Inc.

Novozymes BioAg, Inc.

Novozymes Blair, Inc.

Novozymes North America, Inc.

NOW Health Group, Inc.

NRT, LLC

nThrive

Nu Skin Enterprises, Inc.

NuSil Technology LLC

NuStar Energy, L.P.

Nutrien, Ltd. - US

nVent (US)

NVR, Inc.

O&M Halyard, Inc.

Oak Creek Division

Ocado Solutions USA Incorporated

Ocwen Financial Corporation

O’Fallon Division

Office of Planning and Budget

OGE Energy Corp.

Oglethorpe Power Corporation

Ohio National Financial Services, Inc.

Ohio University - Office of Information Technology

Oil Search (Alaska), LLC

Olathe Division

Old Dominion Electric Cooperative

Old Dominion University Research Foundation

Oldcastle APG

Oldcastle BuildingEnvelope, Inc.

Oldcastle Infrastructure

OMNOVA Solutions, Inc.

ONE Gas, Inc.

One10

OneMain Financial

OneSource Virtual

OnPoint Group

OOCL (USA) Inc.

Open Society Foundations

Orange County Public Schools

OraSure Technologies

O’Reilly Automotive, Inc.

Orrick, Herrington & Sutcliffe, LLP

Oshkosh Access Equipment

Oshkosh Commercial

Oshkosh Corporation

Oshkosh Defense

OSI Industries, LLC

Otter Products, LLC

82	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

OU Medicine

Our Lady of Lourdes Memorial Hospital

Owens & Minor Distribution Inc.

Owens & Minor Medical Inc.

Owens Corning

Oxford Industries, Inc.

Oxford Industries, Inc. - Lilly Pulitzer

Oxford Industries, Inc. - Tommy Bahama Group

P2 Energy Solutions, Inc.

PACCAR, Inc.

PACCAR, Inc. - Kenworth Truck Company

PACCAR, Inc. - PACCAR Financial

PACCAR, Inc. - PACCAR Leasing

PACCAR, Inc. - Parts

PACCAR, Inc. - Peterbilt Motors Company

PacifiCorp

Packaging Corporation of America

Packaging Corporation of America - Packaging

Packaging Corporation of America - White Paper

Pall

Panasonic Avionics Corporation

Panasonic Corporation of North America

Pandora Jewelry, LLC

Parker Hannifin Corporation

Parker Hannifin Corporation - Industrial

Parkland Health & Hospital System

Parkland USA

Pathway Vet Alliance, LLC

Pavement Maintenance Systems LLC

Pax8, Inc.

Paychex, Inc.

Payoneer, Inc.

PayPal Holdings, Inc.

PCC Structurals, Inc. (SSBO)

PCS Ferguson, Inc.

Peabody Energy Corporation

Pearson Education

Penn State Health

Pentair, Inc.

Pentair, Inc. - Consumer Solutions

Pentair, Inc. - Industrial & Flow Technologies

People’s United Financial, Inc.

PepsiCo, Inc.

Perdoceo Education Corporation

Perdoceo Education Corporation - American Intercontinental University

Perdoceo Education Corporation - Colorado Technical University

Perfetti Van Melle USA

Performance Food Group

Performance Food Group - PFG Customized Distribution

Performance Food Group - Vistar

Performance Transportation, LLC

Perrigo Company, Plc - Perrigo Company (US)

Perrigo Company, Plc - Ranir

Pet Nutrition - NA

PETCO Animal Supplies, Inc.

Petersburg Division

PETNET Solutions, Inc.

PFG Specialty, Inc.

Pfizer, Inc.

PGIM, Inc.

Pharmaceutical Product Development, LLC

Pharmavite, LLC

Philadelphia Insurance Companies

Philip Morris International, Inc.

Philips North America - Healthcare

Piedmont Columbus Regional

Piedmont Columbus Regional - Midtown Campus

Piedmont Healthcare

Piedmont Healthcare - Piedmont Athens Regional

Piedmont Healthcare - Piedmont Atlanta Hospital

Piedmont Healthcare - Piedmont Fayette Hospital

Piedmont Healthcare - Piedmont Heart Institute

Piedmont Healthcare - Piedmont Henry Hospital

Piedmont Healthcare - Piedmont Newnan Hospital

Piedmont Healthcare - Piedmont Newton Hospital

Piedmont Healthcare - Piedmont Rockdale Hospital

Piedmont Healthcare - Piedmont Walton Hospital

Pierce Manufacturing, Inc.

Pilot Corporation of America

Pinnacle Biologics

Pioneer Natural Resources Co.

PJM Interconnection, LLC

Plante & Moran, PLLC

PlayerLync LLC

Polaris Industries, Inc.

PolyOne Corporation

PolyOne Corporation - Distribution

PolyOne Corporation - Global Color, Additives and Inks

PolyOne Corporation - Global Specialty Engineered Materials

Polypore International

Port of Houston

Port of Portland

Portescap

Post Holdings, Inc.

Post Holdings, Inc. - 8th Avenue

Post Holdings, Inc. - BellRing Brands

Post Holdings, Inc. - Bob Evans Farms, Inc.

Post Holdings, Inc. - Dymatize Enterprises, LLC

Post Holdings, Inc. - Michael Foods

Post Holdings, Inc. - Post Consumer Brands

Post Holdings, Inc. - Premier Nutrition Corporation

PPG Industries, Inc.

PRA Group

Praxair, Inc.

Precision Building Systems

Precision Drilling Corporation

Precision Founders, Inc.

Premier, Inc.

Pre-Paid Legal Services, Inc. dba LegalShield

Presbyterian Healthcare Services

Pressure-Pro

PricewaterhouseCoopers, LLP

Prime Therapeutics, LLC

Principal Financial Group

Progressive Corporation

Prologis, Inc.

Propell AMERICAN LLC

Protective Life Corporation

Protective Life Corporation - Asset Protection Division

Protective Life Corporation - Life & Annuity Division

Providence Health & Services - Oregon

Providence Health & Services - Providence Health Plans

Providence Hospital

Proximo Spirits

Prudential Financial, Inc.

Prudential Insurance Company of America, Inc.

Prudential International Insurance Service Company, LLC

PSAV

PSCU, Inc.

Public Company Accounting Oversight Board

Public Service Enterprise Group, Inc.

PulteGroup, Inc.

Purolator International, Inc.

QBE Americas, Inc.

QED International Technologies, Inc.

QEP Resources, Inc.

QIC US Management, Inc.

Quaker Houghton

QualTex Laboratories

Quantitative Management Associates, LLC

Quantum Health, Inc.

Quartzdyne, Inc.

QVC, Inc.

RaceTrac Petroleum

Rackspace US, Inc.

Radial Inc.

Radian Group, Inc.

Radisson Hotel Group

Raising Cane’s USA, LLC

RAND Corporation

Randstad North America, Inc.

Range Resources Corp.

RATP Dev USA

RBC Wealth Management

Realogy Franchise Group

Realogy Holdings Corporation

Reckitt Benckiser, Inc.

Recreational Equipment, Inc.

Red Bull Distribution Company, Inc., USA

Red Bull North America

Regal Beloit Corporation

Regency Centers Corporation

Regeneron Pharmaceuticals, Inc.

REHAU, Inc.

Reinsurance Group of America, Inc.

Reliable Biopharmaceutical

Renaissance Electronic Services

83	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Renaissance Reinsurance U.S., Inc.

RentPath

Republic National Distributing Company

Republic Services

Resideo

Restoration Hardware (RH)

Resurgent Capital Services

Rexnord Corp.

Rexnord Corp. - Aerospace

Rexnord Corp. - PT

Rexnord Corp. - Specialty Components

Rexnord Corp. - Water Management

Reynolds American, Inc.

Rheem Manufacturing Company, Inc.

RHI US, Ltd.

Rich Products Corporation

Rimrock Corporation

Rite Aid Corporation

RLI Insurance Company

Robert Family Holdings

Rocket Homes Real Estate, LLC

Rockwell Automation, Inc.

Rocky Mountain Institute

Roll Forming Corporation

Rollmet

Rosenberg Division

Royal Bank of Canada - City National Bank

Royal Canin - Americas

Royal Canin - US

Royal Palm Beach Division

RSM US, LLP

RTSS US

Rubi Tools USA, Inc.

Rudolph Foods Company, Inc.

Rush University Medical Center

Rutgers Cancer Institute of New Jersey

Rutgers New Jersey Medical School

Rutgers Robert Wood Johnson Medical School

Rutgers School of Dental Medicine

Rutgers School of Health Professions

Rutgers School of Public Health

Rutgers University

Rutgers University Behavioral Health Care

Ryan Specialty Group, LLC

Ryerson Holding Corp.

S&C Electric Company

Sacred Heart Health System Inc.

Saint John Medical Center

Saint Luke’s Health System

Saint Luke’s Health System - Bishop Spencer Place

Saint Luke’s Health System - Hedrick Medical Center

Saint Luke’s Health System - Saint Luke’s Cushing Hospital

Saint Luke’s Health System - Saint Luke’s East Hospital

Saint Luke’s Health System - Saint Luke’s Home Care and Hospice

Saint Luke’s Health System - Saint Luke’s Hospital of Kansas City

Saint Luke’s Health System - Saint Luke’s North Hospital- Barry Road

Saint Luke’s Health System - Saint Luke’s Physicians Group

Saint Luke’s Health System - Saint Luke’s South Hospital

Saint Thomas River Park Hospital

Salisbury Division

Sally Beauty Supply

Samsung Austin Semiconductor Samtec, Inc.

San Antonio Water System

Sandvik, Inc.

Saputo Cheese USA, Inc.

Saputo Dairy Foods USA, LLC

Savannah River Remediation, LLC

Savers, Inc.

Saxonburg Division

Sazerac Company, Inc.

Schaeffler Technologies AG & Co. KG - Schaeffler Group USA, Inc.

Schaeffler Technologies AG & Co. KG - Schaeffler Transmission Systems, LLC

Schafer Industries

Schenker, Inc.

Schindler Elevator Corporation

Schlumberger Limited - Schlumberger Oilfield Services

SchoolsFirst Federal Credit Union

Schuff Steel Company

Schwarze Industries

Sciex

SCP Health

Scripps Health

SDL United States

Seaboard Corporation

Seadrill Management Ltd

Seagull Scientific HQ

Seattle Children’s Hospital

Securian Financial Group

Sempermed USA, Inc.

Sempra Energy

Sempra Energy - San Diego Gas & Electric

Sempra Energy - Sempra Infrastructure, LLC

Sempra Energy - Southern California Gas Company

Sentara Healthcare

Sentry Insurance

Sequa Corporation - Chromalloy Gas Turbine LLC

Serco, Inc.

Servco Pacific, Inc.

Service Corporation International

Service Distributing, Inc. - E. & J. Gallo Winery

Seton Family of Hospitals

Setpoint

SGK Brand Solutions

Sharon Tube

Sharp Electronics Corporation

Shawcor - Composite Production Systems

Shawcor - Integrity Management

Shawcor - Pipeline Performance

Shawcor, Ltd.

Shepherd Chemical Company

Shepherd Color Company

Shepherd Material Science Company

Shiseido Americas Corporation

Shook, Hardy & Bacon, LLP

Shultz Steel

Shutterfly, Inc.

SI Group, Inc.

Sidel US

Sidley Austin, LLP

Siegwerk EIC LLC

Siegwerk USA Co.

Siemens Corporation

Siemens Energy, Inc.

Siemens Energy, Inc. - Dist Gen (PRW)

Siemens Energy, Inc. - Fossil Products (OPP)

Siemens Energy, Inc. - Oil& Gas (PT2)

Siemens Financial Services, Inc.

Siemens Generation Services Company

Siemens Government Technologies, Inc.

Siemens Government Technologies, Inc., Dresser-Rand

Siemens Healthcare Diagnostics, Inc.

Siemens Industry, Inc.

Siemens Medical Solutions USA, Inc.

Siemens Mobility, Inc.

Signify North America Corporation

Simon

Simpson Manufacturing Co., Inc.

Simpson Strong-Tie Company, Inc.

Sims Metal Management, Ltd.

Sinclair Broadcast Group, Inc.

Sitel Group

Sivantos, Inc.

SKF USA, Inc.

Smart Button Associates Inc.

Smithfield Foods

SMS, Inc. - Customer Solutions Group

Snowshoe Mountain, Inc.

Society Insurance

Society of Petroleum Engineers

Sodexo USA

Software Brokers of America

Sonoco Products

Sound Transit

South Ranch, Inc.

South Texas Blood & Tissue Center

South Western Communications, LLC

South Windsor Division

Southern Company - Alabama Power Company

Southern Company - Mississippi Power Company

Southern Company - Southern Company GAS

Southern Company - Southern Company Services

Southern Company - Southern Power Company

Southern Company - SouthernLINC Wireless

Southern New Hampshire Health

84	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

Southern New Hampshire University

Southland Industries

Sparrow Health System

SpartanNash Company

Spectrum Brands Holdings, Inc.

Spencer Gifts, LLC

SPI Pharma, Inc.

Spin Master, Ltd.

Spirax-Sarco, Inc.

SPIRIT Global Energy Solutions, Inc.

Springfield Division

SPX Cooling Technologies

SPX Corporation

SPX Transformer Solutions, Inc.

SRS Distribution

SSM Health

SSM Health - Dean Health Plan

SSM Health - SSM Integrated Health Technologies

St. Agnes Healthcare, Inc.

St. Elizabeth Health Center

St. Elizabeth Healthcare

St. Luke’s Health System - Saint Luke’s Boise Medical Center

St. Vincent Medical Group, Inc.

St. Vincent’s Health System

St. Vincent’s Riverside Hospital

Stampin’ Up!, Inc.

Stancorp Financial Group

Stanford University - Stanford Health Care

Stanley Oil & Gas

Stantec, Inc.

Star Tribune Media Company LLC

Starbucks Corporation

Starkey Hearing Technologies, Inc.

State Farm Insurance

State of North Carolina

State Teachers Retirement System of Ohio

Steamboat Ski & Resort Corporation

Steelcase, Inc.

Stella - Blue Cross Blue Shield Minnesota

Stepan Company

STERIS, PLC

Stewart Title Guaranty Company

Stewart Title Insurance Company

Stone Supplier, Inc.

Stoneridge, Inc.

Storck USA L.P.

Stryker Corporation

Stryker Corporation - Endoscopy

Stryker Corporation - GQO Group

Stryker Corporation - Instruments

Stryker Corporation - Joint Replacement

Stryker Corporation - MDSG

Stryker Corporation - Medical

Stryker Corporation - Neurovascular

Stryker Corporation - Orthopaedics and Spine

Stryker Corporation - Spine

Stryker Corporation - Stryker Craniomaxillofacial (CMF)

Stryker Corporation - Sustainability Solutions

Stryker Corporation - Trauma and Extremities

Subsplash, Inc.

Suburban Propane Partners, LP

Sully-Miller Contracting Co.

Sulzer Chemtech USA, Inc. - Tulsa, Oklahoma

Sulzer Electro-Mechanical Services (US), Inc.

Sulzer Pump Services Houston

Sulzer Pumps Houston

Sulzer Pumps Solutions, Inc.

Sulzer Turbo Services Houston, Inc.

Sulzer US Holding, Inc.

Sumitomo Electric - Sumitomo Electric U.S.A. Holdings, Inc.

Summa Health

Sun Life Financial U.S.

Sunbelt Rentals, Inc.

Superior Energy Services, Inc.

Superior Industries

Surescripts LLC

Sutherland

Sutter Health

Sutter Health Shared Services

Svendborg Brakes

Swagelok Company

Swarovski North America, Ltd.

Swedish Match, US Division

SYKES Enterprises Inc.

Symetra Financial Corporation

syncreon America Inc.

Syneos Health, Inc.

Syngenta

Syniverse Technologies LLC

Synovus Financial Corporation

Sysco Corporation

T. Rowe Price Group, Inc.

Tampa General Hospital

Tate & Lyle Americas, LLC

Tate & Lyle Ingredients Americas, LLC

Tate & Lyle North America, Inc.

Tate & Lyle Sucralose, LLC

TaxAct, Inc.

Taylor Morrison Home Corporation

TaylorMade Golf Company

TBC Corporation

TBC Distribution

TBC Franchise Division

TCF National Bank

TCI International, Inc.

TD Bank, N.A.

Tea Forte, Inc.

Technical Transportation, Inc.

Teijin Holdings USA, Inc.

Teknor Apex Company

Telephone & Data Systems, Inc. - TDS Telecommunications Corp.

Telephone & Data Systems, Inc. - U. S. Cellular

TELUS International

Temple University

Tenaris, Inc. USA

Tenet Healthcare Corporation

Tennant Company

Tennessee Rand, Inc.

Terracon Consultants, Inc.

Terumo BCT, Inc.

Texas Capital Bancshares, Inc.

Texas Christian University

Texas Health Resources, Inc.

Texas Mutual Insurance Company

Textron, Inc.

Textron, Inc. - Airborne Solutions

Textron, Inc. - Bell Helicopter

Textron, Inc. - Kautex

Textron, Inc. - Textron Aviation

Textron, Inc. - Textron Financial Corporation

Textron, Inc. - Textron Specialized Vehicles

Textron, Inc. - Textron Systems

Textron, Inc. - TRU Simulation & Training

TFS

TGS-NOPEC Geophysical Company

The Allstate Corporation

The American College of Surgeons

The AmeriHealth Caritas Family of Companies

The Boeing Company

The Boeing Company - Insitu, Inc.

The Capital Group Companies, Inc.

The Chamberlain Group, Inc.

The Children’s Hospital of Philadelphia

The Children’s Mercy Hospital

The Children’s Place, Inc.

The Church of Jesus Christ of Latter-day Saints

The Coca-Cola Company

The Commonwealth of Virginia - Department of Accounts

The Commonwealth of Virginia - Department of Aviation

The Commonwealth of Virginia - Department of Corrections

The Commonwealth of Virginia - Department of Motor Vehicles

The Commonwealth of Virginia - Department of Small Business and Supplier Diversity

The Commonwealth of Virginia - Department of the Treasury

The Commonwealth of Virginia - Virginia Department of Agriculture and Consumer Services

The Commonwealth of Virginia - Virginia Department of Health

The Doctors Company

The E.W. Scripps Company

The E.W. Scripps Company - Stitcher

The Emirates Group

The Freeman Company

The Gilbert Company LLC

The Golden 1 Credit Union

The Guardian Life Insurance Company of America

The Hartz Mountain Corporation

The Heritage Group

The Hershey Company

The Irvine Company, LLC

The J. M. Smucker Company

The Jackson Laboratory

The Johns Hopkins University

The Joint Commission

85	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

The Jones Financial Companies, L.L.L.P

The Lubrizol Corporation

The Main Street America Group

The Manitowoc Company, Inc.

The Marley-Wylain Company

The MITRE Corporation

The Mosaic Company

The National Academies of Sciences, Engineering, and Medicine

The Nordam Group LLC

The Northwestern Mutual Life Insurance Company

The Ohio State University Wexner Medical Center

The Options Clearing Corporation

The Pennsylvania State University

The Sherwin Williams Co - Performance Coatings Grp, Global Packaging, Coating Resins & Colorants

The Sherwin Williams Company - Consumer Brands Group

The Sherwin Williams Company - Consumer Brands Group, Consumer North America Division

The Sherwin Williams Company - Corporate Division

The Sherwin Williams Company - Global Supply Chain

The Sherwin Williams Company - Performance Coatings Group

The Sherwin Williams Company - Performance Coatings Group, General Industrial

The Sherwin Williams Company - Performance Coatings Group, Global Packaging

The Sherwin Williams Company - Performance Coatings Group, Global Packaging, Coil Coatings Business

The Sherwin Williams Company - Performance Coatings Group, Industrial Wood

The Sherwin-Williams Company - Performance Coatings Group, Automotive

The Sherwin-Williams Company - Performance Coatings Group, Protective & Marine

The Sherwin-Williams Company - The Americas Group

The Sundt Companies, Inc.

The Timken Company

The Travelers Companies, Inc.

The University of Alabama at Birmingham

The University of Chicago

The University of Texas System

The University of Texas System - The University of Texas at Arlington

The University of Texas System - The University of Texas at Dallas

The University of Texas System - The University of Texas at El Paso

The University of Texas System - The University of Texas at San Antonio

The University of Texas System - The University of Texas Medical Branch at Galveston

The University of Texas System - The University of Texas Rio Grande Valley

The University of Texas System - University of Texas Health Science Center at Houston

The University of Texas System - University of Texas Health Science Center at San Antonio

The University of Texas System - University of Texas Health Science Center at Tyler

The University of Texas System - University of Texas Southwestern Medical Center

The Vanguard Group, Inc.

The Walt Disney Company - Disney Parks, Experiences & Products

The Washington Post

The Williams Companies, Inc.

Thermon Group Holdings, Inc.

Theta Oilfield Services, Inc.

Thomson

Thrivent Financial

ThyssenKrupp AG (US)

Thyssenkrupp Elevator (US)

Title Resource Group

TMEIC Corporation

TMI Climate Solutions, Inc.

T-Mobile US, Inc.

Toshiba America, Inc.

Toyota Boshoku America, Inc.

Toyota Tsusho Nexty Electronics America, Inc.

TPC Group, LLC

TPI Composites, Inc.

Tractor Supply Company

Transamerica - Life

Insurance Company

TransMontaigne Partners LLC

Trans-Pak, Inc.

Transportation Technology Center Inc.

Tredegar Corporation - Tredegar Film Products

TreeHouse Foods, Inc.

Trelleborg Marine Systems North America Inc.

Trelleborg Offshore Boston, Inc.

Trelleborg Wheel Systems Americas, Inc.

Trex Company, Inc.

TriHealth, Inc.

TRIMEDX

Trinchero Family Estates dba Sutter Home Winery

Trinity Church Wall Street

Trinseo

Trojan

True Partners Consulting LLC

TrueSource

Tru-Flex. LLC

Truman Medical Centers

TTEC Holdings, Inc.

Tufts University

Tully Division

Tupperware Brands Corporation

Turner Broadcasting System, Inc.

TÜV SÜD America Inc.

U.S. Xpress Enterprises, Inc.

Uber

UCHealth

UChicago Medicine

UGN, Inc.

Ulteig Engineers, Inc.

Ultimate Medical Academy, LLC

UMB Financial Corporation

UMUC VENTURES

Under Armour

United Parcel Service, Inc.

United Properties Investment, LLC

United Rentals, Inc.

United States Olympic Committee

United States Steel Corporation

United States Sugar Corporation

UnitedHealth Group

UnitedHealth Group - Surgical Care Affiliates

Unity Point Health - System Services

Universal Health Services, Inc.

University of California

University of California - Berkeley

University of California - Davis

University of California - Irvine

University of California - Los Angeles

University of California - Merced

University of California - Riverside

University of California - San Diego

University of California - San Francisco

University of California - Santa Barbara

University of California - Santa Cruz

University of Central Florida

University of Florida

University of Maryland Medical System

University of Massachusetts

Medical School

University of Miami

University of Miami Miller School of Medicine & UHealth System

University of Michigan

University of Notre Dame

University of Pennsylvania

University of Pennsylvania Health System

University of Pittsburgh

University of Pittsburgh Medical Center

University of Richmond

University of Southern California

University of Virginia

University of Wisconsin Credit Union

Upfield Sourcing US Inc.

Upfield US Inc.

UPM Other Operations

UPM-Kymmene, Inc. - Biorefining

UPM-Kymmene, Inc. - Paper ENA

UPM-Kymmene, Inc. - Raflatac, Inc.

UPM-Kymmene, Inc. - Specialty Papers

Uponor, Inc.

US LBM Holdings

US Synthetic Corporation

USA Financial Corporation

USANA Health Sciences, Inc.

US-Tetra Pak Materials LLC

86	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

US-Tetra Pak, Inc.

US-TP Global IM Americas, Inc.

US-TP Proc Equipment, Inc.

Utah Transit Authority

UTC Corporate

UW Health

Valassis

Valero Energy Corporation

Vallourec Star, LP

Vallourec Tube Alloy

Vallourec USA Corporation

Valmet, Inc.

Valparaiso Division

VAM USA

Van Metre Companies, Inc.

Vanderbilt University

Vanderbilt University Medical Center

Varel International Energy Services

VELUX America, LLC

VELUX Design and Development USA, LLC

VELUX Greenwood, LLC

Ventas, Inc.

Ventera Corporation

Ventura Foods, LLC

Veritiv Corporation

Verra Mobility

Verso Corporation

Vestas Americas A/S

VF Corporation

VF Corporation - Altra

VF Corporation - JanSport

VF Corporation - Kipling

VF Corporation - Outdoor

VF Corporation - Smartwool

VF Corporation - The North Face

VF Corporation - Timberland

VF Corporation - Vans

VF Corporation - Williamson-Dickie

VF Corporation - Workwear

Via Christi Health Inc.

Victorian Finance, LLC

Videojet

Vinson & Elkins, LLP

Virginia Commonwealth University Health System (VCUHS)

Virtua Health, Inc.

Vision Service Plan - Eyefinity

Vision Service Plan - Marchon Eyewear

Vision Service Plan - VSP Optics Group

Vision Service Plan - VSP Retail

Vision Service Plan - VSP Vision Care

Vision Service Plan Global

Viskase Companies, Inc.

Visteon Corporation

Vistra Energy

Vistra Energy - TXU Energy

Vital Proteins LLC

Vitamix Holdings Co

Volkswagen Credit, Inc.

Volkswagen Group of America, Inc.

Voya Financial, Inc.

VWR International, LLC

W. L. Gore & Associates, Inc.

Walgreens Boots Alliance, Inc. - Walgreen Co.

Wal-Mart Stores, Inc.

Washington Education Telecommunications Association (WETA)

Washington University in St. Louis

Waste Management, Inc.

Wayne Farms, Inc.

Wayne Trail Technologies

Waystar

Web.com

Webasto Roof Systems Americas

Webberville Division

Weber-Stephen Products LLC

Webster Financial Corporation

Webster Financial Corporation - HSA Bank

Wegmans Food Markets, Inc.

Weir Minerals North America - Madison

Welbilt, Inc.

Wellmark BlueCross BlueShield

Wells Enterprises, Inc.

Wells Fargo & Company

WellSpan Health

WESCO International, Inc.

West Bend Mutual Insurance Company

West Coast University

West Fraser Inc.

West Pharmaceutical Services, Inc.

West Virginia Higher Education Policy Commission

Western & Southern Financial Group

Western Digital Corporation

Western Growers Assurance Trust

Western Milling LLC

Western National Group

Western Tube

Western Union Corporation

Westerra Credit Union

Westfield Insurance

Westfield LLC

Westinghouse Electric Co

WestRock Company

Weyerhaeuser

Weyerhaeuser / Timberlands Division

Weyerhaeuser / Wood Products Division

WG Investment Castings-Groton

WGL Holdings, Inc. - Washington Gas

Whataburger Restaurants

Wheatland Tube (Electric)

Wheaton Franciscan Healthcare

Whirlpool Corporation

Wichita Clutch

WideOpenWest, Inc.

William Marsh Rice University

Williams Lea Inc.

Wilmer Cutler Pickering Hale and Dorr, LLP

Windrock, Inc.

Winpak Portion Packaging Inc.

WireCo WorldGroup

Wismettac Asian Foods Inc.

Wolf Robotics LLC

Woodbridge Sales and Engineering, Inc.

WoodmenLife

Woodward, Inc.

World Vision, Inc.

World Wide Technology Holding Inc.

WSP USA

WunderLand

Wycliffe Bible Translators, Inc.

Wyman-Gordon - Grafton

Wyman-Gordon - Houston

Wyndham Destinations, Inc.

Wyndham Worldwide - Wyndham Hotels and Resorts

Xcel Energy, Inc.

XPO Logistics Corporate

X-Rite

Xylem Inc.

Yale-New Haven Health System

Yanfeng US Automotive Interior Systems I LLC

Yanfeng US Automotive Interior Systems II LLC

Yanfeng USA Automotive Trim Systems, Inc.

Yazaki North America, Inc.

Young Living Essential Oils

Z Modular

Zachry Group, Inc.

Zekelman Industries, Inc.

Zendesk, Inc.

Zimmer Biomet Holdings, Inc.

Zobele USA

Zovio, Inc.

Zulily

Zumba Fitness, LLC

Zume, Inc.

Zurich North America

87	Appendix B	Notice of 2023 Annual Meeting & Proxy Statement // ESCO Technologies Inc.

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Online

Votes submitted electronically must be received by 1:00 a.m., Eastern Standard Time, on February 3, 2023.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the ESCO Technologies Inc. 2023 Annual Shareholder Meeting to be Held on February 3, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 proxy statement and annual report to shareholders are available at:

www.investorvote.com/ESE

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/ESE.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before January 21, 2023 to facilitate timely delivery.

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w w w .. i n v e s t o r v o t e .. c o m / E S E S t e p 1 : Go to w w w .. i n v e s t o r v o t e .. c o m / E S E .. S t e p 2 : Click on the icon on the right to view meeting materials.S t e p 3 : Return to the investorvote.com window and follow the instructions on the screen to log in.O n l i n e Go to w w w .. i n v e s t o r v o t e .. c o m / E S E or scan the QR code — login details are locatedin the shaded bar below.T h e S a m p l e C o m p a n y S h a r e h o l d e r M e e t i n g N o t i c e 03PU5B ++I m p o r t a n t N o t i c e R e g a r d i n g t h e A v a i l a b i l i t y o f P r o x y M a t e r i a l s f o r t h e E S C O T e c h n o l o g i e s I n c .. 2 0 2 3 A n n u a l S h a r e h o l d e r M e e t i n g t o b e H e l d o n F e b r u a r y 3 , 2 0 2 3 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annualshareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! T h i s c o m m u n i c a t i o n p r e s e n t s o n l y a n o v e r v i e w o f t h e m o r e c o m p l e t e p r o x y m a t e r i a l s t h a t a r e a v a i l a b l e t o y o u o n t h e I n t e r n e t .. W e e n c o u r a g e y o u t o a c c e s s a n d r e v i e w a l l o f t h e i m p o r t a n t i n f o r m a t i o n c o n t a i n e d i n t h e p r o x y m a t e r i a l s b e f o r e v o t i n g .. T h e 2 0 2 2 p r o x y s t a t e m e n t a n d a n n u a l r e p o r t t o s h a r e h o l d e r s a r e a v a i l a b l e a t : O b t a i n i n g a C o p y o f t h e P r o x y M a t e r i a l s – I f y o u w a n t t o r e c e i v e a c o p y o f t h e p r o x y m a t e r i a l s , y o u m u s t r e q u e s t o n e .. T h e r e i s n o c h a r g e t o y o u f o r r e q u e s t i n g a c o p y .. P l e a s e m a k e y o u r r e q u e s t a s i n s t r u c t e d o n t h e r e v e r s e s i d e o n o r b e f o r e J a n u a r y 2 1 , 2 0 2 3 t o f a c i l i t a t e t i m e l y d e l i v e r y .. 2NOT E a s y O n l i n e A c c e s s — V i e w y o u r p r o x y m a t e r i a l s a n d v o t e .. W h e n y o u g o o n l i n e , y o u c a n a l s o h e l p t h e e n v i r o n m e n t b y c o n s e n t i n g t o r e c e i v e e l e c t r o n i c d e l i v e r y o f f u t u r e m a t e r i a l s .. V o t e s s u b m i t t e d e l e c t r o n i c a l l y m u s t b e r e c e i v e d b y 1 : 0 0 a .. m .. , E a s t e r n S t a n d a r d T i m e , o n F e b r u a r y 3 , 2 0 2 3 .. S t e p 4 : Make your selections as instructed on each screen for your delivery preferences.S t e p 5 : Vote your shares.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below.If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE:You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.— Internet – Go to www.investorvote.com/ESE.— Phone – Call us free of charge at 1-866-641-4276.— Email– Send an email to investorvote@computershare.com with “Proxy Materials ESCO Technologies Inc.” in the subject line. Includeyour full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy ofthe meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by January 21, 2023.The 2023 Annual Meeting of Shareholders of ESCO Technologies Inc. will be held on February 3, 2023 at the Westlake Village Inn,31943 Agoura Road, Westlake Village, California 91361, beginning at 8:00 A.M. Pacific Standard Time.Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2, 3, 5 and every 1 YEAR on Proposal 4: 1.To elect Patrick M. Dewar, Vinod M. Khilnani and Robert J. Phillippy as directors of the company to serve for three-year terms expiring in 2026. 2.To approve an extension and certain amendments of the Company’s 2018 Omnibus Incentive Plan 3.Say on Pay – an advisory vote to approve the compensation of the Company’s executive officers 4.Say on Pay Frequency – an advisory vote on the frequency of the advisory votes on executive compensation 5.To ratify the appointment of the Company’s independent registered public accounting firm for the 2023 fiscal yearPLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials toreceive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Shareholder Meeting Notice

ESCO TECHNOLOGIES

VOTE

Your vote matters – here's how to vote!

Votes submitted electronically must be received by 1:00 A.M., Eastern Standard Time, on February 3, 2023.

Online
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Annual Meeting Proxy Card

1. Election of Directors:

	For	Withhold
01 - Patrick M. Dewar	☐	☐
02 - Vinod M. Khilnani	☐	☐
03 - Robert J. Phillippy	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Say on Pay Frequency - an advisory vote on the frequency of the advisory votes on executive compensation	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

1 U P X

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4. Say on Pay Frequency – an advisory vote on thefrequency of the advisory votes on executivecompensation2 Y e a r s 3 Y e a r s A b s t a i n 1 Y e a r P r o p o s a l s — T h e B o a r d o f D i r e c t o r s r e c o m m e n d a v o t e F O R a l l t h e n o m i n e e s l i s t e d , F O R P r o p o s a l s X – X a n d f o r e v e r y X Y E A R S o n P r o p o s a l X .. 01 - Patrick M. Dewar02 - Vinod M. Khilnani F o r W i t h h o l d F o r W i t h h o l d 1UPX03 - Robert J. Phillippy F o r W i t h h o l d Using a b l a c k i n k pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. 03PU3B ++P r o p o s a l s — T h e B o a r d r e c o m m e n d s a v o t e F O R a l l n o m i n e e s a n d F O R P r o p o s a l s 2 , 3 , 5 a n d f o r e v e r y 1 Y E A R o n P r o p o s a l 4 .. A 2. To approve an extension and certain amendments of theCompany’s 2018 Omnibus Incentive Plan 3. Say on Pay – an advisory vote to approve the compensation ofthe Company’s executive officers1. Election of Directors:F o r A g a i n s t A b s t a i n Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signing on behalf of an entity, please sign in entity name by authorized officer or other authorized person and give full title.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. A u t h o r i z e d S i g n a t u r e s — T h i s s e c t i o n m u s t b e c o m p l e t e d f o r y o u r v o t e t o b e c o u n t e d .. — D a t e a n d S i g n B e l o w B qI F V O T I N G B Y M A I L , S I G N , D E T A C H A N D R E T U R N T H E B O T T O M P O R T I O N I N T H E E N C L O S E D E N V E L O P E .. qA n n u a l M e e t i n g P r o x y C a r d F o r A g a i n s t A b s t a i n 5. To ratify the appointment of the Company’s independentregistered public accounting firm for the 2023 fiscal year You may vote online or by phone instead of mailing this card. O n l i n e Go to w w w .. i n v e s t o r v o t e .. c o m / E S E or scan the QR code — login details arelocated in the shaded bar below.S a v e p a p e r , t i m e a n d m o n e y ! S i g n u p f o r e l e c t r o n i c d e l i v e r y a t w w w .. i n v e s t o r v o t e .. c o m / E S E P h o n e Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada V o t e s s u b m i t t e d e l e c t r o n i c a l l y m u s t b e r e c e i v e d b y 1 : 0 0 A .. M .. , E a s t e r n S t a n d a r d T i m e , o n F e b r u a r y 3 , 2 0 2 3 .. Y o u r v o t e m a t t e r s – h e r e ’ s h o w t o v o t e !

Small steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ESENotice of 2023 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — February 3, 2023Christopher L. Tucker and David M. Schatz, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of theundersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of ESCO Technologies Inc. to beheld on February 3, 2023 at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, California 91361, beginning at 8:00 A.M. Pacific Standard Time, and at any postponement or adjournment thereof.Shares represented by this proxy will be voted as indicated hereon by the shareholder. If no such directions are indicated, the Proxies will have authority tovote FOR all nominees and FOR Proposals 2, 3, 5 and for every 1 YEAR on Proposal 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Proxy — ESCO Technologies Inc.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Non-Voting Items C ++ Change of Address —Please print new address below. Comments— Please print your comments below. Meeting AttendanceMark box to the right if you plan to attend the Annual Meeting.